                                                                    Exhibit 4.4


                                                                 EXECUTION COPY




                                NATIONSRENT, INC.
                                   AS ISSUER,


                                       and


                                 THE GUARANTORS
                                (DEFINED HEREIN)


                                       and


                              THE BANK OF NEW YORK
                                   AS TRUSTEE


                             ----------------------


                                    INDENTURE


                          Dated as of December 11, 1998


                             ----------------------


                               up to $225,000,000



                    10 3/8% Senior Subordinated Notes due 2008

                                TABLE OF CONTENTS

                                                                                                        PAGE
                                                                                                        ----

ARTICLE ONE                DEFINITIONS AND INCORPORATION BY
                           REFERENCE.......................................................................1
         SECTION 1.01.     Definitions.....................................................................1
         SECTION 1.02.     Incorporation by Reference of TIA..............................................27
         SECTION 1.03.     Rules of Construction..........................................................28

ARTICLE TWO                THE NOTES......................................................................28
         SECTION 2.01.     Form and Dating................................................................28
         SECTION 2.02.     Execution and Authentication;
                           Aggregate Principal Amount.....................................................29
         SECTION 2.03.     Registrar and Paying Agent.....................................................30
         SECTION 2.04.     Paying Agent To Hold Assets in Trust...........................................31
         SECTION 2.05.     Noteholder Lists...............................................................31
         SECTION 2.06.     Transfer and Exchange..........................................................32
         SECTION 2.07.     Replacement Notes..............................................................32
         SECTION 2.08.     Outstanding Notes..............................................................33
         SECTION 2.09.     Treasury Notes.................................................................33
         SECTION 2.10.     Temporary Notes................................................................33
         SECTION 2.11.     Cancellation...................................................................34
         SECTION 2.12.     Defaulted Interest.............................................................34
         SECTION 2.13.     CUSIP Number...................................................................34
         SECTION 2.14.     Deposit of Moneys..............................................................35
         SECTION 2.15.     Book-Entry Provisions for Global Note..........................................35
         SECTION 2.16.     Special Transfer Provisions....................................................36

ARTICLE THREE              REDEMPTION.....................................................................38
         SECTION 3.01.     Notices to Trustee.............................................................38
         SECTION 3.02.     Selection of Notes To Be Redeemed..............................................38
         SECTION 3.03.     Notice of Redemption...........................................................38
         SECTION 3.04.     Effect of Notice of Redemption.................................................39
         SECTION 3.05.     Deposit of Redemption Price....................................................40
         SECTION 3.06.     Notes Redeemed in Part.........................................................40

ARTICLE FOUR               COVENANTS......................................................................40
         SECTION 4.01.     Payment of Notes...............................................................40
         SECTION 4.02.     Maintenance of Office or Agency................................................41
         SECTION 4.03.     Corporate Existence............................................................41
         SECTION 4.04.     Payment of Taxes and Other Claims..............................................41
         SECTION 4.05.     Maintenance of Properties and Insurance........................................41
         SECTION 4.06.     Compliance Certificate; Notice of Default......................................42
         SECTION 4.07.     Compliance with Laws...........................................................43




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


                                                                                                        PAGE
                                                                                                        ----
         SECTION 4.08.     SEC Reports....................................................................43
         SECTION 4.09.     Waiver of Stay, Extension or Usury Laws........................................44
         SECTION 4.10.     Limitation on Restricted Payments..............................................44
         SECTION 4.11.     Limitation on Transactions with Affiliates.....................................46
         SECTION 4.12.     Limitation on Incurrence of Additional
                           Indebtedness...................................................................47
         SECTION 4.13.     Limitation on Dividend and Other Payment
                           Restrictions Affecting Subsidiaries............................................48
         SECTION 4.14.     Prohibition on Incurrence of Senior Subordinated
                           Debt...........................................................................48
         SECTION 4.15.     Change of Control..............................................................49
         SECTION 4.16.     Limitation on Asset Sales......................................................51
         SECTION 4.17.     Limitation on Preferred Stock
                           of Restricted Subsidiaries.....................................................54
         SECTION 4.18.     Limitation on Liens............................................................54
         SECTION 4.19.     Conduct of Business............................................................54
         SECTION 4.20.     Additional Subsidiary Guarantees; Additional
                           Pledge of Foreign Restricted Subsidiary Stock..................................54

ARTICLE FIVE               SUCCESSOR CORPORATION..........................................................55
         SECTION 5.01.     When Company May Merge, Etc....................................................55
         SECTION 5.02.     Successor Corporation Substituted..............................................57

ARTICLE SIX                DEFAULT AND REMEDIES...........................................................57
         SECTION 6.01.     Events of Default..............................................................57
         SECTION 6.02.     Acceleration...................................................................59
         SECTION 6.03.     Other Remedies.................................................................60
         SECTION 6.04.     Waiver of Past Defaults........................................................60
         SECTION 6.05.     Control by Majority............................................................60
         SECTION 6.06.     Limitation on Suits............................................................60
         SECTION 6.07.     Rights of Holders To Receive Payment...........................................61
         SECTION 6.08.     Collection Suit by Trustee.....................................................61
         SECTION 6.09.     Trustee May File Proofs of Claim...............................................62
         SECTION 6.10.     Priorities.....................................................................62
         SECTION 6.11.     Undertaking for Costs..........................................................63
         SECTION 6.12.     Restoration of Rights and Remedies.............................................63

ARTICLE SEVEN              TRUSTEE........................................................................63
         SECTION 7.01.     Duties of Trustee..............................................................63
         SECTION 7.02.     Rights of Trustee..............................................................64
         SECTION 7.03.     Individual Rights of Trustee...................................................66
         SECTION 7.04.     Trustee's Disclaimer...........................................................66
         SECTION 7.05.     Notice of Default..............................................................66




                                                                                                        PAGE
                                                                                                        ----
         SECTION 7.06.     Reports by Trustee to Holders..................................................66
         SECTION 7.07.     Compensation and Indemnity.....................................................67
         SECTION 7.08.     Replacement of Trustee.........................................................68
         SECTION 7.09.     Successor Trustee by Merger, Etc...............................................69
         SECTION 7.10.     Eligibility; Disqualification..................................................69
         SECTION 7.11.     Preferential Collection of Claims Against Company..............................69

ARTICLE EIGHT              DISCHARGE OF INDENTURE; DEFEASANCE.............................................69
         SECTION 8.01.     Termination of the Company's Obligations.......................................69
         SECTION 8.02      Legal Defeasance and Covenant Defeasance.......................................71
         SECTION 8.03.     Conditions to Legal Defeasance
                           or Covenant Defeasance.........................................................72
         SECTION 8.04.     Application of Trust Money.....................................................74
         SECTION 8.05.     Repayment to the Company or the Guarantors.....................................74
         SECTION 8.06.     Satisfaction and Discharge.....................................................75
         SECTION 8.07.     Reinstatement..................................................................75

ARTICLE NINE               AMENDMENTS, SUPPLEMENTS AND WAIVERS............................................76
         SECTION 9.01.     Without Consent of Holders.....................................................76
         SECTION 9.02.     With Consent of Holders........................................................76
         SECTION 9.03.     Effect on Senior Debt..........................................................78
         SECTION 9.04.     Compliance with TIA............................................................78
         SECTION 9.05.     Revocation and Effect of Consents..............................................78
         SECTION 9.06.     Notation on or Exchange of Notes...............................................79
         SECTION 9.07.     Trustee To Sign Amendments, Etc................................................79

ARTICLE TEN                SUBORDINATION..................................................................79
         SECTION 10.01.    Notes Subordinated to Senior Debt of the Company...............................79
         SECTION 10.02.    No Payment on Notes in Certain Circumstances...................................80
         SECTION 10.03.    Payment Over of Proceeds Upon Dissolution, Etc.................................81
         SECTION 10.04.    Payments May Be Paid Prior to Dissolution......................................82
         SECTION 10.05.    Subrogation....................................................................83
         SECTION 10.06.    Obligations of the Company Unconditional.......................................83
         SECTION 10.07.    Notice to Trustee..............................................................84
         SECTION 10.08.    Reliance on Judicial Order or
                           Certificate of Liquidating Agent...............................................84
         SECTION 10.09.    Trustee's Relation to Senior Debt. ............................................85
         SECTION 10.10.    Subordination Rights Not Impaired by Acts or
                           Omissions of the Company or Holders of Senior
                           Debt...........................................................................85
         SECTION 10.11.    Noteholders Authorize Trustee To
                           Effectuate Subordination of Notes..............................................86


                                                                                                        PAGE
                                                                                                        ----
         SECTION 10.12.    This Article Ten Not To
                           Prevent Events of Default......................................................86
         SECTION 10.13.    Trustee's Compensation Not Prejudiced..........................................87

ARTICLE ELEVEN             GUARANTEES.....................................................................87
         SECTION 11.01.    Unconditional Guarantee........................................................87
         SECTION 11.02.    Subordination of Guarantee.....................................................88
         SECTION 11.03.    Severability...................................................................88
         SECTION 11.04.    Release of a Guarantor ........................................................88
         SECTION 11.05.    Limitation of Guarantor's Liability............................................89
         SECTION 11.06.    Guarantors May Consolidate, Etc.,
                           on Certain Terms...............................................................89
         SECTION 11.07.    Contribution...................................................................90
         SECTION 11.08.    Waiver of Subrogation..........................................................91
         SECTION 11.09.    Execution of Guarantee ........................................................91
         SECTION 11.10.    No Payment on Guarantees in Certain
                           Circumstances..................................................................92
         SECTION 11.11.    Payment Over of Proceeds Upon Dissolution, Etc.................................93
         SECTION 11.12.    Payments May Be Paid Prior to Dissolution......................................94
         SECTION 11.13.    Subrogation....................................................................95
         SECTION 11.14.    Obligations of Each Guarantor Unconditional....................................95
         SECTION 11.15.    Notice to Trustee..............................................................96
         SECTION 11.16.    Reliance on Judicial Order or
                           Certificate of Liquidating Agent...............................................96
         SECTION 11.17.    Trustee's Relation to
                           Guarantor Senior Debt.    .....................................................97
         SECTION 11.18.    Subordination Rights Not Impaired
                           by Acts or Omissions of a Guarantor
                           or Holders of Guarantor Senior Debt............................................97
         SECTION 11.19.    Noteholders Authorize Trustee To
                           Effectuate Subordination of Guarantees.........................................98
         SECTION 11.20.    This Article Eleven Not To
                           Prevent Events of Default......................................................99

ARTICLE TWELVE             MISCELLANEOUS..................................................................99
         SECTION 12.01.    TIA Controls...................................................................99
         SECTION 12.02.    Notices........................................................................99
         SECTION 12.03.    Communications by Holders with Others Holders.................................100
         SECTION 12.04.    Certificate and Opinion as to
                           Conditions Precedent.     ....................................................100
         SECTION 12.05.    Statements Required in Certificate or Opinion.................................101
         SECTION 12.07.    Legal Holidays................................................................101
         SECTION 12.08.    Governing Law.................................................................102



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


                                                                                                        PAGE
                                                                                                        ----
         SECTION 12.09.   No Adverse Interpretation of Other Agreements..................................102
         SECTION 12.11.   Successors.....................................................................102
         SECTION 12.12.   Duplicate Originals............................................................102
         SECTION 12.13.   Severability...................................................................102


         Exhibit A(1)     Form of Initial Note with Guarantee.........................................A.1-1
         Exhibit A(2)     Form of Exchange Note with Guarantee........................................A.2-1
         Exhibit B        Form of Legend for Global Notes...............................................B-1
         Exhibit C        Form of Certificate To Be Delivered in
                          Connection with Transfers to Non-QIB
                          Accredited Investors..........................................................C-1
         Exhibit D        Form of Certificate To Be Delivered
                          in Connection with Transfers
                          Pursuant to Regulation S .....................................................D-1





Note: This Table of Contents shall not, for any purpose, be deemed to be part of the Indenture.

                              CROSS-REFERENCE TABLE


  TIA                                                                         Indenture
Section                                                                        Section
-------                                                                       ---------
310(a)(1).....................................................................  7.10
      (a)(2)..................................................................  7.10
      (a)(3)..................................................................  N.A.
      (a)(4)..................................................................  N.A.
      (a)(5)..................................................................  7.08; 7.10
      (b).....................................................................  7.08; 7.10;12.02
      (c).....................................................................  N.A.
311(a)........................................................................  7.11
      (b).....................................................................  7.11
      (c).....................................................................  N.A.
312(a)........................................................................  2.05
      (b).....................................................................  12.03
      (c).....................................................................  12.03
313(a)........................................................................  7.06
      (b)(1)..................................................................  N.A.
      (b)(2)..................................................................  7.06
      (c).....................................................................  7.06; 12.02
      (d).....................................................................  7.06
314(a)........................................................................  4.06; 4.08; 12.02
      (b).....................................................................  N.A.
      (c)(1)..................................................................  12.04
      (c)(2)..................................................................  12.04
      (c)(3)..................................................................  N.A.
      (d).....................................................................  N.A.
      (e).....................................................................  12.05
      (f).....................................................................  N.A.
315(a)........................................................................  7.01(b)
      (b).....................................................................  7.05; 12.02
      (c).....................................................................  7.01(a)
      (d).....................................................................  7.01(c)
      (e).....................................................................  6.11
316(a)(last sentence).........................................................  2.09
      (a)(1)(A)...............................................................  6.05
      (a)(1)(B)...............................................................  6.04
      (a)(2)..................................................................  N.A.
      (b).....................................................................  6.07
      (c).....................................................................  9.05
317(a)(1).....................................................................  6.08
      (a)(2)..................................................................  6.09
      (b).....................................................................  2.04
318(a)........................................................................  12.01
      (c).....................................................................  12.01


----------------------
N.A. means Not Applicable

NOTE: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

                 INDENTURE, dated as of December 11, 1998, among NationsRent, Inc., a Delaware corporation (the "COMPANY"), the Guarantors (as hereinafter defined) and The Bank of New York, a New York corporation, as trustee (the "TRUSTEE").

                 The Company has duly authorized the creation of an issue of 10 3/8% Senior Subordinated Notes due 2008 and, to provide therefor, the Company has duly authorized the execution and delivery of this Indenture. All things necessary to make the Notes, when duly issued and executed by the Company and authenticated and delivered hereunder, the valid obligations of the Company, and to make this Indenture a valid and binding agreement of the Company, have been done.

                 Each party hereto agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Notes.

                                   ARTICLE ONE
                   DEFINITIONS AND INCORPORATION BY REFERENCE

                 SECTION 1.01. DEFINITIONS.

                 "ACCELERATION NOTICE" has the meaning provided in Section 6.02.

                 "ACQUIRED INDEBTEDNESS" means Indebtedness of a Person or any of its Subsidiaries that is existing at the time such Person becomes a Restricted Subsidiary of the Company or at the time it merges or consolidates with the Company or any of its Subsidiaries or that is assumed in connection with the acquisition of assets from such Person and in each case not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Company or such acquisition, merger or consolidation.


                 "ACT" means the Securities Act of 1933, as amended.

                 "ADDITIONAL INTEREST" means all liquidated damages then owing pursuant to the Registration Rights Agreement.

                 "AFFILIATE" means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative of the foregoing.

                  "AFFILIATE TRANSACTION" has the meaning provided in
  Section 4.11.

                 "AGENT" means any Registrar, Paying Agent or co-Registrar.

                 "AGENT MEMBERS" has the meaning provided in Section 2.15.

                 "ASSET ACQUISITION" means (a) an Investment by the Company or any Restricted Subsidiary of the Company in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Company or any Restricted Subsidiary of the Company, or shall be merged with or into the Company or any Restricted Subsidiary of the Company, or (b) the acquisition by the Company or any Restricted Subsidiary of the Company of the assets of any Person (other than a Restricted Subsidiary of the Company) which constitute all or substantially all of the assets of such Person or comprises any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

                 "ASSET SALE" means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value by the Company or any of its Restricted Subsidiaries (including any Sale and Leaseback Transaction or a foreclosure pursuant to the Credit Agreement) to any Person other than the Company or a Wholly Owned Restricted Subsidiary of the Company of (a) any Capital Stock of any Restricted Subsidiary of the Company; or (b) any other property or assets of the Company or any Restricted Subsidiary of the Company other than in the ordinary course of business; provided, however, that Asset Sales shall not include: (i) a transaction or series of related transactions for which the Company or its Restricted Subsidiaries receive aggregate consideration in any year of less than $1.0 million, (ii) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company as permitted under
  Section 5.01, (iii) disposals or replacements of obsolete or outdated equipment or inventory, and (iv) the sale or discount, in each case without recourse (other than recourse for a breach of a representation or warranty), of accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof in the ordinary course of business and not as part of a financing transaction.

                  "AUTHENTICATING AGENT" has the meaning provided in
  Section 2.02.

                 "AVERAGE LIFE TO STATED MATURITY" means, as of the date of determination with respect to any Indebtedness, the quotient obtained by dividing (i) the sum of the products of (a) the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness multiplied by (b) the amount of each such principal payment by (ii) the sum of all such principal payments.

                  "BANKRUPTCY LAW" means Title 11, U.S. Code or any similar Federal, state or foreign law for the relief of debtors.

                 "BLOCKAGE PERIOD" has the meaning provided in Section 10.02(a).

                 "BOARD OF DIRECTORS" means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

                 "BOARD RESOLUTION" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

                 "BUSINESS DAY" means a day that is not a Legal Holiday.

                 "CAPITAL STOCK" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person and
  (ii) with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person.

                 "CAPITALIZED LEASE OBLIGATION" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

                 "CASH EQUIVALENTS" means (i) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Corporation ("S&P") or Moody's Investors Service, Inc. ("Moody's"); (iii) commercial paper maturing no more than 270 days from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250.0 million; (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (iv) above; and (vi) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (i) through
  (v) above.

                 "CHANGE OF CONTROL" means the occurrence of one or more of the following events:

                 (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a "Group"), together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of this Indenture) (other than to one or more of the Permitted Holders);

                 (ii) the approval by the holders of Capital Stock of the Company of any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the provisions of this Indenture);

                 (iii) there is consummated any consolidation or merger of the Company into another corporation in which the Company is not the surviving entity (except that no Change of Control shall be deemed to have occurred if the stockholders of the Company immediately prior to such transaction own 50% or more of the aggregate voting power represented by the issued and outstanding Capital Stock of such Person or Group immediately after such transaction);

                 (iv) any Person or Group (other than one or more of the Permitted Holders) shall become the owner, directly or indirectly, beneficially or of record, of shares representing more than 50% of the aggregate voting power represented by the issued and outstanding Capital Stock of the Company (except that no Change of Control shall be deemed to have occurred if the stockholders of the Company immediately prior to such transaction own 50% or more of the aggregate voting power represented by the issued and outstanding Capital Stock of such Person or Group immediately after such transaction); or

                 (v) the replacement of a majority of the Board of Directors of the Company over a two-year period from the directors who constituted the Board of Directors of the Company at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the Board of Directors of the Company then still in office who either were members of such Board of Directors at the beginning of such period or whose election as a member of such Board of Directors was previously so approved.

                  "CHANGE OF CONTROL OFFER" has the meaning provided in Section 4.15.

                  "CHANGE OF CONTROL PAYMENT DATE" has the meaning provided in
  Section 4.15.

                  "CHANGE OF CONTROL PURCHASE PRICE" has the meaning provided in
  Section 4.15.

                  "COMMON STOCK" of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.


                 "COMPANY" means NationsRent, Inc., a Delaware corporation, and its successors that become a party to this Indenture in accordance with its terms.

                 "CONSOLIDATED EBITDA" means, with respect to any Person, for any period, the sum (without duplication) of (i) Consolidated Net Income and
  (ii) to the extent Consolidated Net Income has been reduced thereby, (A) all income taxes of such Person and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary, unusual or nonrecurring gains or losses or taxes attributable to sales or dispositions outside the ordinary course of business), (B) Consolidated Interest Expense and (C) Consolidated Non-Cash Charges, less any non-cash items increasing Consolidated Net Income for such period, all as determined on a consolidated basis for such Person and its Restricted Subsidiaries in accordance with GAAP.

                 "CONSOLIDATED FIXED CHARGE COVERAGE RATIO" means, with respect to any Person, the ratio of Consolidated EBITDA of such Person during the four full fiscal quarters (the "Four Quarter Period") ending on or immediately prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the "Transaction Date") to Consolidated Fixed Charges of such Person for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma (calculated on a basis consistent with Regulation S-X under the Act) basis for the period of such calculation to (i) the incurrence or repayment of any Indebtedness of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period and (ii) any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any Consolidated EBITDA (provided that such Consolidated EBITDA shall be included only to the extent includable pursuant to the definition of "Consolidated Net Income") attributable to the assets which are the subject of the Asset Acquisition or Asset Sale during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition (including the incurrence, assumption or liability for any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period. If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness. Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator of this "Consolidated Fixed Charge Coverage Ratio," (1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date;
  (2) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four Quarter Period; and (3) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

                 "CONSOLIDATED FIXED CHARGES" means, with respect to any Person for any period, the sum, without duplication, of (i) Consolidated Interest Expense, plus (ii) the product of (x) the amount of all dividend payments on any series of Preferred Stock of such Person (other than dividends paid in Qualified Capital Stock) paid, accrued or scheduled to be paid or accrued during such period times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local income tax rate of such Person, expressed as a decimal.

                 "CONSOLIDATED INTEREST EXPENSE" means, with respect to any Person for any period, the sum of, without duplication: (i) the aggregate of the interest expense of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including without limitation, (a) any amortization of debt discount and amortization or write-off of deferred financing costs, (b) the net costs under Interest Swap Obligations, (c) all capitalized interest and (d) the interest portion of any deferred payment obligation; and (ii) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

                 "CONSOLIDATED NET INCOME" means, with respect to any Person, for any period, the aggregate net income (or loss) of such Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided that there shall be excluded therefrom (a) for purposes of calculating the Consolidated Fixed Charge Coverage Ratio only, after-tax gains or losses (net of any related fees and expenses) from Asset Sales or abandonments or reserves relating thereto, (b) after-tax items classified as extraordinary or nonrecurring gains or losses, (c) the net income (or loss) of any Person acquired in a "pooling of interests" transaction accrued prior to the date it becomes a Restricted Subsidiary of the referent Person or is merged or consolidated with the referent Person or any Restricted Subsidiary of the referent Person, (d) the net income (but not loss) of any Restricted Subsidiary of the referent Person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted by a contract, operation of law or otherwise, (e) the net income of any Person other than a Restricted Subsidiary of the referent Person, except to the extent of cash dividends or distributions paid to the referent Person or to a Restricted Subsidiary of the referent Person by such Person (provided that in the case of cash dividends or distributions paid to any such Restricted Subsidiary that is not a Wholly Owned Restricted Subsidiary, the portion of net income included therein will be equal to the Company's interest in such Restricted Subsidiary), (f) for purposes of calculating the Consolidated Fixed Charge Coverage Ratio only, any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Issue Date, (g) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued), and
  (h) in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person's assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets.

                 "CONSOLIDATED NET WORTH" of any Person means the consolidated stockholders' equity of such Person, determined on a consolidated basis in accordance with GAAP, less (without duplication) amounts attributable to Disqualified Capital Stock of such Person, provided that the Consolidated Net Worth of any Person shall exclude the effect of any non-cash charges relating to the acceleration of stock options or similar securities of such Person or another Person with which such Person is merged or consolidated.

                 "CONSOLIDATED NON-CASH CHARGES" means, with respect to any Person, for any period, the aggregate depreciation, amortization and other non-cash expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges constituting an extraordinary item or loss or any such charge which requires an accrual of or a reserve for cash charges for any future period).

                 "CONSOLIDATED TANGIBLE ASSETS" means, all accounts receivable, inventory (including rental inventory), property, plant and equipment (including titled equipment) of the Company and the Guarantors, determined on a consolidated basis in accordance with GAAP.

                 "COVENANT DEFEASANCE" has the meaning provided in
  Section 8.02(c).

                 "CREDIT AGREEMENT" means the Second Amended and Restated Revolving Credit and Term Loan Agreement dated as of September 24, 1998, as amended, among the Company, the Company's subsidiaries party thereto, the lenders party thereto in their capacities as lenders thereunder, BankBoston, N.A., as administrative agent, LaSalle National Bank, as documentation agent, and Fleet Bank, N.A. and NationsBank, N.A., as co-agents for the lenders party thereto, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder or adding Restricted Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

                 "CURRENCY AGREEMENT" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Restricted Subsidiary of the Company against fluctuations in currency values.

                 "CUSTODIAN" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

                 "DEFAULT" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

                 "DEFAULT NOTICE" has the meaning provided in Section 10.02(a).

                 "DEPOSITARY" means The Depository Trust Company, its nominees and successors.

                 "DESIGNATED SENIOR DEBT" means (i) Indebtedness of the Company and its Subsidiaries under or in respect of the Credit Agreement and (ii) any other Indebtedness constituting Senior Debt which, at the time of determination, has an aggregate principal amount of at least $25,000,000 and is specifically designated in the instrument evidencing such Senior Debt as "Designated Senior Debt" by the Company.

                 "DISQUALIFIED CAPITAL STOCK" means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof on or prior to the final maturity date of the Notes.

                 "EQUIPMENT DEBT" means that certain senior subordinated supplier debt in an original principal amount not to exceed $25.0 million in favor of one of the Company's suppliers or its designee.

                 "EQUITY INTEREST" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

                 "EVENT OF DEFAULT" has the meaning provided in Section 6.01.

                 "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

                 "EXCHANGE NOTES" means the 103/8% Senior Subordinated Notes due 2008 to be issued in exchange for the Initial Notes pursuant to the Registration Rights Agreement or, with respect to Initial Notes issued under this Indenture subsequent to the Issue Date pursuant to Section 2.02, a registration rights agreement substantially identical to the Registration Rights Agreement.

                 "EXCHANGE OFFER" has the meaning assigned to such term in the Registration Rights Agreement.

                 "FAIR MARKET VALUE" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the Board of Directors of the Company acting reasonably and in good faith (which determination shall be conclusive) and shall be evidenced by a Board Resolution of the Board of Directors of the Company delivered to the Trustee.

                 "FOREIGN RESTRICTED SUBSIDIARY" means any Restricted Subsidiary of the Company that is incorporated in a jurisdiction other than the United States of America, including its territories and possessions, or 80% of the sales, earnings or assets of which are located in, generated from or derived from operations located in, jurisdictions outside the United States of America.

                 "FUNDING GUARANTOR" has the meaning provided in Section 11.07.

                 "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of the Issue Date. All ratios and computations based on

  GAAP contained in this Indenture shall be computed in conformity with GAAP applied on a consistent basis.

                 "GLOBAL NOTE" has the meaning provided in Section 2.01.

                 "GUARANTEE" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or
  (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part) (but if in part, only to the extent thereof); PROVIDED, HOWEVER, that the term "guarantee" shall not include (A) endorsements for collection or deposit in the ordinary course of business and (B) guarantees (other than guarantees of Indebtedness) by the Company in respect of assisting one or more Subsidiaries in the ordinary course of their respective businesses, including without limitation guarantees of trade obligations and operating leases, on ordinary business terms. The term "guarantee" used as a verb has a corresponding meaning.

                 "GUARANTEE" means the guarantee of the obligations under this Indenture and the Notes by each of the Guarantors as set forth in Article Eleven.

                 "GUARANTOR" means (i) each of A-Action Rental, Inc., a Pennsylvania corporation, A to Z Rents It, Inc., a Texas corporation, A to Z Rents It, Inc. #2, a Texas corporation, Acme Rental, Inc., a Michigan corporation, Central Alabama Rental Center, Inc., an Alabama corporation, Gabriel Trailer Manufacturing Company, Inc., an Ohio corporation, Gold Coast Aerial Lift, Inc., a Florida corporation, High Reach Company, Inc., a Florida corporation, NationsRent of Alabama, Inc., a Delaware corporation, NationsRent of California, Inc., a Delaware corporation, NationsRent of Florida, Inc., a Delaware corporation, NationsRent of Georgia, Inc., a Delaware corporation, NationsRent of Indiana, Inc., a Delaware corporation, NationsRent of Kentucky, Inc., a Delaware corporation, NationsRent of Louisiana, Inc., a Delaware corporation, NationsRent of Michigan, a Delaware corporation, NationsRent of New Hampshire, Inc., a Delaware corporation, NationsRent of Ohio, Inc., a Delaware corporation, NationsRent of Tennessee, Inc., a Delaware corporation, NationsRent of Texas, Inc., a Delaware corporation, NationsRent of West Virginia, Inc., a Delaware corporation, NRI/LEC Merger Corp., Inc., a Delaware corporation, Raymond Equipment Co., a Kentucky corporation, Sam's Equipment Rental, Inc., an Ohio corporation, Southeast Rental & Leasing, Inc., a Florida corporation, Tennessee Tool and Supply, Inc., a Tennessee corporation, The Bode-Finn Company, an Ohio corporation, The J. Kelly Co., Inc., a Michigan corporation and Titan Rentals, Inc., a West Virginia corporation, and (ii) each of the Company's Restricted Subsidiaries that in the future executes a supplemental indenture in which such Restricted Subsidiary agrees to be bound by the terms of this Indenture as a Guarantor; provided that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its respective Guarantee is released in accordance with the terms of this Indenture.

                 "GUARANTOR BLOCKAGE PERIOD" has the meaning provided in
  Section 11.10(a).

                 "GUARANTOR DEFAULT NOTICE" has the meaning provided in
  Section 11.10(a).

                 "GUARANTOR NON-PAYMENT DEFAULT" has the meaning provided in
  Section 11.10(a).

                 "GUARANTOR PAYMENT DEFAULT" has the meaning provided in
  Section 11.10(a).

                 "GUARANTOR SENIOR DEBT" means with respect to any Guarantor, the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on any Indebtedness of a Guarantor, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Guarantee of such Guarantor. Without limiting the generality of the foregoing, "Guarantor Senior Debt" shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of: (x) all monetary obligations (including guarantees thereof) of every nature of such Guarantor under the Credit Agreement, including, without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities, (y) all Interest Swap Obligations (including guarantees thereof), and (z) all obligations (including guarantees thereof) under Currency Agreements, in each case whether outstanding on the Issue Date or thereafter incurred. Notwithstanding the foregoing, "Guarantor Senior Debt" shall not include: (i) any Indebtedness of such Guarantor to a Restricted Subsidiary of such Guarantor or any Affiliate of such Guarantor or any of such Affiliate's Subsidiaries, (ii) Indebtedness to, or guaranteed on behalf of, any shareholder, director, officer or employee of such Guarantor or any Restricted Subsidiary of such Guarantor (including, without limitation, amounts owed for compensation), (iii) Indebtedness to trade creditors and other amounts incurred in connection with obtaining goods, materials or services (excluding Purchase Money

  Indebtedness), (iv) Indebtedness represented by Disqualified Capital Stock,
  (v) any liability for federal, state, local or other taxes owed or owing by such Guarantor, (vi) that portion of any Indebtedness incurred in violation of the provisions set forth in this Indenture under Section 4.12, (vii) Indebtedness which, when incurred and without respect to any election under
  Section 1111(b) of Title 11, United States Code, is without recourse to the Company, and (viii) any Indebtedness which is, by its express terms, subordinated in right of payment to any other Indebtedness of such Guarantor.

                 "HOLDER" or "NOTEHOLDER" means the person in whose name a Note is registered on the Registrar's books.

                 "INCUR" has the meaning provided in Section 4.12.

                 "INDEBTEDNESS" means with respect to any Person, without duplication, (i) all Obligations of such Person for borrowed money, (ii) all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all Capitalized Lease Obligations of such Person,
  (iv) all Obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all Obligations under any title retention agreement (but excluding trade accounts payable, leases that are not Capitalized Lease Obligations and other accrued liabilities arising in the ordinary course of business), (v) all Obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, (vi) guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (i) through (v) above and clause (viii) below, (vii) all Obligations of any other Person of the type referred to in clauses (i) through (vi) which are secured by any lien on any property or asset of such Person, the amount of such Obligation being deemed to be the lesser of the fair market value of such property or asset or the amount of the Obligation so secured, (viii) all Obligations under Currency Agreements and all Interest Swap Obligations of such Person and (ix) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any. For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock. Indebtedness shall not include any liability for (i) federal, state, local or other taxes, (ii) endorsements of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business or (iii) any indebtedness that has been defeased or satisfied in accordance with the terms of the documents governing such indebtedness.

                 The amount of Indebtedness of any Person at any date shall be the outstanding balance on such date of all unconditional Obligations as described above, and the maximum liability upon the occurrence of the contingency giving rise to the Obligation, on any contingent Obligations at such date; provided, however, that the amount outstanding at any time of any Indebtedness incurred with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP. The amount of any item of Indebtedness shall be an amount of such Indebtedness properly classified as a liability on a balance sheet prepared in accordance with GAAP.

                 "INDENTURE" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

                 "INDEPENDENT" means with respect to the Company and its Subsidiaries, any person who (i) is in fact independent, (ii) does not have any direct financial interest or any material indirect financial interest in the Company or any of its Subsidiaries, or in any Affiliate of the Company or any of its Subsidiaries (other than as a result of holding securities of the Company or an Affiliate of the Company in trading accounts) and (iii) is not an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions for the Company or any of its Subsidiaries or any Affiliate of the Company or any of its Subsidiaries.

                 "INDEPENDENT FINANCIAL ADVISOR" means a firm (i) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Company and (ii) which, in the judgment of the Board of Directors of the Company, is otherwise Independent and qualified to perform the task for which it is to be engaged.

                 "INITIAL NOTES" means, collectively, (i) the 103/8% Senior Subordinated Notes due 2008 of the Company issued on the Issue Date and (ii) one or more series of 103/8% Senior Subordinated Notes due 2008 that are issued under this Indenture subsequent to the Issue Date pursuant to Section 2.02, in each case for so long as such securities constitute Restricted Securities.

                 "INITIAL PURCHASERS" means Bear, Stearns & Co. Inc., NationsBanc Montgomery Securities LLC, BT Alex. Brown Incorporated and BancBoston Robertson Stephens Inc.

                 "INSTITUTIONAL ACCREDITED INVESTOR" means an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2),
  (3) or (7) under the Act.

                 "INTEREST PAYMENT DATE" when used with respect to any Note, means the stated maturity of an installment of interest specified in such Note.

                 "INTEREST SWAP OBLIGATIONS" means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

                 "INVESTMENT" means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any Person. "Investment" shall exclude extensions of trade credit by the Company and its Restricted Subsidiaries on commercially reasonable terms in accordance with normal trade practices of the Company or such Restricted Subsidiary, as the case may be. For the purposes of Section 4.10, (i) "Investment" shall include and be valued at the fair market value of the net assets of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary and shall exclude the fair market value of the net assets of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary and (ii) the amount of any Investment shall be the original cost of such Investment plus the cost of all additional Investments by the Company or any of its Restricted Subsidiaries, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, reduced by the payment of dividends or distributions in connection with such Investment or any other amounts received in respect of such Investment; provided that no such payment of dividends or distributions or receipt of any such other amounts shall reduce the amount of any Investment if such payment of dividends or distributions or receipt of any such amounts would be included in Consolidated Net Income. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Common Stock of any direct or indirect Restricted Subsidiary of the Company (other than all of the Common Stock of such Restricted Subsidiary) such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Common Stock of such Person not sold or disposed of.

                 "ISSUE DATE" means the date of original issuance of the Notes.

                 "LEGAL DEFEASANCE" has the meaning provided in Section 8.02(b).

                 "LEGAL HOLIDAY" has the meaning provided in Section 12.07.

                 "LIEN" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

                 "MATURITY DATE" means December 15, 2008.

                 "NET CASH PROCEEDS" means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) received by the Company or any of its Restricted Subsidiaries from such Asset Sale net of (a) reasonable out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions), (b) taxes paid or payable after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements, (c) repayment of Indebtedness that either (A) is secured by a Lien on the property or assets sold or (B) is required to be repaid in connection with such Asset Sale (or in order to obtain a consent required in connection therewith), (d) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, (e) any consideration for an Asset Sale (which would otherwise constitute Net Cash Proceeds) that is required to be held in escrow pending determination of whether a purchase price adjustment will be made, but amounts under this clause (e) shall become Net Cash Proceeds at such time and to the extent such amounts are released to such Person and (f) a pro rata portion of the amount of cash or Cash Equivalents received by any non-Guarantor Restricted Subsidiary that is not a Wholly-Owned Restricted Subsidiary to the extent of the interests in such non- Guarantor Restricted Subsidiary that are held by Persons other than the Company or its Restricted Subsidiaries.

                 "NET PROCEEDS OFFER" has the meaning provided in Section 4.16.

                 "NET PROCEEDS OFFER AMOUNT" has the meaning provided in
  Section 4.16.

                 "NET PROCEEDS OFFER PAYMENT DATE" has the meaning provided in
  Section 4.16.

                 "NET PROCEEDS OFFER TRIGGER DATE" has the meaning provided in
  Section 4.16.

                 "NON-PAYMENT DEFAULT" has the meaning provided in
  Section 10.02(a).

                 "NON-U.S. PERSON" means a person who is not a U.S. person, as defined in Regulation S.

                 "NOTES" means, collectively, the Initial Notes, the Private Exchange Notes, if any, and the Unrestricted Notes, treated as a single class of securities, as amended or supplemented from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture.

                 "OBLIGATIONS" means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

                 "OFFICER" means, with respect to any person, the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer, the Assistant Treasurer, the Controller, or the Secretary of such person, or any other officer designated by the Board of Directors serving in a similar capacity.

                 "OFFICERS' CERTIFICATE" means, with respect to any person, a certificate signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of such Person and otherwise complying with the requirements of Sections 12.04 and 12.05, as they relate to the making of an Officers' Certificate.

                 "OFFSHORE PHYSICAL NOTES" has the meaning provided in
  Section 2.01.

                 "OPINION OF COUNSEL" means a written opinion from legal counsel, who may be counsel for the Company and who is reasonably acceptable to the Trustee, complying with the requirements of Sections 12.04 and 12.05, as they relate to the giving of an Opinion of Counsel.

                 "PAYING AGENT" has the meaning provided in Section 2.03.

                 "PAYMENT DEFAULT" has the meaning provided in Section 10.02(a).

                 "PERMITTED HOLDER(S)" means H. Family Investments, Inc., James
  L. Kirk, Don R. O'Neal, Gene J. Ostrow, H. Wayne Huizenga and Harris W. Hudson and any of their respective Affiliates, spouses, siblings, lineal descendants or lineal ascendants or any trust for the benefit of such persons.

                 "PERMITTED INDEBTEDNESS" means, without duplication, each of the following:

                 (i) Indebtedness under the Notes, this Indenture and the Guarantees;

                 (ii) Indebtedness incurred pursuant to the Credit Agreement in an aggregate principal amount at any time outstanding not to exceed the greater of (A) $435.0 million and (B) the product of (x) Consolidated Tangible Assets and (y) 1.0; reduced in the case of the preceding clause (A) by any required permanent repayments from the application of the use of proceeds from Asset Sales (which in the case of a revolving credit facility are accompanied by a corresponding permanent commitment reduction) thereunder;

                 (iii) other Indebtedness of the Company and its Restricted Subsidiaries outstanding on the Issue Date reduced by the amount of any scheduled amortization payments or mandatory prepayments when actually paid or permanent reductions thereof;

                 (iv) Interest Swap Obligations of the Company or any of its Restricted Subsidiaries covering Indebtedness of the Company or such Restricted Subsidiary; provided, however, that such Interest Swap Obligations are entered into to protect the Company and its Restricted Subsidiaries from fluctuations in interest rates on Indebtedness incurred in accordance with this Indenture to the extent the notional principal amount of such Interest Swap Obligation does not exceed the principal amount of the Indebtedness to which such Interest Swap Obligation relates;

                 (v) Indebtedness under Currency Agreements; provided that in the case of Currency Agreements which relate to Indebtedness, such Currency Agreements do not increase the Indebtedness of the Company and its Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

                 (vi) Indebtedness of a Wholly Owned Restricted Subsidiary of the Company to the Company or to a Restricted Subsidiary of the Company for so long as such Indebtedness is held by the Company or a Wholly Owned Restricted Subsidiary of the Company, in each case subject to no Lien held by a Person other than the Company, a Wholly Owned Restricted Subsidiary of the Company or the lenders under the Credit Agreement; provided that if as of any date any Person other than the Company, a Wholly Owned Restricted Subsidiary of the Company or the lenders under the Credit Agreement owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, then the Company or such Restricted Subsidiary shall be deemed to have incurred as of such date Indebtedness not constituting Permitted Indebtedness pursuant to this clause
  (vi);

                 (vii) Indebtedness of the Company to a Wholly Owned Restricted Subsidiary of the Company for so long as such Indebtedness is held by a Restricted Subsidiary of the Company or the lenders under the Credit Agreement, in each case subject to no Lien (other than a lien in favor of the lenders under the Credit Agreement); provided that (a) any Indebtedness of the Company to any Wholly Owned Restricted Subsidiary of the Company that is not a Guarantor is unsecured and subordinated, pursuant to a written agreement, to the Company's obligations under the Indenture and the Notes and (b) if as of any date any Person other than a Wholly Owned Restricted Subsidiary of the Company or the lenders under the Credit Agreement owns or holds any such Indebtedness or any Person holds a Lien in respect of such Indebtedness, then Indebtedness not constituting Permitted Indebtedness by the Company pursuant to this clause (vii) shall be deemed to have been incurred on such date;

                 (viii) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within two business days of incurrence;

                 (ix) Indebtedness of the Company or any of its Restricted Subsidiaries represented by letters of credit for the account of the Company or such Restricted Subsidiary, as the case may be, in order to provide security for workers' compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business;

                 (x) Refinancing Indebtedness;

                 (xi) Capitalized Lease Obligations and Purchase Money Indebtedness of the Company or any of its Restricted Subsidiaries not to exceed $10.0 million at any one time outstanding;

                 (xii) guarantees of Indebtedness otherwise permitted under this Indenture;

                 (xiii) additional Indebtedness of the Company and its Restricted Subsidiaries in an aggregate principal amount (or, in the case of Indebtedness issued at a discount, an accreted amount (determined in accordance with GAAP)) not to exceed $20.0 million at any one time outstanding (which may, but need not, be incurred in whole or in part under the Credit Agreement); and

                 (xiv) Equipment Debt.

                 For purposes of determining compliance with Section 4.12, in the event that an item of Indebtedness meets the criteria of more than one of the types of Permitted Indebtedness described in the above clauses, the Company, in its sole discretion shall classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses. Any Permitted Indebtedness initially incurred pursuant to any of the clauses in the preceding paragraph may at any time at the sole discretion of the Company be treated as having been incurred pursuant to any other clause as long as the outstanding amount of such Permitted Indebtedness at the time of any reclassification could be made pursuant to such other clause.

                 "PERMITTED INVESTMENTS" means (i) Investments by the Company or any Restricted Subsidiary of the Company in any Person that is or will become immediately after such Investment a Wholly Owned Restricted Subsidiary of the Company or that will merge or consolidate into the Company or a Wholly Owned Restricted Subsidiary of the Company, (ii) Investments in the Company by any Restricted Subsidiary of the Company; provided that any Indebtedness evidencing such Investment is unsecured and, to the extent made by a Restricted Subsidiary that is not a Guarantor, subordinated, pursuant to a written agreement, to the Company's obligations under the Notes and this Indenture; (iii) investments in cash and Cash Equivalents; (iv) loans and advances to employees and officers of the Company and its Restricted Subsidiaries in the ordinary course of business for bona fide business purposes not in excess of $2.0 million at any one time outstanding; (v) Currency Agreements and Interest Swap Obligations entered into in the ordinary course of the Company's or its Restricted Subsidiaries' businesses and otherwise in compliance with this Indenture; (vi) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers; (vii) Investments made by the Company or its Restricted Subsidiaries as a result of non-cash consideration received in connection with an Asset Sale made in compliance with Section 4.16; (viii) Investments existing on the Issue Date; (ix) guarantees of Indebtedness otherwise permitted under this Indenture, (x) obligations of one or more officers or other employees of the Company or any of its Restricted Subsidiaries in connection with such officers' or employees' acquisition of shares of Common Stock of the Company so long as no cash is paid by the Company or any of its Restricted Subsidiaries to such officers or employees in connection with the acquisition of any such obligations; and (xi) additional Investments in an aggregate amount that, together with all other Investments made pursuant to this clause (xi), does not exceed $5.0 million.

                 For purposes of determining compliance with Section 4.10, in the event that an Investment meets the criteria of more than one of the types of Permitted Investments described in the clauses in the preceding paragraph, the Company, in its sole discretion, shall classify such Permitted Investment and only be required to include the amount and type of such Permitted Investment in one of such clauses. Any Permitted Investment initially made pursuant to any of the clauses in the preceding paragraph may at any time at the sole discretion of the Company be treated as having been made pursuant to any other clause as long as the outstanding amount of such Permitted Investment at the time of any reclassification could be made pursuant to such other clause.

                 "PERMITTED LIENS" means the following types of Liens:

                 (i) Liens for taxes, assessments or governmental charges or claims that are either (a) not yet due or are delinquent for less than ninety days or (b) being contested in good faith by appropriate proceedings and as to which the Company or its Restricted Subsidiaries shall have set aside on its books such reserves, if any, as may be required pursuant to GAAP;

                 (ii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

                 (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security;

                 (iv) Liens securing (a) letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money) and any bank's unexercised right of set off with respect to deposits made in the ordinary course and (b) indemnity obligations in respect of the disposition of any business or assets of the Company or any Restricted Subsidiary (provided that the property subject to such Lien does not have a fair market value in excess of the cash or Cash Equivalent proceeds received by the Company and its Restricted Subsidiaries in connection with such disposition);

                 (v) judgment Liens not giving rise to an Event of Default;

                 (vi) easements, rights-of-way, municipal ordinances, zoning restrictions and other similar charges, encumbrances, title defects or irregularities not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

                 (vii) any interest or title of a lessor under any Capitalized Lease Obligation; provided that such Liens do not extend to any property or assets which is not leased property subject to such Capitalized Lease Obligation;

                 (viii) purchase money Liens to finance property or assets of the Company or any Restricted Subsidiary of the Company acquired in the ordinary course of business; provided, however, that (A) the related Purchase Money Indebtedness shall not exceed the cost of such property or assets (including the cost of design, development, improvement, production, acquisition, construction, installation and integration) and shall not be secured by any property or assets of the Company or any Restricted Subsidiary of the Company other than the property and assets so acquired or constructed (and any accounts, contract rights, chattel paper, documents and instruments arising from the sale, lease or rental of such property or assets and all attachments, parts, accessions, accessories and replacements thereof, and all proceeds therefrom) and (B) the Lien securing such Indebtedness shall be created within six months of such acquisition, construction or improvement;

                 (ix) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

                 (x) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

                 (xi) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and set-off;

                 (xii) Liens securing Interest Swap Obligations which Interest Swap Obligations relate to Indebtedness that is otherwise permitted under this Indenture;

                 (xiii)   Liens securing Indebtedness under Currency Agreements;

                 (xiv) any lease or sublease to a third party not interfering in any material respect with the business of the Company and its Restricted Subsidiaries; and

                 (xv) Liens securing Acquired Indebtedness incurred in accordance with Section 4.12; provided that (A) such Liens secured such Acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company and (B) such Liens do not extend to or cover any property or assets of the Company or of any of its Restricted Subsidiaries other than the property or assets and the proceeds thereof that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company or a Restricted Subsidiary of the Company and are no more favorable to the lienholders than those securing the Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company.

                 "PERSON" means an individual, partnership, corporation, unincorporated organization, association, limited liability company, joint stock company, trust or joint venture, or a governmental agency or political subdivision thereof or any other entity.

                 "PHYSICAL NOTES" has the meaning provided in Section 2.01.

                 "PREFERRED STOCK" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

                 "PRINCIPAL" of any Indebtedness (including the Notes) means the principal amount of such Indebtedness plus the premium, if any, on such Indebtedness.

                 "PRIVATE EQUITY OFFERING" means an issuance of Qualified Capital Stock of the Company for cash in a private placement.

                 "PRIVATE EXCHANGE NOTES" has the meaning set forth in the Registration Rights Agreement.

                 "PRIVATE PLACEMENT LEGEND" means the legend initially set forth on the Initial Notes in the form set forth in EXHIBIT A(1).

                 "PRO FORMA" means, with respect to any calculation made or required to be made pursuant to the terms of this Indenture, a calculation in accordance with Article 11 of Regulation S-X under the Act, as determined by the Officers of the Company in consultation with its independent public accountants.

                 "PROCEEDS PURCHASE DATE" has the meaning provided in
  Section 4.16.

                 "PROPERTY" of any Person means all types of real, personal, tangible, intangible or mixed property owned by such person whether or not included in the most recent consolidated balance sheet of such person and its Subsidiaries under GAAP.

                 "PUBLIC EQUITY OFFERING" means an underwritten public offering of Qualified Capital Stock of the Company for cash pursuant to a registration statement filed with the SEC in accordance with the Act, the net proceeds of which are at least $40.0 million.

                 "PURCHASE MONEY INDEBTEDNESS" means Indebtedness of the Company and its Restricted Subsidiaries incurred in the normal course of business for the purpose of financing all or any part of the purchase price, or the cost of installation, construction or improvement, of property or equipment.

                 "QUALIFIED CAPITAL STOCK" means any Capital Stock that is not Disqualified Capital Stock.

                 "QUALIFIED INSTITUTIONAL BUYER" or "QIB" shall have the meaning specified in Rule 144A under the Act.

                 "RECORD DATE" means, with respect to any Note, any of the Record Dates specified in such Note, whether or not a Legal Holiday.

                 "REDEMPTION DATE," when used with respect to any Note to be redeemed, means the date fixed for such redemption pursuant to this Indenture and the Notes.

                 "REDEMPTION PRICE," when used with respect to any Note to be redeemed, means the price fixed for such redemption pursuant to this Indenture and the Notes.

                 "REFERENCE DATE" has the meaning provided in Section 4.10.

                 "REFINANCE" means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. "REFINANCED" and "REFINANCING" shall have correlative meanings.

                 "REFINANCING INDEBTEDNESS" means any Refinancing by the Company or any Restricted Subsidiary of the Company of Indebtedness incurred in accordance with Section 4.12, in each case (except in the case of Indebtedness incurred pursuant to clause (ii), (iv), (v), (vi), (vii), (viii) or (ix) of the definition of Permitted Indebtedness) that does not (1) result in an increase in the aggregate principal amount of Indebtedness of such Person as of the date of such proposed Refinancing (plus the amount of any interest or premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable fees and expenses incurred by the Company in connection with such Refinancing) or (2) create Indebtedness with (A) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced or (B) a final maturity earlier than the final maturity of the Indebtedness being Refinanced; provided that (x) if such Indebtedness being Refinanced is Indebtedness solely of the Company, then such Refinancing Indebtedness shall be Indebtedness solely of the Company and (y) if such Indebtedness being Refinanced is subordinate or junior to the Notes, then such Refinancing Indebtedness shall be subordinate to the Notes at least to the same extent and in the same manner as the Indebtedness being Refinanced.

                 "REGISTRAR" has the meaning provided in Section 2.03.

                 "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement dated as of the Issue Date among the Company, the Guarantors and the Initial Purchasers.

                 "REGULATION S" means Regulation S under the Act.

                 "REPLACEMENT ASSETS" has the meaning provided in Section 4.16.

                 "REPRESENTATIVE" means the indenture trustee or other trustee, agent or representative in respect of any Designated Senior Debt; PROVIDED that if, and for so long as, any Designated Senior Debt lacks such a representative, then the Representative for such Designated Senior Debt shall at all times constitute the holders of a majority in outstanding principal amount of such Designated Senior Debt in respect of any Designated Senior Debt.

                 "RESTRICTED PAYMENT" has the meaning provided in Section 4.10.

                 "RESTRICTED SECURITY" has the meaning assigned to such term in Rule 144(a)(3) under the Act; PROVIDED that the Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any Note constitutes a Restricted Security.

                 "RESTRICTED SUBSIDIARY" of any Person means any Subsidiary of such Person which at the time of determination is not an Unrestricted Subsidiary.

                 "RULE 144A" means Rule 144A under the Act.

                 "SALE AND LEASEBACK TRANSACTION" means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Company or a Restricted Subsidiary of any property, whether owned by the Company or any Restricted Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such Property.

                 "SEC" means the United States Securities and Exchange
  Commission.

                 "SELLER NOTES" means any Indebtedness incurred by the Company or any of the Restricted Subsidiaries in favor of any Person or Persons from whom the Company or such Restricted Subsidiary acquires a business or the assets or properties of a business directly in connection with such acquisition.

                 "SENIOR DEBT" means the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on any Indebtedness of the Company, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Notes. Without limiting the generality of the foregoing, "Senior Debt" shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of, (x) all monetary obligations (including guarantees thereof) of every nature of the Company under the Credit Agreement, including, without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities, (y) all Interest Swap Obligations (including guarantees thereof) and (z) all obligations (including guarantees thereof) under Currency Agreements, in each case whether outstanding on the Issue Date or thereafter incurred. Notwithstanding the foregoing, "Senior Debt" shall not include: (i) any Indebtedness of the Company to a Subsidiary of the Company or any Affiliate of the Company or any of such Affiliate's Subsidiaries, (ii) Indebtedness to, or guaranteed on behalf of, any shareholder, director, officer or employee of the Company or any Subsidiary of the Company (including, without limitation, amounts owed for compensation), (iii) Indebtedness to trade creditors and other amounts incurred in connection with obtaining goods, materials or services (excluding Purchase Money Indebtedness), (iv) Indebtedness represented by Disqualified Capital Stock, (v) any liability for federal, state, local or other taxes owed or owing by the Company, (vi) that portion of any Indebtedness incurred in violation of the provisions of this Indenture set forth under Section 4.12,
  (vii) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to the Company, and (viii) any Indebtedness which is, by its express terms, subordinated in right of payment to any other Indebtedness of the Company.

                 "SHELF REGISTRATION STATEMENT" has the meaning specified in the Registration Rights Agreement.

                 "SIGNIFICANT SUBSIDIARY" shall have the meaning set forth in Rule 1.02(w) of Regulation S-X under the Act.

                 "SUBORDINATED OBLIGATIONS" means any Indebtedness of the Company which is expressly subordinated or junior in right of payment to the Notes.

                 "SUBSIDIARY", with respect to any Person, means (i) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person or (ii) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

                 "SURVIVING ENTITY" has the meaning provided in Section 5.01.

                 "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa- 77bbbb), as amended, as in effect on the date of this Indenture, except as otherwise provided in Section 9.04.

                 "TREASURY RATE" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled by, and published in, the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two business days prior to the date fixed for redemption of the Notes following a Change of Control (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the then remaining Average Life to Stated Maturity of the Notes; provided, however, that if the Average Life to Stated Maturity of the Notes is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the Average Life to Stated Maturity of the Notes is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

                 "TRUSTEE" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

                 "TRUST OFFICER" means any officer of the Trustee assigned by the Trustee to administer this Indenture, or in the case of a successor trustee, an officer assigned to the department, division or group performing the corporation trust work of such successor and assigned to administer this Indenture.

                 "U.S. GOVERNMENT OBLIGATIONS" means non-callable direct obligations of, and non-callable obligations guaranteed by, the United States of America for the payment of which the full faith and credit of the United States of America is pledged.

                 "U.S. LEGAL TENDER" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

                 "U.S. PHYSICAL NOTES" has the meaning provided in Section 2.01.

                 "UNRESTRICTED NOTES" means one or more Notes that do not and are not required to bear the private placement legend in the form set forth on EXHIBIT A(1), including, without limitation, the Exchange Notes in the form set forth as EXHIBIT A(2) hereto.

                 "UNRESTRICTED SUBSIDIARY" of any Person means (i) any Subsidiary of such Person that at the time of determination shall be or continue to be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any other Restricted Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided that (x) the Company certifies to the Trustee that such designation complies with Section 4.10 and (y) each Subsidiary to be so designated and each of its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the

  Company or any of its Restricted Subsidiaries. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if
  (x) immediately after giving effect to such designation, the Company is able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.12 and (y) immediately before and immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

                 "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the sum of the total of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

                 "WHOLLY OWNED RESTRICTED SUBSIDIARY" of any Person means any Restricted Subsidiary of such Person of which all the outstanding voting securities (other than in the case of a foreign Restricted Subsidiary, directors' qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned by such Person or any Wholly Owned Restricted Subsidiary of such Person.

                 SECTION 1.02. INCORPORATION BY REFERENCE OF TIA.

                 Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in, and made a part of, this Indenture. The following TIA terms used in this Indenture have the following meanings:

                 "Commission" means the SEC.

                 "indenture securities" means the Notes.

                 "indenture security holder" means a Holder or a Noteholder.

                 "indenture to be qualified" means this Indenture.

                 "indenture trustee" or "institutional trustee" means the Trustee.

                 "obligor" on the indenture securities means the Company, the Guarantors, if any, or any other obligor on the Notes or the Guarantees, if any.

                 All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them therein.

                 SECTION 1.03. RULES OF CONSTRUCTION.

                 Unless the context otherwise requires:

                 (1) a term has the meaning assigned to it;

                 (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                 (3) "or" is not exclusive;

                 (4) words in the singular include the plural, and words in the plural include the singular; and

                 (5) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

                                   ARTICLE TWO
                                    THE NOTES

                 SECTION 2.01. FORM AND DATING.

                 The Initial Notes, the notation thereon relating to the Guarantees and the Trustee's certificate of authentication shall be substantially in the form of EXHIBIT A(1) hereto. The Exchange Notes, the notation thereon relating to the Guarantees and the Trustee's certificate of authentication shall be substantially in the form of EXHIBIT A(2) hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or depositary rule or usage. The Company and the Trustee shall approve the form of the Notes and any notation, legend or endorsement on them. Each Note shall be dated the date of its issuance.

                 The terms and provisions contained in the Notes and the Guarantees, if any, annexed hereto as EXHIBITS A(1) and A(2), shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

                 Notes offered and sold in reliance on Rule 144A shall be issued initially in the form of one or more permanent global Notes in registered form, substantially in the form set forth in Exhibit A(1) (the "GLOBAL NOTE"), deposited with the Trustee, as custodian for the Depositary, and shall bear the legend set forth in EXHIBIT B, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, as hereinafter provided.

                    Notes offered and sold in offshore transactions in reliance on Regulation S shall be issued in the form of permanent certificated Notes in registered form in substantially the form set forth in Exhibit A(1) (the "OFFSHORE PHYSICAL NOTES"). Notes offered and sold in reliance on any other exemption from registration under the Act other than as described in the preceding paragraph shall be issued, and Notes offered and sold in reliance on Rule 144A may be issued, in the form of permanent certificated Notes in registered form, in substantially the form set forth in Exhibit A(1) (the "U.S. PHYSICAL NOTES"). The Offshore Physical Notes and the U.S. Physical Notes are sometimes collectively herein referred to as the "PHYSICAL NOTES."

                 SECTION 2.02. EXECUTION AND AUTHENTICATION;
                               AGGREGATE PRINCIPAL AMOUNT.

                 Two Officers, or an Officer and an Assistant Secretary, shall sign, or one Officer shall sign and one Officer or an Assistant Secretary (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to, the Notes for the Company by manual or facsimile signature. Each Guarantor shall execute the Guarantee in the manner set forth in Section 11.09.

                 If an Officer or Assistant Secretary whose signature is on a Note was an Officer or Assistant Secretary at the time of such execution but no longer holds that office or position at the time the Trustee authenticates the Note, the Note shall nevertheless be valid.

                 A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

                 The Trustee shall authenticate (i) Initial Notes for original issue in the aggregate principal amount not to exceed $225,000,000 in one or more series, (ii) Private Exchange Notes from time to time only in exchange for a like principal amount of Initial Notes and (iii) Unrestricted Notes from time to time only (x) in exchange for a like principal amount of Initial Notes or (y) in an aggregate principal amount of not more than the excess of $225,000,000 over the sum of the aggregate principal amount of (A) Initial Notes then outstanding, (B) Private Exchange Notes then outstanding and (C) Unrestricted Notes issued in accordance with (iii)(x) above, in each case upon a written order of the Company in the form of an Officers' Certificate of the Company. Each such written order shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated, whether the Notes are to be Initial Notes, Private Exchange Notes or Unrestricted Notes and whether the Notes are to be issued as Physical Notes or Global Notes or such other information as the Trustee may reasonably request. In addition, with respect to authentication pursuant to clauses (ii) or (iii) of the first sentence of this paragraph, the first such written order from the Company shall be accompanied by an Opinion of Counsel of the Company in a form reasonably satisfactory to the Trustee stating that the issuance of the Private Exchange Notes or the Unrestricted Notes, as the case may be, does not give rise to an Event of Default, complies with this Indenture and has been duly authorized by the Company. The aggregate principal amount of Notes outstanding at any time may not exceed $225,000,000, except as provided in Section 2.07.

                 In the event that the Company shall issue and the Trustee shall authenticate any Notes issued under this Indenture subsequent to the Issue Date pursuant to clauses (i) and (iii) of the first sentence of the immediately preceding paragraph, the Company shall use its best efforts to obtain the same "CUSIP" number for such Notes as is printed on the Notes outstanding at such time; PROVIDED, HOWEVER, that if any series of Notes issued under this Indenture subsequent to the Issue Date is determined, pursuant to an Opinion of Counsel of the Company in a form reasonably satisfactory to the Trustee, to be a different class of security than the Notes outstanding at such time for federal income tax purposes, the Company may obtain a "CUSIP" number for such Notes that is different than the "CUSIP" number printed on the Notes then outstanding. Notwithstanding the foregoing, all Notes issued under this Indenture shall vote and consent together on all matters as one class and no series of Notes will have the right to vote or consent as a separate class on any matter.

                 The Trustee may appoint an authenticating agent (the "AUTHENTICATING AGENT") reasonably acceptable to the Company to authenticate Notes. Unless otherwise provided in the appointment, an Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such Authenticating Agent. An Authenticating Agent has the same rights as an Agent to deal with the Company and Affiliates of the Company.

                 The Notes shall be issuable in fully registered form only, without coupons, in denominations of $1,000 and any integral multiple thereof.

                 SECTION 2.03. REGISTRAR AND PAYING AGENT.

                 The Company shall maintain an office or agency (which shall be located in the Borough of Manhattan in the City of New York, State of New
  York) where (a) Notes may be presented or surrendered for registration of transfer or for exchange ("REGISTRAR"), (b) Notes may be presented or surrendered for payment ("PAYING AGENT") and (c) notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company, upon prior written notice to the Trustee, may have one or more co-Registrars and one or more additional paying agents reasonably acceptable to the Trustee. The term "Paying Agent" includes any additional Paying

  Agent. Neither the Company nor any Affiliate of the Company may act as Paying Agent.

                 The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall incorporate the provisions of the TIA and implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee, in advance, of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with Section 7.07.

                 The Company initially appoints the Trustee as Registrar, Paying Agent and agent for service of demands and notices in connection with the Notes, until such time as the Trustee has resigned or a successor has been appointed. The Paying Agent or Registrar may resign upon 30 days prior written notice to the Company.

                 SECTION 2.04. PAYING AGENT TO HOLD ASSETS IN TRUST.

                 The Company shall require each Paying Agent other than the Trustee to agree in writing that, subject to Articles Ten and Eleven, each Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, or interest and Additional Interest on, the Notes (whether such assets have been distributed to it by the Company or any other obligor on the Notes), and the Company and the Paying Agent shall notify the Trustee in writing of any Default by the Company (or any other obligor on the Notes) in making any such payment. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Company to the Paying Agent, the Paying Agent shall have no further liability for such assets.

                 SECTION 2.05. NOTEHOLDER LISTS.

                 The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Noteholders. If the Trustee is not the Registrar, the Company shall furnish or cause the Registrar to furnish to the Trustee as of each Record Date and before each related Interest Payment Date and at such other times as the Trustee may request in writing a list as of such date and in such form as the Trustee may reasonably require of the names and addresses of Noteholders, which list may be conclusively relied upon by the Trustee.

                 SECTION 2.06. TRANSFER AND EXCHANGE.

                 Subject to the provisions of Sections 2.15 and 2.16, when Notes are presented to the Registrar or a co-Registrar with a request to register the transfer of such Notes or to exchange such Notes for an equal principal amount of Notes of other authorized denominations, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; PROVIDED, HOWEVER, that the Notes presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registrations of transfer and exchanges, the Company shall issue and execute and the Trustee shall authenticate Notes at the Registrar's or co-Registrar's request. No service charge shall be made to a Noteholder for any registration of transfer or exchange. The Company may require from such Noteholder payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchanges or transfers pursuant to Sections 2.10, 3.06, 4.15, 4.16 or 9.06, in which event the Company shall be responsible for the payment of such taxes).

                 The Registrar or co-Registrar shall not be required to register the transfer of or exchange of any Note (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Notes and ending at the close of business on the day of such mailing and (ii) selected for redemption in whole or in part pursuant to Article Three, except the unredeemed portion of any Note being redeemed in part.

                 Any Holder of the Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Notes may be effected only through a book entry system maintained by the Holder of such Global Note (or its agent) and that ownership of a beneficial interest in the Note shall be required to be reflected in a book entry.

                 SECTION 2.07. REPLACEMENT NOTES.

                 If a mutilated Note is surrendered to the Trustee or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and execute and the Trustee shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, such Holder must provide an affidavit of lost certificate and an indemnity bond or other indemnity, sufficient in the judgment of both the Company and the Trustee, to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Note is replaced. The Company may charge such Holder for its reasonable, out-of-pocket expenses in replacing a Note, including reasonable fees and expenses of the Trustee and counsel, and the Trustee may charge the Company for the Trustee's reasonable out-of-pocket expenses in replacing such Note. Every replacement Note shall constitute an additional Obligation of the Company.

                 SECTION 2.08. OUTSTANDING NOTES.

                 Notes outstanding at any time are all the Notes that have been authenticated by the Trustee except those cancelled by it, those delivered to it for cancellation and those described in this Section as not outstanding. Subject to the provisions of Section 2.09, a Note does not cease to be outstanding because the Company, any Guarantor or any of their respective Affiliates holds the Note.

                 If a Note is replaced pursuant to Section 2.07 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a BONA FIDE purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.07.

                 If on a Redemption Date or the Maturity Date, the Paying Agent holds U.S. Legal Tender or U.S. Government Obligations sufficient to pay all of the principal and interest and Additional Interest due on the Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes cease to be outstanding and interest and Additional Interest on them ceases to accrue.

                 SECTION 2.09. TREASURY NOTES.

                 In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver, consent or notice, Notes owned by the Company, any Guarantor or any of their respective Affiliates shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Trust Officer of the Trustee actually knows are so owned shall be so considered. The Company shall notify the Trustee, in writing, when it or any of its Affiliates repurchases or otherwise acquires Notes, and of the aggregate principal amount of such Notes so repurchased or otherwise acquired.

                 SECTION 2.10. TEMPORARY NOTES.

                 Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes upon receipt of a written order of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of temporary Notes to be authenticated and the date on which the temporary Notes are to be authenticated, and shall direct the Trustee to authenticate such Notes and certify that all conditions precedent to the issuance of such Notes contained herein have been complied with. Temporary Notes shall be substantially in the form of definitive

  Notes but may have variations that the Company and the Trustee consider appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate upon receipt of a written order of the Company pursuant to Section 2.02 definitive Notes in exchange for temporary Notes.

                 SECTION 2.11. CANCELLATION.

                 The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent, and no one else, shall cancel and, in accordance with its customary procedures, shall (subject to the record-retention requirements of the Exchange Act) dispose of all Notes surrendered for registration of transfer, exchange, payment or cancellation. Subject to Section 2.07, the Company may not issue new Notes to replace Notes that it has paid or delivered to the Trustee for cancellation. If the Company or any Guarantor shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.

                 SECTION 2.12. DEFAULTED INTEREST.

                 If the Company defaults in a payment of interest or Additional Interest on the Notes, it shall pay the defaulted interest or Additional Interest, as the case may be, plus (to the extent lawful) any interest payable on the defaulted interest or Additional Interest, as the case may be, to the Persons who are Holders on a subsequent special record date, which date shall be the fifteenth day next preceding the date fixed by the Company for the payment of defaulted interest or Additional Interest, as the case may be, or the next succeeding Business Day if such date is not a Business Day. At least 15 days before the subsequent special record date, the Company shall mail to each Holder, with a copy to the Trustee, a notice that states the subsequent special record date, the payment date and the amount of defaulted interest or Additional Interest, as the case may be, and interest payable on such defaulted interest or Additional Interest, if any, to be paid.

                 SECTION 2.13. CUSIP NUMBER.

                 The Company in issuing the Notes may use one or more "CUSIP" numbers, and if so, the appropriate CUSIP number(s) shall be included in all notices of redemption or exchange as a convenience to Holders; PROVIDED that any such notice may state that no representation is made by the Trustee as to the correctness or accuracy of any CUSIP number(s) printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee of any change in the CUSIP number.

                 SECTION 2.14. DEPOSIT OF MONEYS.

                 Prior to 10:00 a.m., New York City time, on each Interest Payment Date and on the Maturity Date, the Company shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date or Maturity Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date or Maturity Date, as the case may be.

                 SECTION 2.15. BOOK-ENTRY PROVISIONS FOR GLOBAL NOTE.

                 (a) The Global Note initially shall (i) be registered in the name of the Depositary or the nominee of such Depositary, (ii) be delivered to the Trustee as custodian for such Depositary and (iii) bear legends as set forth in EXHIBIT B.

                 Members of, or participants in, the Depositary ("AGENT MEMBERS") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Note.

                 (b) Transfers of the Global Note shall be limited to transfers in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in the Global Note may be transferred or exchanged for Physical Notes in accordance with the rules and procedures of the Depositary and the provisions of Section 2.16. In addition, Physical Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in the Global Note if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the Global Note and a successor depositary is not appointed by the Company within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depositary to issue Physical Notes.

                 (c) In connection with any transfer or exchange of a portion of the beneficial interest in the Global Note to beneficial owners pursuant to paragraph (b), the Registrar shall (if one or more Physical Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Physical Notes of like tenor and amount.

                 (d) In connection with the transfer of the entire Global Note to beneficial owners pursuant to paragraph (b), the Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in the Global Note, an equal aggregate principal amount of Physical Notes of authorized denominations.

                 (e) Any Physical Note constituting a Restricted Security delivered in exchange for an interest in the Global Note pursuant to paragraph
  (b) or (c) shall, except as otherwise provided by paragraphs (a)(i)(x) and (c) of Section 2.16, bear the legend regarding transfer restrictions applicable to the Physical Notes set forth in EXHIBIT A.

                 (f) The Holder of the Global Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

                 SECTION 2.16. SPECIAL TRANSFER PROVISIONS.

                 (a) TRANSFERS TO NON-QIB INSTITUTIONAL ACCREDITED INVESTORS AND NON- U.S. PERSONS. The following provisions shall apply with respect to the registration of any proposed transfer of a Note constituting a Restricted Security to any Institutional Accredited Investor which is not a QIB or to any Non-U.S. Person:

                 (i) the Registrar shall register the transfer of any Note constituting a Restricted Security, whether or not such Note bears the Private Placement Legend, if (x) the requested transfer is after December 11, 2000 and the transferor certifies that the Restricted Security was not acquired from the Company or Affiliate of the Company less than two years prior to the date of the proposed transfer or (y) (1) in the case of a transfer to an Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons), the proposed transferee has delivered to the Registrar a certificate substantially in the form of EXHIBIT C hereto or (2) in the case of a transfer to a Non-U.S. Person, the proposed transferor has delivered to the Registrar a certificate substantially in the form of EXHIBIT D hereto; and

                 (ii) if the proposed transferor is an Agent Member holding a beneficial interest in the Global Note, upon receipt by the Registrar of (x) the certificate, if any, required by paragraph (i) above and (y) instructions given in accordance with the Depositary's and the Registrar's procedures, whereupon (a) the Registrar shall reflect on its books and records the date and (if the transfer does not involve a transfer of outstanding Physical Notes) a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and (b) the Company shall execute and the Trustee shall authenticate and deliver one or more Physical Notes of like tenor and amount.

                 (b) TRANSFERS TO QIBS. The following provisions shall apply with respect to the registration of any proposed transfer of a Note constituting a Restricted Security to a QIB (excluding transfers to Non-U.S. Persons):

                 (i) the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

                 (ii) if the proposed transferee is an Agent Member, and the Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in the Global Note, upon receipt by the Registrar of instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note in an amount equal to the principal amount of the Physical Notes to be transferred, and the Trustee shall cancel the Physical Notes so transferred.

                 (c) PRIVATE PLACEMENT LEGEND. Upon the registration of transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the registration of transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) the circumstance contemplated by paragraph (a)(i)(x) of this Section 2.16 exist or (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Act.

                 (d) GENERAL. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

                 The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.15 or this Section
  2.16 for a period of three years. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

                                  ARTICLE THREE
                                   REDEMPTION

                 SECTION 3.01. NOTICES TO TRUSTEE.

                 If the Company elects to redeem Notes pursuant to Paragraph Six of the Notes, it shall notify both the Trustee and the Paying Agent in writing of the Redemption Date and the principal amount of the Notes to be redeemed.

                 The Company shall give each notice provided for in this Section
  3.01 at least 30 days before the Redemption Date (unless a shorter notice period shall be satisfactory to the Trustee, as evidenced in a writing signed on behalf of the Trustee), together with an Officers' Certificate and Opinion of Counsel stating that such redemption shall comply with the conditions contained herein and in the Notes.

                 SECTION 3.02. SELECTION OF NOTES TO BE REDEEMED.

                 If fewer than all of the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed on a PRO RATA basis, by lot or in such other fair and appropriate manner chosen at the discretion of the Trustee and, if the Notes are listed on any national securities exchange, by a method that complies with the requirements of such exchange; PROVIDED, HOWEVER, that if partial redemption is made with the proceeds of a Public Equity Offering or a Private Equity Offering prior to December 15, 2001, selection of the Notes or portions thereof for redemption shall be made by the Trustee only on a PRO RATA basis or on as nearly a PRO RATA basis as is practicable (subject to the applicable procedures of the Depositary) unless such method is otherwise prohibited. The Trustee shall make the selection from the Notes outstanding and not previously called for redemption and shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes in denominations of $1,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Notes that have denominations larger than $1,000. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

                 SECTION 3.03. NOTICE OF REDEMPTION.

                 At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail or cause to be mailed a notice of redemption by first-class mail, postage prepaid, to each Holder (at its registered address) whose Notes are to be redeemed, with a copy to the Trustee and any Paying Agent.


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



                 Each notice for redemption shall identify the Notes to be redeemed (including the CUSIP numbers of such Notes) and shall state:

                 (1) the Redemption Date;

                 (2) the Redemption Price and the amount of accrued interest and Additional Interest, if any, to be paid;

                 (3) the name and address of the Paying Agent;

                 (4) the subparagraph of the Notes pursuant to which such redemption is being made;

                 (5) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price plus accrued interest and Additional Interest, if any;

                 (6) that, unless (a) the Company defaults in making the redemption payment or (b) such redemption payment is prohibited pursuant to Article Ten or Eleven hereof or otherwise, interest and Additional Interest on Notes called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Notes is to receive payment of the Redemption Price plus accrued interest and Additional Interest, if any, upon surrender to the Paying Agent of the Notes redeemed;

                 (7) if any Note is being redeemed in part, the portion of the principal amount (equal to $1,000 or any integral multiple thereof) of such Note to be redeemed and that, on or after the Redemption Date, and upon surrender of such Note, a new Note or Notes in the aggregate principal amount equal to the unredeemed portion thereof will be issued; and

                 (8) if fewer than all the Notes are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption.

                 SECTION 3.04. EFFECT OF NOTICE OF REDEMPTION.

                 Once notice of redemption is mailed in accordance with Section 3.03, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price plus accrued interest and Additional Interest, if any. Upon surrender to the Trustee or Paying Agent, such Notes called for redemption, unless prohibited pursuant to Article Ten or Eleven or otherwise pursuant to this Indenture, shall be paid at the Redemption Price (which shall include accrued interest and Additional Interest thereon to the Redemption Date), but installments of interest and Additional Interest, the maturity of which is on or prior to the Redemption Date, shall be payable to Holders of record at the close of business on the relevant record dates referred to in the Notes.

                 SECTION 3.05. DEPOSIT OF REDEMPTION PRICE.

                 On or before noon New York City time on the day of the Redemption Date, the Company shall deposit with the Paying Agent in immediately available funds U.S. Legal Tender sufficient to pay the Redemption Price plus accrued interest and Additional Interest, if any, of all Notes or portions thereof to be redeemed on that date. The Paying Agent shall promptly return to the Company any U.S. Legal Tender so deposited which is not required for that purpose, except with respect to monies owed as obligations to the Trustee pursuant to Article Seven.

                 If the Company complies with the preceding paragraph and payment of the Notes is not prohibited under Article Ten or Eleven or otherwise, then, unless the Company defaults in the payment of such Redemption Price plus accrued interest and Additional Interest, if any, interest and Additional Interest on the Notes to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Notes are presented for payment.

                 SECTION 3.06. NOTES REDEEMED IN PART.

                 Upon surrender of a Note that is to be redeemed in part, the Company shall issue and execute, and the Trustee shall authenticate for the Holder, a new Note or Notes equal in principal amount to the unredeemed portion of the Note surrendered.

                                  ARTICLE FOUR
                                    COVENANTS

                 SECTION 4.01. PAYMENT OF NOTES.

                 The Company shall pay the principal of and interest and Additional Interest on the Notes on the dates and in the manner provided in the Notes and in this Indenture. An installment of principal of or interest and Additional Interest, if any, on the Notes shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Company or an Affiliate of the Company) holds, as of 11:00 a.m., on that date U.S. Legal Tender designated for and sufficient to pay the installment in full and is not prohibited from paying such money to the Holders pursuant to the terms of this Indenture.

                 The Company shall pay, to the extent such payments are lawful, interest on overdue principal and on overdue installments of interest and Additional Interest, if any, (without regard to any applicable grace periods) from time to time on demand at the rate borne by the Notes. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.


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



                 SECTION 4.02. MAINTENANCE OF OFFICE OR AGENCY.

                 The Company shall maintain the office or agency required under
  Section 2.03. The Company shall give prior written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 12.02.

                 SECTION 4.03. CORPORATE EXISTENCE.

                 Except as otherwise permitted by Article Five, the Company shall do or cause to be done, at its own cost and expense, all things necessary to preserve and keep in full force and effect its corporate existence and the corporate existence of each of its Restricted Subsidiaries in accordance with the respective organizational documents of each such Restricted Subsidiary and the material rights (charter and statutory) and franchises of the Company and each such Restricted Subsidiary; PROVIDED, HOWEVER, that the Company shall not be required to preserve, with respect to itself, any right or franchise and, with respect to any of its Restricted Subsidiaries, any such existence, right or franchise, if the Board of Directors of the Company shall determine in good faith that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole.

                 SECTION 4.04. PAYMENT OF TAXES AND OTHER CLAIMS.

                 The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon it or any of its Subsidiaries or its Properties or any of its Subsidiaries' Properties and (ii) all material lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon its Properties or any of its Subsidiaries' Properties, except, in each case, as would not be, in the aggregate, reasonably likely to have a material adverse effect on the business and financial condition of the Company and its Restricted Subsidiaries, taken as a whole; PROVIDED, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings properly instituted and diligently conducted for which adequate reserves, to the extent required under GAAP, have been taken.

                 SECTION 4.05. MAINTENANCE OF PROPERTIES AND INSURANCE.

                 (a) The Company shall, and shall cause each of its Restricted Subsidiaries to, maintain its Properties in good working order and condition (subject to ordinary wear and tear) and make all necessary repairs, renewals, replacements, additions, betterments and improvements thereto and actively conduct and carry on its business, unless the failure to do so, in each case, would not be, in the aggregate, reasonably likely to have a material adverse effect on the business and financial condition of the Company and its Restricted Subsidiaries, taken as a whole; PROVIDED, that nothing in this Section 4.05 shall prevent the Company or any of its Restricted Subsidiaries from discontinuing the operation and maintenance of any of its Properties if such discontinuance is, in the ordinary course of business or, in the good faith judgment of the Board of Directors or other governing body of the Company or the Restricted Subsidiary concerned, as the case may be, desirable in the conduct of its businesses and is not disadvantageous in any material respect to the Holders.

                 (b) The Company shall maintain insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the good faith judgment of the Company, are adequate and appropriate for the conduct of the business of the Company and its Restricted Subsidiaries in a prudent manner, with reputable insurers or with the government of the United States of America or an agency or instrumentality thereof, in such amounts, with such deductibles, and by such methods as shall be consistent with past practice or customary, in the good faith judgment of the Company, for companies similarly situated in the industry, except for any omissions thereof which would not be, in the aggregate, reasonably likely to have a material adverse effect on the business and financial condition of the Company and its Restricted Subsidiaries, taken as a whole.

                 SECTION 4.06. COMPLIANCE CERTIFICATE; NOTICE OF DEFAULT.

                 (a) The Company shall deliver to the Trustee, within 120 days after the end of the Company's fiscal year, an Officers' Certificate, one of the signers of which shall be the principal executive officer, the principal financial officer or the principal accounting officer of the Company, which complies with TIA ss. 314(a)(4) stating that a review of its activities during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether it has kept, observed, performed and fulfilled its Obligations under this Indenture and further stating, as to each such Officer signing such certificate, that to the best of such Officer's knowledge the Company during such preceding fiscal year has, in all material respects, kept, observed, performed and fulfilled each and every such covenant and the Obligations contained in this Indenture and the Notes and no Default or Event of Default occurred during such year and at the date of such certificate there is no Default or Event of Default that has occurred and is continuing or, if such signers do know of such Default or Event of Default, the certificate shall describe the Default or Event of Default and its status with particularity. The Officers' Certificate shall also notify the Trustee should the Company elect to change the manner in which it fixes its fiscal year end.

                 (b) (i) If any Default or Event of Default has occurred and is continuing or (ii) if any Holder seeks to exercise any remedy hereunder with respect to a claimed Default under this Indenture or the Notes, the Company shall deliver to the Trustee, at its address set forth in Section 12.02 hereof, by registered or certified mail or by facsimile transmission followed by hard copy by registered or certified mail an Officers' Certificate specifying such event, notice or other action (including any action the Company is taking or proposes to take in respect thereof) as promptly as reasonably possible and in any event within thirty days after the Company becomes aware of such occurrence.

                 SECTION 4.07. COMPLIANCE WITH LAWS.

                 The Company shall, and shall cause each of its Subsidiaries to, comply with all applicable statutes, rules, regulations, orders and restrictions of the United States of America, all states and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of its businesses and the ownership of its properties, except for such noncompliances as are not in the aggregate reasonably likely to have a material adverse effect on the business or financial condition of the Company and its Subsidiaries, taken as a whole.

                 SECTION 4.08. SEC REPORTS.

                 (a) The Company shall file with the SEC all information, documents and reports to be filed with the SEC pursuant to Sections 13 or 15(d) of the Exchange Act, whether or not the Company is subject to such filing requirements so long as the SEC will accept such filings. The Company (at its own expense) shall file with the Trustee within 15 days after it files them with the SEC, copies of the quarterly and annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company files with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. Upon qualification of this Indenture under the TIA, the Company shall also comply with the provisions of TIA ss. 314(a).

                 (b) At the Company's expense, regardless of whether the Company is required to furnish such reports and other information referred to in paragraph (a) above to its stockholders pursuant to the Exchange Act, from the Issue Date the Company will file with the SEC, to the extent permitted, such annual reports and other information, documents and other reports specified in Sections 13 or 15(d) of the Exchange Act and the Company will cause such to be mailed to the Trustee and the Holders at their addresses appearing in the register of Notes maintained by the Registrar so long as any Notes are outstanding.

                 (c) The Company shall provide to any Holder any information reasonably requested by such Holder concerning the Company (including financial statements) necessary in order to permit such Holder to sell or transfer Notes in compliance with Rule 144A under the Act.


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



                 (d) Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

                 SECTION 4.09. WAIVER OF STAY, EXTENSION OR USURY LAWS.

                 The Company and each Guarantor covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company or any such Guarantor, as the case may be, from paying all or any portion of the principal of or interest or Additional Interest, if any, on the Notes or performing its Guarantee, as the case may be and as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company and each Guarantor, if any, hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

                 SECTION 4.10. LIMITATION ON RESTRICTED PAYMENTS.

                 The Company shall not, and shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, (a) declare or pay any dividend or make any distribution (other than dividends or distributions payable in Qualified Capital Stock of the Company) on or in respect of shares of the Company's Capital Stock to holders of such Capital Stock; (b) declare or pay any dividend or make any distribution on or in respect of shares of any Restricted Subsidiary's Capital Stock other than (i) to the Company or any of its Restricted Subsidiaries or (ii) to all holders of any class, series or the same type of Capital Stock of such Restricted Subsidiary on a pro rata basis; provided that in the case of this clause (b) such dividend or distribution shall not constitute Indebtedness or Disqualified Stock; (c) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock, other than repurchases of equity interests of the Company deemed to occur upon the exercise of options to acquire Capital Stock of the Company if such equity interests represent a portion of the exercise price of such options; (d) make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness of the Company that is subordinate or junior in right of payment to the Notes or the Guarantees other than (1) Indebtedness of the Company to a Wholly Owned Restricted Subsidiary and (2) Seller Notes; or
  (e) make any Investment (other than Permitted

  Investments) (each of the actions set forth in clauses (a), (b), (c), (d) and
  (e) being referred to as a "RESTRICTED PAYMENT"), if at the time of such Restricted Payment or immediately after giving effect thereto, (i) a Default or an Event of Default shall have occurred and be continuing, or (ii) the Company is not able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.12, or (iii) the aggregate amount of Restricted Payments (including such proposed Restricted Payment) made subsequent to the Issue Date (the amount expended for such purposes, if other than in cash, being the fair market value of such property as determined reasonably and in good faith by the Board of Directors of the Company) shall exceed the sum of the following amounts (without duplication):
  (1) 50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of the Company accrued on a cumulative basis during the period beginning on the first day of the fiscal quarter immediately following the Issue Date and ending on the last day of the last fiscal quarter preceding the date the Restricted Payment occurs (the "REFERENCE DATE") (treating such period as a single accounting period); plus (2) 100% of the aggregate net cash proceeds received by the Company from any Person (other than a Subsidiary of the Company) from the issuance and sale subsequent to the Issue Date and on or prior to the Reference Date of Qualified Capital Stock of the Company or any options, warrants or other rights to acquire Qualified Capital Stock of the Company; plus (3) 100% of the aggregate net cash proceeds received subsequent to the Issue Date by the Company from any Person (other than a Subsidiary of the Company) from the issuance or sale of debt securities or shares of Disqualified Capital Stock that have been converted into or exchanged for Qualified Capital Stock, together with the aggregate cash received by the Company at the time of such conversion or exchange; plus (4) 100% of the aggregate net cash proceeds of any equity contribution received by the Company subsequent to the Issue Date from a holder of the Company's Capital Stock (other than from a Subsidiary of the Company); plus (5) the lesser of (y) an amount equal to the net reduction in Investments made after the Issue Date pursuant to clauses (a) and (b) of the first paragraph of this Section 4.10 in any Person resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case to the Company or any Restricted Subsidiary (except to the extent any such payment is included in the calculation of Consolidated Net Income), or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries valued in each case as provided in the definition of "Investments," and (z) the amount of Investments previously made by the Company or any Restricted Subsidiary in such Person.

                 Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph do not prohibit: (1) the payment of any dividend or the consummation of any irrevocable redemption within 60 days after the date of declaration of such dividend or the giving of notice of such irrevocable redemption if the dividend or redemption would have been permitted on the date of declaration or the giving of such irrevocable redemption notice; (2) if no Default or Event of Default shall have occurred and be continuing, the repurchase, redemption or other acquisition or retirement of any shares of Capital Stock of the Company, either (i) solely in exchange for shares of Qualified Capital Stock of the Company or any options, warrants or other rights to acquire Qualified Capital Stock of the Company or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock of the Company, or any options, warrants, or other rights to acquire Qualified Capital Stock of the Company; (3) if no Default or Event of Default shall have occurred and be continuing, the acquisition for value or payment of principal of any Indebtedness of the Company that is subordinate or junior in right of payment to the Notes either (i) solely in exchange for shares of Qualified Capital Stock of the Company or any options, warrants or other rights to acquire Qualified Capital Stock of the Company or (ii) through the application of net proceeds of (A) a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock of the Company or any options, warrants or other rights to acquire Qualified Capital Stock of the Company, or (B) Refinancing Indebtedness; (4) if no Default or Event of Default shall have occurred and be continuing, repurchases by the Company of Common Stock of the Company from employees of the Company or any of its Subsidiaries or their authorized representatives upon the death, disability or termination of employment of such employees, in an aggregate amount not to exceed $1.0 million in any calendar year; and (5) other Restricted Payments in an aggregate amount not to exceed $15.0 million.

                 In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date in accordance with clause (iii) of the first paragraph of this Section 4.10, amounts expended pursuant to clauses (1),
  (2)(ii), 3(ii)(A), (4) and (5) of the immediately preceding paragraph shall be included in such calculation.

                 Not later than the date any Restricted Payment is made, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment complies with this Indenture and setting forth in reasonable detail the basis upon which the required calculations were computed, which calculations shall be based upon the Company's latest available public quarterly financial statements.

                 SECTION 4.11. LIMITATION ON TRANSACTIONS WITH AFFILIATES.

                 (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (each, an "Affiliate Transaction"), other than (x) Affiliate Transactions permitted under paragraph (b) below and (y) Affiliate Transactions on terms that are no less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of the Company or such Restricted Subsidiary. All Affiliate Transactions (and each series of related Affiliate Transactions which is similar or part of a common plan) involving aggregate payments or other property with a fair market value in excess of $5.0 million shall be approved by the Board of Directors of the Company or such Restricted



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



  Subsidiary, as the case may be, such approval to be evidenced by a Board Resolution stating that such Board of Directors has determined that such transaction complies with the foregoing provisions. If the Company or any Restricted Subsidiary of the Company enters into an Affiliate Transaction (or a series of related Affiliate Transactions related to a common plan) that involves an aggregate fair market value of more than $10.0 million, the Company or such Restricted Subsidiary, as the case may be, shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such transaction or series of related transactions to the Company or the relevant Restricted Subsidiary, as the case may be, from a financial point of view, from an Independent Financial Advisor and file the same with the Trustee.

                 (b) The restrictions set forth in clause (a) above shall not apply to (i) reasonable fees and compensation paid to, loans or advances to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any Restricted Subsidiary of the Company as determined in good faith by the Company's Board of Directors or senior management; (ii) transactions exclusively between or among the Company and any of its Wholly Owned Restricted Subsidiaries or exclusively between or among such Wholly Owned Restricted Subsidiaries, provided such transactions are not otherwise prohibited by this Indenture; (iii) any payments or transactions pursuant to agreements in effect as of the Issue Date or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) in any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Holders in any material respect than the original agreement as in effect on the Issue Date;
  (iv) Restricted Payments permitted by this Indenture; (v) any Investments by an Affiliate of the Company in the Capital Stock (other than Disqualified Stock) of the Company or any Restricted Subsidiary of the Company; and (vi) any transaction, the terms of which are entered into on an arm's-length basis with a Person that is not then an Affiliate, which becomes an Affiliate Transaction upon the consummation thereof.

                 SECTION 4.12. LIMITATION ON INCURRENCE OF ADDITIONAL
                               INDEBTEDNESS.

                 The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, "incur") any Indebtedness (other than Permitted Indebtedness); provided, however, that if no Default or Event of Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of any such Indebtedness, the Company or any Restricted Subsidiary may incur Indebtedness (including, without limitation, Acquired Indebtedness), if on the date of the incurrence of such Indebtedness, after giving effect to the incurrence thereof, the Consolidated Fixed Charge Coverage Ratio of the Company is greater than 2.0 to
  1.0. For purposes of determining any particular amount of Indebtedness under this Section 4.12, guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included.

                 SECTION 4.13. LIMITATION ON DIVIDEND AND OTHER PAYMENT
                               RESTRICTIONS AFFECTING SUBSIDIARIES.

                 The Company shall not, and shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary of the Company to (a) pay dividends or make any other distributions on or in respect of its Capital Stock; (b) make loans or advances or to pay any Indebtedness or other obligation owed to the Company or any other Restricted Subsidiary of the Company; or (c) transfer any of its property or assets to the Company or any other Restricted Subsidiary of the Company, except for such encumbrances or restrictions existing under or by reason of: (1) applicable law; (2) this Indenture and the Notes; (3) customary non-assignment provisions of any contract or any lease governing a leasehold interest of any Restricted Subsidiary of the Company; (4) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired, provided that such Acquired Indebtedness was permitted by the terms of this Indenture; (5) the Credit Agreement; (6) agreements existing on the Issue Date to the extent and in the manner such agreements are in effect on the Issue Date; (7) restrictions on the transfer of assets subject to any Lien permitted under this Indenture imposed by the holder of such Lien; (8) restrictions imposed by any agreement with respect to an Asset Sale permitted under this Indenture to any Person pending the closing of such sale; (9) any agreement or instrument governing Capital Stock of any Person that is acquired; (10) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (c) above; or (11) any agreement governing Refinancing Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clause (2), (4), (5) or (6) above; provided, however, that the provisions relating to such encumbrance or restriction contained in any such Indebtedness are no less favorable to the Company in any material respect as determined by the Board of Directors of the Company in its reasonable and good faith judgment than the provisions relating to such encumbrance, or restriction contained in agreements referred to in such clause (2), (4), (5) or (6), respectively.

                 SECTION 4.14. PROHIBITION ON INCURRENCE OF SENIOR SUBORDINATED
                               DEBT.

                 The Company shall not incur or permit to exist Indebtedness that is senior in right of payment to the Notes and subordinate or junior in right of payment to any other Senior Debt of the Company. No Guarantor will incur or permit to exist Indebtedness that is subordinate or junior in right of payment to Guarantor Senior Debt of such Guarantor and senior in right of payment to such Guarantor's Guarantee.



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



                 SECTION 4.15. CHANGE OF CONTROL.

                 (a) Upon the occurrence of a Change of Control, the Company will be required to make an offer to purchase all or a portion of a Holder's Notes (in multiples of $1,000) pursuant to the offer described below (the "Change of Control Offer"), at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest and Additional Interest, if any (the "Change of Control Purchase Price"), to the date of purchase (the "Change of Control Payment Date"). The Company will not be required to make a Change of Control Offer if a third party makes a Change of Control Offer that would be in compliance with the provisions described in this Section 4.15 if it were made by the Company, and such third party purchases (for the consideration referred to in the immediate preceding sentence) the Notes validly tendered and not withdrawn.

                 (b) Within 30 days following the date upon which the Change of Control occurred, the Company shall send, by first class mail, a notice to each Holder, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. The notice to the Holders shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Change of Control Offer. Such notice shall state:

                 (1) that the Change of Control Offer is being made pursuant to this Section 4.15 and that all Notes tendered will be accepted for payment;

                 (2) the purchase price (including the amount of accrued interest) and the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law) (the "CHANGE OF CONTROL PAYMENT DATE");

                 (3) that any Note not tendered will continue to accrue interest and Additional Interest, if interest or Additional Interest, is then accruing;

                 (4) that, unless the Company defaults in making payment therefor, any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest and Additional Interest after the Change of Control Payment Date;

                 (5) that Holders electing to have a Note purchased pursuant to a Change of Control Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third business day prior to the Change of Control Payment Date;

                 (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than 5:00 p.m., New York City time, on the second Business Day preceding the Change of Control Payment Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased; and

                 (7) the circumstances and relevant facts regarding such Change of Control.

                 On or before the Change of Control Payment Date, the Company shall (i) accept for payment Notes or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the purchase price plus accrued interest and Additional Interest, if any, of all Notes or portions thereof so tendered and accepted and (iii) deliver to the Trustee Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail or deliver to the Holders of Notes so accepted payment in an amount equal to the purchase price plus accrued interest and Additional Interest, if any, and the Company shall execute and issue, and the Trustee shall promptly authenticate and mail or deliver to such Holders new Notes equal in principal amount to any unpurchased portion of the Notes surrendered. Any Notes not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date. For purposes of this Section 4.15, the Trustee shall act as the Paying Agent.

                 (c) Prior to the mailing of the notice referred to in clause
  (b) above, but in any event within 30 days following any Change of Control, the Company shall (i) repay in full and terminate all commitments under Indebtedness under the Credit Agreement and all other Senior Debt the terms of which require repayment upon a Change of Control, or offer to repay in full and terminate all commitments under all Indebtedness under the Credit Agreement and all such other Senior Debt and repay the Indebtedness owed to each lender which has accepted such offer or (ii) obtain the requisite consents under the Credit Agreement and all such other Senior Debt to permit the repurchase of the Notes as provided below. The Company shall first comply with the covenant in the immediately preceding sentence before it shall be required to repurchase Notes in the event of a Change of Control; PROVIDED that the Company's failure to comply with the covenant described in the immediately preceding sentence shall constitute an Event of Default described in Section 6.01(3) and not in Section 6.01(2).

                 The Company shall comply with all applicable securities laws and regulations in connection with any Change of Control Offer, including Rule 14e-1 under the Exchange Act. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.15, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.15 by virtue thereof.


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



                 SECTION 4.16. LIMITATION ON ASSET SALES.

                 The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (i) the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (as determined in good faith by the Company's Board of Directors); and (ii) at least 75% of the consideration received by the Company or the Restricted Subsidiary, as the case may be, from such Asset Sale shall be in the form of cash or Cash Equivalents and is received at the time of such disposition. Within 365 days of the consummation of an Asset Sale, the Company shall apply, or cause such Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale either: (A) to prepay any Senior Debt or Guarantor Senior Debt and, in the case of any Senior Debt or Guarantor Senior Debt under any revolving credit facility, effect a permanent reduction in the availability under such revolving credit facility, (B) to make an investment in properties and assets or Persons that replace the properties and assets that were the subject of such Asset Sale or in properties and assets that will be used in the business of the Company and its Restricted Subsidiaries as existing on the Issue Date or in businesses reasonably related thereto ("REPLACEMENT ASSETS"), or (C) a combination of prepayment and investment permitted by the foregoing clauses
  (A) and (B). Pending the final application of any such Net Cash Proceeds, the Company may temporarily reduce Senior Debt or otherwise invest such Net Cash Proceeds in any manner that is not prohibited by this Indenture. On the 366th day after an Asset Sale or such earlier date, if any, as the Board of Directors of the Company or of such Restricted Subsidiary determines not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in clauses (A), (B) and (C) of the second sentence of this paragraph (each, a "NET PROCEEDS OFFER TRIGGER DATE"), such aggregate amount of Net Cash Proceeds which have not been applied on or before such Net Proceeds Offer Trigger Date as permitted in clauses (A), (B) and (C) of the second sentence of this paragraph (each, a "NET PROCEEDS OFFER AMOUNT") shall be applied by the Company or such Restricted Subsidiary to make an offer to purchase (the "NET PROCEEDS OFFER") on a date (the "NET PROCEEDS OFFER PAYMENT DATE") not less than 30 nor more than 45 days following the applicable Net Proceeds Offer Trigger Date, from all Holders on a pro rata basis, that amount of Notes equal to the Net Proceeds Offer Amount at a price equal to 100% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest and Additional Interest, if any, thereon to the date of purchase. If at any time any non-cash consideration received by the Company or any Restricted Subsidiary of the Company, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with this Section 4.16. The Company may defer the Net Proceeds Offer until there is an aggregate unutilized Net Proceeds Offer Amount equal to or in excess of $10.0 million resulting from one or more Asset Sales (at which time, the entire unutilized Net Proceeds Offer Amount, and not just the


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



  amount in excess of $10.0 million, shall be applied as required pursuant to this paragraph).

                 In the event of the transfer of substantially all (but not all) of the property and assets of the Company and its Restricted Subsidiaries as an entirety to a Person in a transaction permitted under Section 5.01, the successor corporation shall be deemed to have sold the properties and assets of the Company and its Restricted Subsidiaries not so transferred for purposes of this Section 4.16, and shall comply with the provisions of this Section
  4.16 with respect to such deemed sale as if it were an Asset Sale. In addition, the fair market value of such properties and assets of the Company or its Restricted Subsidiaries deemed to be sold shall be deemed to be Net Cash Proceeds for purposes of this Section 4.16.

                 Each Net Proceeds Offer will be mailed to the record Holders as determined on a date shown on the register of Holders within 30 days following the Net Proceeds Offer Trigger Date, with a copy to the Trustee. A Net Proceeds Offer shall remain open for a period of 20 business days or such longer period as may be required by law. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Net Proceeds Offer and shall state the following terms:

                 (1) that the Net Proceeds Offer is being made pursuant to
  Section 4.16 and that all Notes tendered will be accepted for payment; PROVIDED, HOWEVER, that if the aggregate principal amount of Notes tendered in a Net Proceeds Offer plus accrued interest and Additional Interest, if any, at the expiration of such offer exceeds the aggregate amount of the Net Proceeds Offer, the Company shall select the Notes to be purchased on a PRO RATA basis (based on amounts tendered) (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000 or multiples thereof shall be purchased);

                 (2) the purchase price (including the amount of accrued interest and Additional Interest, if any) and the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law) (the "PROCEEDS PURCHASE DATE");

                 (3) that any Note not tendered will continue to accrue interest and Additional Interest if interest or Additional Interest is then accruing;

                 (4) that, unless the Company defaults in making payment therefor, any Note accepted for payment pursuant to the Net Proceeds Offer shall cease to accrue interest and Additional Interest after the Proceeds Purchase Date;

                 (5) that Holders electing to have a Note purchased pursuant to a Net Proceeds Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to 5:00 p.m., New York City time, on the second Business Day prior to the Proceeds Purchase Date;

                 (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than 5:00 p.m., New York City time, on the second Business Day preceding the Proceeds Purchase Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased; and

                 (7) that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

                 On or before the Proceeds Purchase Date, the Company shall (i) accept for payment Notes or portions thereof tendered pursuant to the Net Proceeds Offer which are to be purchased in accordance with item (b)(1) above,
  (ii) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the purchase price of all Notes to be purchased and (iii) deliver to the Trustee Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price plus accrued interest and Additional Interest, if any, and the Company shall execute and issue, and the Trustee shall promptly authenticate and mail or deliver to such Holders new Notes equal in principal amount to any unpurchased portion of the Notes surrendered. The Company shall publicly announce the results of the Net Proceeds Offer on or as soon as practicable after the Proceeds Purchase Date. For purposes of this Section 4.16, the Trustee shall act as the Paying Agent.

                 If the aggregate purchase price of Notes tendered pursuant to the Net Proceeds Offer is less than the Net Cash Proceeds allotted to the purchase of the Notes, the Company may apply the remaining Net Cash Proceeds for any purpose not otherwise prohibited by this Indenture.

                 The Company will comply with all applicable securities laws in connection with any Net Proceeds Offer, including Rule l4e-1 under the Exchange Act. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.16, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.16 by virtue thereof.


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



                 SECTION 4.17. LIMITATION ON PREFERRED STOCK OF RESTRICTED
                               SUBSIDIARIES.

                 The Company shall not permit any of its Restricted Subsidiaries to issue any Preferred Stock (other than to the Company or to a Wholly Owned Restricted Subsidiary of the Company) or permit any Person (other than the Company or a Wholly Owned Restricted Subsidiary of the Company) to own any Preferred Stock of any Restricted Subsidiary of the Company.

                 SECTION 4.18. LIMITATION ON LIENS.

                 The Company shall not, and shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit or suffer to exist any Liens of any kind against or upon any property or assets of the Company or any of its Restricted Subsidiaries whether owned on the Issue Date or acquired after the Issue Date, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom, except for: (A) Liens equally and ratably securing (i) Indebtedness that ranks pari passu with the Notes and the Guarantees, and (ii) the Notes and the Guarantees; (B) Liens existing as of the Issue Date to the extent and in the manner such Liens are in effect on the Issue Date; (C) Liens securing Senior Debt and Liens securing Guarantor Senior Debt; (D)Liens securing the Notes and the Guarantees; (E) Liens of the Company or a Wholly Owned Restricted Subsidiary of the Company on assets of any Subsidiary of the Company; (F) Liens securing Refinancing Indebtedness which is incurred to Refinance any Indebtedness which has been secured by a Lien permitted under this Indenture and which has been incurred in accordance with the provisions of this Indenture; provided, however, that such Liens (x) are no less favorable to the Holders and are not more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being Refinanced and (y) do not extend to or cover any property or assets of the Company or any of its Restricted Subsidiaries not securing the Indebtedness so Refinanced; and (G) Permitted Liens.

                 SECTION 4.19. CONDUCT OF BUSINESS.

                 The Company and its Restricted Subsidiaries shall not engage in any businesses which are not the same, similar or related to the businesses in which the Company and its Restricted Subsidiaries are engaged on the Issue Date.

                 SECTION 4.20. ADDITIONAL SUBSIDIARY GUARANTEES; ADDITIONAL
                               PLEDGE OF FOREIGN RESTRICTED SUBSIDIARY STOCK.

                 If (a) the Company or any of its Restricted Subsidiaries acquires or creates another Restricted Subsidiary or (b) an Unrestricted Subsidiary of the Company is redesignated as a Restricted Subsidiary or otherwise ceases to be an Unrestricted Subsidiary and thereafter is a Restricted Subsidiary, then such newly acquired, created or redesignated Restricted Subsidiary (other than a Foreign Restricted Subsidiary) shall (i) execute and deliver to the Trustee a supplemental indenture in form reasonably



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



  satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of the Company's obligations under the Notes and this Indenture on the terms set forth in this Indenture and (ii) deliver to the Trustee an Opinion of Counsel that such supplemental indenture has been duly authorized, executed and delivered by such Restricted Subsidiary and constitutes a legal, valid, binding and enforceable obligation of such Restricted Subsidiary. Thereafter, such Restricted Subsidiary shall be a Guarantor for all purposes of this Indenture.

                 If (a) the Company or any of its Restricted Subsidiaries acquires or creates another Foreign Restricted Subsidiary or (b) an Unrestricted Subsidiary of the Company is redesignated as a Foreign Restricted Subsidiary or otherwise ceases to be an Unrestricted Subsidiary and thereafter is a Foreign Restricted Subsidiary, then the Company shall (i) execute and deliver to the Trustee a pledge agreement in form reasonably satisfactory to the Trustee pursuant to which the Company shall pledge to the Trustee for the benefit of the Holders 65% of the outstanding Capital Stock and any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock of such Foreign Restricted Subsidiary to secure the Company's obligations under the Notes; provided, however, that if the Company is prohibited from pledging the Capital Stock of such foreign Subsidiary by the Credit Agreement or otherwise, then such foreign Subsidiary shall not be permitted to be a Foreign Restricted Subsidiary; and (ii) deliver to the Trustee an Opinion of Counsel that such pledge agreement has been duly authorized, executed and delivered by the Company and constitutes a legal, valid, binding and enforceable obligation of the Company.

                                  ARTICLE FIVE
                              SUCCESSOR CORPORATION

                 SECTION 5.01. WHEN COMPANY MAY MERGE, ETC.

                 (a) The Company shall not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary of the Company to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company's assets (determined on a consolidated basis for the Company and the Company's Restricted Subsidiaries) whether as an entirety or substantially as an entirety to any Person unless:

                 (i) either (1) the Company shall be the surviving or continuing corporation or (2) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company and of the Company's Restricted Subsidiaries substantially as an entirety (the "SURVIVING ENTITY") (x) shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and (y) shall expressly assume, by supplemental indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest and Additional Interest, if any, on all of the Notes and the performance of every covenant of the Notes, this Indenture and the Registration Rights Agreement on the part of the Company to be performed or observed;

                 (ii) immediately after giving effect to such transaction and the assumption contemplated by clause (i)(2)(y) above (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), the Company or such Surviving Entity, as the case may be, (1) shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction and (2) shall be able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 4.12;

                 (iii) immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (i)(2)(y) above (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred and be continuing; and

                 (iv) the Company or the Surviving Entity shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied.

                 (b) For purposes of clause (a) above, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Company, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

                 (c) Each Guarantor (other than any Guarantor whose Guarantee is to be released in accordance with the terms of the Guarantee and this Indenture in connection with any transaction complying with the provisions of
  Section 4.16) will not, and the Company will not cause or permit any Guarantor to, consolidate with or merge with or into any Person other than the Company or any other Guarantor unless: (i) the entity formed by or surviving any such consolidation or merger (if other than the Guarantor) is a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia; (ii) such surviving entity (if other than the Guarantor) assumes by supplemental indenture all of the obligations of the Guarantor on the Guarantee; (iii) immediately after giving effect to such transaction, no Default or

  Event of Default shall have occurred and be continuing; and (iv) immediately after giving effect to such transaction and the use of any net proceeds therefrom on a pro forma basis, the Company could satisfy the provisions of clause (a)(ii) of the first paragraph of this Section 5.01.

                 In connection with any merger or consolidation of a Guarantor with and into the Company (with the Company being the surviving entity) or another Guarantor that is a Wholly Owned Restricted Subsidiary of the Company, the Company need only comply with the clause (iv) of Section 5.01(a).

                 SECTION 5.02. SUCCESSOR CORPORATION SUBSTITUTED.

                 Upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Company in accordance with this Article Five, in which the Company is not the continuing corporation, the Surviving Entity shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Notes with the same effect as if such surviving entity had been named as such, and thereafter the predecessor corporation shall be relieved of all Obligations and covenants under this Indenture and the Notes; PROVIDED that solely for the purpose of calculating amounts described in clause (c) of the first paragraph of Section 4.10, any such Surviving Person shall only be deemed to have succeeded to and be substituted for the Company with respect to the period subsequent to the effective time of this transaction (and the Company shall be deemed to be the "Company" for such purposes for all prior periods).

                                   ARTICLE SIX
                              DEFAULT AND REMEDIES

                 SECTION 6.01. EVENTS OF DEFAULT.

                 An "Event of Default" is:

                 (1) the failure to pay interest or Additional Interest on any Notes when the same becomes due and payable and the default continues for a period of 30 days (whether or not such payment shall be prohibited by the subordination provisions of this Indenture);

                 (2) the failure to pay the principal on any Notes, when such principal becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase Notes tendered pursuant to a Change of Control Offer or a Net Proceeds Offer) (whether or not such payment shall be prohibited by the subordination provisions of this Indenture);

                 (3) default in the observance or performance of any other covenant or agreement contained in this Indenture which default continues for a period of 30 days


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



  after the Company receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes (except in the case of a default with respect to Section 5.01, which will constitute an Event of Default with such notice requirement but without such passage of time requirement);

                 (4) the failure to pay at final maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of any Indebtedness of the Company or any Restricted Subsidiary of the Company (including, without limitation, Indebtedness under the Credit Agreement) and such failure continues for a period of 20 days or more, or the acceleration of the final stated maturity of any such Indebtedness (which acceleration is not rescinded, annulled or otherwise cured within 20 days of receipt by the Company or such Restricted Subsidiary of notice of any such acceleration) if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final maturity or which has been accelerated, in each case with respect to which the 20- day period described above has passed, aggregates $10,000,000 or more at any time;

                 (5) one or more judgments in an aggregate amount in excess of $3,000,000 shall have been rendered against the Company or any of its Significant Subsidiaries and such judgments remain undischarged, unpaid or unstayed within a period of 60 days after such judgment or judgments become final and non-appealable;

                 (6) the Company or any of its Significant Subsidiaries (A) commences a voluntary case or proceeding under any Bankruptcy Law with respect to itself, (B) consents to the entry of a judgment, decree or order for relief against it in an involuntary case or proceeding under any Bankruptcy Law, (C) consents to the appointment of a Custodian of it or for substantially all of its property, (D) consents to or acquiesces in the institution of a bankruptcy or an insolvency proceeding against it, (E) makes a general assignment for the benefit of its creditors, or (F) takes any corporate action to authorize or effect any of the foregoing;

                 (7) a court of competent jurisdiction enters a judgment, decree or order for relief in respect of the Company or any of its Significant Subsidiaries in an involuntary case or proceeding under any Bankruptcy Law, which shall (A) approve as properly filed a petition seeking reorganization, arrangement, adjustment or composition in respect of the Company or any of its Significant Subsidiaries, (B) appoint a Custodian of the Company or any of its Significant Subsidiaries or for substantially all of its property or (C) order the winding-up or liquidation of its affairs; and such judgment, decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

                 (8) any of the Guarantees of a Guarantor that is a Significant Subsidiary ceases to be in full force and effect or any of such Guarantees is declared to be null and void and unenforceable or any of such Guarantees is found to be invalid or


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



  any of such Guarantors denies its liability under its Guarantee (other than by reason of release of such Guarantor in accordance with the terms of this Indenture).

                 SECTION 6.02. ACCELERATION.

                 (a) If an Event of Default (other than an Event of Default specified in Section 6.01(6) or (7) with respect to the Company) occurs and is continuing and has not been waived pursuant to Section 6.04, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, by notice in writing to the Company and the Trustee specifying the respective Event of Default and that it is a "notice of acceleration" (the "ACCELERATION NOTICE"), may declare the entire principal amount of and accrued interest and Additional Interest on the Notes to be due and payable immediately, and the same (i) shall become immediately due and payable or (ii) if there are any amounts outstanding under the Credit Agreement, shall become due and payable upon the first to occur of an acceleration under the Credit Agreement (which acceleration is not rescinded, annulled or otherwise cured within 20 days of receipt by the Company or such Restricted Subsidiary of notice of any such acceleration) or 5 Business Days after receipt by the Company and the Representative under the Credit Agreement of such Acceleration Notice, unless all Events of Default specified in such Acceleration Notice (other than any Event of Default in respect of non-payment of principal) shall have been cured or waived. If an Event of Default specified in Section 6.01(6) or (7) occurs with respect to the Company, the principal amount of and accrued interest and Additional Interest on the Notes shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder.

                 (b) At any time after a declaration of acceleration with respect to the Notes as described in the preceding paragraph, the Holders of a majority in principal amount of the Notes may rescind and cancel such declaration and its consequences (i) if the rescission would not conflict with any judgment or decree, (ii) if all existing Events of Default have been cured or waived except nonpayment of principal or interest or Additional Interest that has become due solely because of the acceleration, (iii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and Additional Interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid, (iv) if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances and (v) in the event of the cure or waiver of an Event of Default of the type described in clause (6) or (7) of Section 6.01, the Trustee shall have received an Officers' Certificate and an Opinion of Counsel that such Event of Default has been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereto.


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



                 SECTION 6.03. OTHER REMEDIES.

                 If an Event of Default occurs and is continuing, subject to
  Article 10 the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest or Additional Interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

                 The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

                 SECTION 6.04. WAIVER OF PAST DEFAULTS.

                 Subject to Sections 2.09, 6.07 and 9.02, the Holders of a majority in principal amount of the outstanding Notes by notice to the Trustee may waive an existing Default or Event of Default and its consequences, except a Default in the payment of principal of or interest or Additional Interest, if any, on any Note as specified in clauses (1) and (2) of Section 6.01. When a Default or Event of Default is waived, it is cured and ceases.

                 SECTION 6.05. CONTROL BY MAJORITY.

                 Subject to Section 2.09, the Holders of a majority in principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it, including, without limitation, any remedies provided for in Section 6.03. Subject to Section 7.01, however, the Trustee may refuse to follow any direction that the Trustee reasonably believes conflicts with any law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Holder, or that may involve the Trustee in personal liability; PROVIDED that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

                 SECTION 6.06. LIMITATION ON SUITS.

                 A Holder may not pursue any remedy with respect to this Indenture or the Notes unless:

                 (1) the Holder gives to a Trust Officer of the Trustee written notice of a continuing Event of Default;

                 (2) Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;



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



                 (3) such Holder or Holders offer to the Trustee indemnity reasonably satisfactory to the Trustee against any loss, liability or expense to be incurred in compliance with such request;

                 (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of satisfactory indemnity satisfactory to it; and

                 (5) during such 60-day period the Holders of a majority in principal amount of the outstanding Notes do not give the Trustee a direction which, in the opinion of the Trustee, is inconsistent with the request.

                 The foregoing limitations shall not apply to a suit instituted by a Holder for the enforcement of the payment of principal and premium, if any, or interest and Additional Interest on such Note on or after the respective due dates set forth in such Note (including upon acceleration thereof); PROVIDED that upon institution of any proceeding or exercise of any remedy, such Holders provide the Trustee with prompt written notice thereof.

                 A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

                 SECTION 6.07. RIGHTS OF HOLDERS TO RECEIVE PAYMENT.

                 Notwithstanding any other provision of this Indenture, and subject to Articles Ten and Eleven hereof, the right of any Holder to receive payment of principal of and interest and Additional Interest on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

                 SECTION 6.08. COLLECTION SUIT BY TRUSTEE.

                 If an Event of Default in payment of principal or interest or Additional Interest specified in clause (1) or (2) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company, any Guarantor or any other obligor on the Notes for the whole amount of principal and accrued interest and Additional Interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest and Additional Interest, in each case at the rate per annum borne by the Notes, and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.


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



                 SECTION 6.09. TRUSTEE MAY FILE PROOFS OF CLAIM.

                 The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, taxes, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relating to the Company or any other obligor upon the Notes, any of their respective creditors or any of their respective property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, taxes, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under
  Section 7.07. The Company's payment obligations under this Section 6.09 shall be secured in accordance with the provisions of Section 7.07 hereunder. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

                 SECTION 6.10. PRIORITIES.

                 If the Trustee collects any money or property pursuant to this Article Six, it shall, subject to Article Ten, pay out the money in the following order:

                 First:  to the Trustee for amounts due under Section 7.07;

                 Second: subject to Articles Ten and Eleven, to Holders for amounts due and unpaid on the Notes for interest and premium and Additional Interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for interest and Additional Interest and premium, respectively;

                 Third: subject to Articles Ten and Eleven, to Holders for amounts due and unpaid on the Notes for principal, ratably without preference or priority of any kind, according to the amounts due and payable on the Notes for principal; and

                 Fourth: subject to Articles Ten and Eleven, to the Company, the Guarantors, if any, or any other obligor on the Notes, as their interests may appear, or as a court of competent jurisdiction may direct.

                 The Trustee, upon prior notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.


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



                 SECTION 6.11. UNDERTAKING FOR COSTS.

                 In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by a Holder or Holders of more than 10% in principal amount of the outstanding Notes.

                 SECTION 6.12. RESTORATION OF RIGHTS AND REMEDIES.

                 If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture or any Note and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

                                  ARTICLE SEVEN
                                     TRUSTEE

                 SECTION 7.01. DUTIES OF TRUSTEE.

                 (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

                 (b) Except during the continuance of an Event of Default:

                          (1) The Trustee need perform only those duties as are specifically set forth in this Indenture and the TIA and no others and no covenants or obligations shall be implied in this Indenture against the Trustee.

                          (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificate or opinion which by any provision hereof is specifically required to be furnished to the



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



  Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                 (c) Notwithstanding anything to the contrary herein contained, the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                          (1) This paragraph does not limit the effect of paragraph (b) of this Section 7.01.

                          (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

                          (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.02, 6.04 or 6.05.

                 (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                 (e) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c), (d) and (f) of this
  Section 7.01 and Section 7.02.

                 (f) The Trustee shall not be liable for interest on any money or assets received by it except as the Trustee may agree in writing with the Company. Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

                 SECTION 7.02. RIGHTS OF TRUSTEE.

                 Subject to Section 7.01:

                 (a) The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

                 (b) Before the Trustee acts or refrains from acting, it may consult with counsel and may require an Officers' Certificate or an Opinion of Counsel, or both, which shall conform to Sections 12.04 and 12.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel.

                 (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or agent appointed with due care.

                 (d) The Trustee shall not be liable for any action that it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers.

                 (e) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

                 (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred by it in compliance with such request, order or direction.

                 (g) The Trustee may consult with counsel of its selection and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

                 (h) The Trustee shall not be charged with knowledge of any Defaults or Events of Default unless either (1) a Trust Officer of the Trustee shall have actual knowledge of such Default or Event of Default or (2) written notice of such Default or Event of Default shall have been given to the Trustee by any Holder or by the Company or any other obligor on the Notes or any holder of Senior Debt or Guarantor Senior Debt or any representative thereof.

                 (i) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed by the Trustee.

                 SECTION 7.03. INDIVIDUAL RIGHTS OF TRUSTEE.

                 The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company, any Subsidiary of the Company, or their respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

                 SECTION 7.04. TRUSTEE'S DISCLAIMER.

                 The Trustee makes no representation as to the validity or adequacy of this Indenture or the Notes, and it shall not be accountable for the Company's use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company in this Indenture or the Notes other than the Trustee's certificate of authentication.

                 SECTION 7.05. NOTICE OF DEFAULT.

                 If a Default or an Event of Default occurs and is continuing and if it is actually known to any Trust Officer, the Trustee, the Trustee shall mail to each Holder notice of the uncured Default or Event of Default within 90 days after such Default or Event of Default becomes known to the Trustee. Except in the case of a Default or an Event of Default in payment of principal of, or interest or Additional Interest on, any Note, the Trustee may withhold the notice if and so long as its Board of Directors, the executive committee of its Board of Directors or a committee of its directors and/or Trust Officers in good faith determines that withholding the notice is in the interest of the Holders.

                 SECTION 7.06. REPORTS BY TRUSTEE TO HOLDERS.

                 Within 60 days after each November 15, 1999 following initial issuance, the Trustee shall, to the extent that any of the events described in TIA ss. 313(a) occurred within the previous twelve months, but not otherwise, mail to each Holder a brief report dated as of such date that complies with TIA ss. 313(a). The Trustee also shall comply with TIA ss.ss. 313(b) and (c).

                 A copy of each report at the time of its mailing to Holders shall be mailed to the Company and filed with the SEC and each stock exchange, if any, on which the Notes are listed.

                 The Company shall promptly notify the Trustee in writing if the Notes become listed or delisted on any stock exchange and the Trustee shall comply with TIA ss. 313(d).


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



                 SECTION 7.07. COMPENSATION AND INDEMNITY.

                 The Company shall pay to the Trustee from time to time such compensation as the Company and the Trustee shall from time to time agree in writing for its services rendered by it hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it in connection with the performance of its duties under this Indenture. Such expenses shall include the reasonable fees and out-of-pocket expenses of the Trustee's agents and counsel.

                 The Company and the Guarantors shall indemnify the Trustee and its agents, employees, officers, directors and shareholders for, and hold it harmless against, any and all loss, damage, claims, liability or expense including taxes (other than taxes based upon, measured by or determined by the income of the Trustee) incurred by it except for such actions to the extent caused by any negligence, bad faith or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this trust including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its rights, powers or duties hereunder. The Trustee shall notify the Company promptly of any claim (whether asserted by the Company, a Holder or other person) asserted against the Trustee for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. At the Trustee's sole discretion, the Company shall defend the claim and the Trustee shall provide reasonable cooperation and may participate at the Company's expense in the defense. Alternatively, the Trustee may at its option have separate counsel of its own choosing and the Company shall pay the reasonable fees and expenses of such counsel; PROVIDED that the Company will not be required to pay such fees and expenses if it assumes the Trustee's defense, there is no conflict of interest between the Company and the Trustee in connection with such defense as reasonably determined by the Trustee and no Default or Event of Default has occurred and is continuing. The Company need not pay for any settlement made without its written consent, which consent shall not be unreasonably withheld. The Company need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee which is attributable to its negligence, bad faith or willful misconduct.

                 To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Notes on all assets or money held or collected by the Trustee, in its capacity as Trustee, except assets or money held in trust to pay principal of or interest or Additional Interest on particular Notes.

                 When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(6) or (7) occurs, such expenses and the compensation for such services are intended to constitute expenses of administration under any Bankruptcy Law.


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



                 The obligations of the Company under this Section 7.07 and any lien arising hereunder shall survive the resignation or removal of the Trustee, the discharge of the Company's Obligations pursuant to Article Eight or the termination of this Indenture.

                 SECTION 7.08. REPLACEMENT OF TRUSTEE.

                 The Trustee may resign by so notifying the Company in writing, such resignation to be effective upon the appointment of a successor Trustee. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by so notifying the Company and the Trustee in writing and may appoint a successor Trustee with the Company's consent which consent shall not be unreasonably withheld. The Company may remove the Trustee if:

                 (1) the Trustee fails to comply with Section 7.10;

                 (2) the Trustee is adjudged bankrupt or insolvent;

                 (3) a receiver or other public officer takes charge of the Trustee or its property; or

                 (4) the Trustee becomes incapable of acting.

                 If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall notify each Holder of such event and shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

                 A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided in Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

                 If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the outstanding Notes may petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor Trustee.


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



                 If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                 Notwithstanding replacement of the Trustee pursuant to this
  Section 7.08, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

                 SECTION 7.09. SUCCESSOR TRUSTEE BY MERGER, ETC.

                 If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee; PROVIDED that such corporation shall be otherwise qualified and eligible under this Article Seven.

                 SECTION 7.10. ELIGIBILITY; DISQUALIFICATION.

                 This Indenture shall always have a Trustee who satisfies the requirement of TIA Section 310(a)(1), (2) and (5). The Trustee (or, in the case of a corporation included in a bank holding company system, the related bank holding company) shall have a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition. In addition, if the Trustee is a corporation included in a bank holding company system, the Trustee, independently of such bank holding company, shall meet the capital requirements of TIA Section 310(a)(2). The Trustee shall comply with TIA
Section 310(b); PROVIDED, HOWEVER, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding, if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

                 SECTION 7.11. PREFERENTIAL COLLECTION OF CLAIMS AGAINST
                               COMPANY.

                 The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                  ARTICLE EIGHT
                       DISCHARGE OF INDENTURE; DEFEASANCE

                 SECTION 8.01. TERMINATION OF THE COMPANY'S OBLIGATIONS.

                 The Company may terminate its obligations under the Notes and this Indenture, except those obligations referred to in the penultimate paragraph of this Section 8.01, if all Notes previously authenticated and delivered (other than destroyed,


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



  lost or stolen Notes which have been replaced or paid or Notes for whose payment U.S. Legal Tender has theretofore been deposited with the Trustee or the Paying Agent in trust or segregated and held in trust by the Company and thereafter repaid to the Company, as provided in Section 8.05) have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it hereunder, or if:

                 (a) either (i) pursuant to Article Three, the Company shall have given notice to the Trustee and mailed a notice of redemption to each Holder of the redemption of all of the Notes under arrangements satisfactory to the Trustee for the giving of such notice or (ii) all Notes have otherwise become due and payable hereunder;

                 (b) the Company shall have irrevocably deposited or caused to be deposited with the Trustee or a trustee satisfactory to the Trustee, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds in trust solely for the benefit of the Holders for that purpose, U.S. Legal Tender in such amount as is sufficient without consideration of reinvestment of such interest, to pay principal of, premium, if any, and interest and Additional Interest on the outstanding Notes to maturity or redemption; PROVIDED that the Trustee shall have been irrevocably instructed to apply such U.S. Legal Tender to the payment of said principal, premium, if any, and interest and Additional Interest with respect to the Notes and, PROVIDED, FURTHER, that from and after the time of deposit, the money deposited shall not be subject to the rights of holders of Senior Debt pursuant to the provisions of Article Ten;

                 (c) no Default or Event of Default with respect to this Indenture or the Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company is a party or by which it is bound;

                 (d) the Company shall have paid all other sums payable by it hereunder; and

                 (e) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent providing for the termination of the Company's obligations under the Notes and this Indenture have been complied with. Such Opinion of Counsel shall also state that such satisfaction and discharge does not result in a default under the Credit Agreement (if then in effect) or any other agreement or instrument then known to such counsel that binds or affects the Company.

                 Notwithstanding the foregoing paragraph, the Company's obligations in Sections 2.05, 2.06, 2.07, 2.08, 4.01, 4.02, 7.07, 8.05 and
  8.06 shall survive until the Notes are no longer outstanding pursuant to the last paragraph of Section 2.08. After the Notes are no longer outstanding, the Company's obligations in Sections 7.07, 8.05 and 8.06 shall survive.



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



                 After such delivery or irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Company's and the Guarantors' obligations under the Notes, the Guarantees and this Indenture except for those surviving obligations specified above.

                 SECTION 8.02 LEGAL DEFEASANCE AND COVENANT DEFEASANCE.

                 (a) The Company may, at its option by Board Resolution of the Board of Directors of the Company, at any time, elect to have either paragraph
  (b) or (c) below be applied to all outstanding Notes upon compliance with the conditions set forth in Section 8.03.

                 (b) Upon the Company's exercise under paragraph (a) hereof of the option applicable to this paragraph (b), the Company and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.03, be deemed to have been discharged from its obligations with respect to the outstanding Notes and Guarantees on the date the conditions set forth below are satisfied (hereinafter, "LEGAL DEFEASANCE"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.04 hereof and the other Sections of this Indenture referred to in (i) and (ii) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), and Holders of the Notes and any amounts deposited under Section 8.03 hereof shall cease to be subject to any obligations to, or the rights of, any holder of Senior Debt or Guarantor Senior Debt under Article Ten or Eleven, as the case may be, or otherwise, except for the following provisions, which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section
  8.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest and Additional Interest on such Notes when such payments are due, (ii) the Company's obligations with respect to such Notes under Article Two and Section 4.02 hereof, (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and (iv) this Article Eight. Subject to compliance with this Article Eight, the Company may exercise its option under this paragraph (b) notwithstanding the prior exercise of its option under paragraph (c) hereof.

                 (c) Upon the Company's exercise under paragraph (a) hereof of the option applicable to this paragraph (c), the Company shall, subject to the satisfaction of the conditions set forth in Section 8.03 hereof, be released from its obligations under the covenants contained in Sections 4.10 through
  4.20 and Article Five hereof with respect to the outstanding Notes and Guarantees on and after the date the conditions set forth below are satisfied (hereinafter, "COVENANT DEFEASANCE"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes) and Holders of the Notes and any amounts deposited under Section 8.03 hereof shall cease to be subject to any obligations to, or the rights of, any holder of Senior Debt or Guarantor Senior Debt under Article Ten or Article Eleven or otherwise. For this purpose, such Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event or Default under
  Section 6.01(3) hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under paragraph (a) hereof of the option applicable to this paragraph (c), subject to the satisfaction of the conditions set forth in
  Section 8.03 hereof, those events described in Section 6.01 (except those events described in Section 6.01(1), (2), (6) and (7)) shall not constitute Events of Default.

                 SECTION 8.03. CONDITIONS TO LEGAL DEFEASANCE OR COVENANT
                               DEFEASANCE.

                 The following shall be the conditions to the application of either Section 8.02(b) or 8.02(c) hereof to the out standing Notes:

                 In order to exercise either Legal Defeasance or Covenant
Defeasance:

                 (a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, U.S. Legal Tender or U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest and Additional Interest on the Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, of such principal or installment of principal of or interest and Additional Interest on the Notes; PROVIDED that the Trustee shall have received an irrevocable written order from the Company instructing the Trustee to apply such U.S. Legal Tender or the proceeds of such U.S. Government Obligations to said payments with respect to the Notes, and the Company must specify in such written order whether the Notes are being defeased to maturity or to a particular redemption date;

                 (b) in the case of an election under Section 8.02(b) hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable United States

  Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the Notes will not recognize income, gain or loss for United States Federal income tax purposes as a result of such Legal Defeasance and will be subject to United States Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

                 (c) in the case of an election under Section 8.02(c) hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the Notes will not recognize income, gain or loss for United States Federal income tax purposes as a result of such Covenant Defeasance and will be subject to United States Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

                 (d) immediately after giving effect to such deposit on a PRO FORMA basis, no Default or Event of Default with respect to the Notes shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness all or a portion of the proceeds of which will be used to defease the Notes pursuant to this Article Eight concurrently with such incurrence) or insofar as Sections 6.01(6) and 6.01(7) hereof are concerned, at any time in the period ending on the 91st day after the date of such deposit;

                 (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of or constitute a default under this Indenture (other than a Default or Event of Default resulting from the incurrence of Indebtedness, all or a portion of the proceeds of which will be used to defease the Notes) or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

                 (f) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company;

                 (g) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with;

                 (h) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that (A) the trust funds will not be subject to any rights of any holders of Senior Debt, including, without limitation, those arising under this Indenture and (B) after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable Bankruptcy Law;

                 (i) The Company shall have paid or duly provided for payment of all amounts then due to the Trustee pursuant to Section 7.07 hereof; and

                 (j) No such deposit will result in a Default under this Indenture (other than a Default or Event of Default resulting from the incurrence of Indebtedness, all or a portion of the proceeds of which will be used to defease the Notes) or a breach or violation of, or constitute a default under, any other instrument or agreement (including, without limitation, the Credit Agreement) to which the Company or any of its subsidiaries is a party or by which it or its property is bound.

                 Notwithstanding the foregoing, the Opinion of Counsel required by clause (b) above need not be delivered if all Notes not theretofore delivered to the Trustee for cancellation (x) have become due and payable, (y) will become due and payable within one year or (z) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

                 SECTION 8.04. APPLICATION OF TRUST MONEY.

                 The Trustee or Paying Agent shall hold in trust U.S. Legal Tender or U.S. Government Obligations deposited with it pursuant to Article Eight, and shall apply the deposited U.S. Legal Tender and the money from U.S. Government Obligations in accordance with this Indenture to the payment of principal of and interest and Additional Interest on the Notes. The Trustee shall be under no obligation to invest said U.S. Legal Tender or U.S. Government Obligations except as it may agree with the Company.

                 The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Legal Tender or U.S. Government Obligations deposited pursuant to Section 8.03 hereof or the principal and interest and Additional Interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

                 Anything in this Article Eight to the contrary not withstanding, the Trustee shall deliver or pay to the Company from time to time upon the Company's request any U.S. Legal Tender or U. S. Government Obligations held by it as provided in Section 8.03 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

                 SECTION 8.05. REPAYMENT TO THE COMPANY OR THE GUARANTORS.

                 Subject to Article Eight, the Trustee and the Paying Agent shall promptly pay to the Company, or if deposited with the Trustee by any Guarantor, to such Guarantor, upon request any excess U.S. Legal Tender or U.S. Government Obligations held by them at any time and thereupon shall be relieved from all liability with respect to such money. The Trustee and the Paying Agent shall pay to the Company, or if deposited with the Trustee by any Guarantor, to such Guarantor, upon request any money held by them for the payment of principal or interest or Additional Interest that remains unclaimed for two years; PROVIDED that the Trustee or such Paying Agent, before being required to make any payment, shall at the expense of the Company cause to be published once in a newspaper of general circulation in the City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein which shall be at least 30 days from the date of such publication or mailing any unclaimed balance of such money then remaining will be repaid to the Company or a Guarantor. After payment to the Company or a Guarantor, as the case may be, Noteholders entitled to such money must look to the Company for payment as general creditors unless an applicable law designates another Person.

                 SECTION 8.06. SATISFACTION AND DISCHARGE.

                 This Indenture will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Notes, as expressly provided for in this Indenture) as to all outstanding Notes when (i) either (a) all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation or (b) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest and Additional Interest, if any, on the Notes to the date of deposit together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be; (ii) the Company has paid all other sums payable under this Indenture by the Company; and (iii) the Company has delivered to the Trustee an Officers' Certificate and an opinion of counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.

                 SECTION 8.07. REINSTATEMENT.

                 If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender or U.S. Government Obligations in accordance with Article Eight by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's and each Guarantor's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Article Eight until such time as the Trustee or Paying Agent is permitted to apply all such U.S. Legal Tender or U.S.

  Government Obligations in accordance with Article Eight; PROVIDED that if the Company or any Guarantor, as the case may be, has made any payment of interest or Additional Interest on or principal of any Notes because of the reinstatement of its obligations, the Company or any Guarantor, as the case may be, shall be subrogated to the rights of the Holders of such Notes to receive such payment from the U.S. Legal Tender or U.S. Government Obligations held by the Trustee or Paying Agent.

                                  ARTICLE NINE
                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

                 SECTION 9.01. WITHOUT CONSENT OF HOLDERS.

                 The Company, when authorized by a Board Resolution, and the Trustee, together, may (subject to Section 9.03) amend or supplement this Indenture, the Notes or any Guarantee without notice to or consent of any
  Holder:

                 (1) to cure any ambiguity, defect or inconsistency; PROVIDED that such amendment or supplement does not adversely affect the rights of any Holder;

                 (2) to comply with Article Five;

                 (3) to provide for uncertificated Notes in addition to or in place of certificated Notes;

                 (4) to comply with any requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA; or

                 (5) to make any change that would provide any additional benefit or rights to the Holders or that does not adversely affect the rights of any Holder;

                 PROVIDED that the Company has delivered to the Trustee an Opinion of Counsel and an Officers' Certificate stating that such amendment or supplement complies with the provisions of this Section 9.01.

                 SECTION 9.02. WITH CONSENT OF HOLDERS.

                 Subject to Sections 6.07 and 9.03, the Company, when authorized by a Board Resolution, and the Trustee, together, with the written consent of the Holder or Holders of at least a majority in aggregate principal amount of the outstanding Notes, may amend or supplement this Indenture, the Notes or any Guarantee without notice to any other Holders. Subject to Section 6.07, the Holder or Holders of a majority in aggregate principal amount of the outstanding Notes may waive compliance by the Company with any provision of this Indenture or the Notes without notice to any other Holder. No amendment, supplement or waiver, including a waiver pursuant to Section 6.04, shall, without the consent of each Holder of each Note affected thereby:

                 (1) change the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver of any provision of this Indenture, the Notes or any Guarantee;

                 (2) reduce the rate of or change or have the effect of changing the time for payment of interest or Additional Interest, including defaulted interest or defaulted Additional Interest, on any Notes;

                 (3) reduce the principal amount of or change or have the effect of changing the fixed maturity of any Notes, or change the date on which any Notes may be subject to redemption or repurchase, or reduce the redemption or repurchase price therefor;

                 (4) make any changes in provisions concerning waivers of Defaults or Events of Default by Holders of the Notes or the rights of Holders to recover the principal of, interest or Additional Interest on, premium, if any, or redemption payment with respect to, any Note;

                 (5) make the principal of, or the interest or Additional Interest on any Note payable with anything or in any manner other than as provided for in this Indenture and the Notes as in effect on the date hereof;

                 (6) make any change in provisions of this Indenture protecting the right of each Holder to receive payment of principal of and interest and Additional Interest on such Note on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of Notes to waive Defaults or Events of Default;

                 (7) amend, change or modify in any material respect the obligation of the Company to make and consummate a Change of Control Offer after the occurrence of an event which constitutes a Change of Control or make and consummate a Net Proceeds Offer with respect to any Asset Sale that has been consummated or modify any of the provisions or definitions with respect thereto;


                 (8) modify or change any provision of this Indenture or the related definitions affecting the subordination or ranking of the Notes or any Guarantee in a manner which adversely affects the Holders; or

                 (9) release any Guarantor from any of its obligations under its Guarantee or this Indenture otherwise than in accordance with the terms of this Indenture.

                 It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

                 After an amendment, supplement or waiver under this Section
  9.02 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

                 SECTION 9.03. EFFECT ON SENIOR DEBT.

                 No amendment, supplement or waiver of this Indenture shall affect the rights of any holder of Senior Debt or Guarantor Senior Debt, if any (including their rights under Article Ten or Article Eleven of this Indenture), without the written consent of such holder.

                 SECTION 9.04. COMPLIANCE WITH TIA.

                 Every amendment, waiver or supplement of this Indenture or the Notes shall comply with the TIA as then in effect.

                 SECTION 9.05. REVOCATION AND EFFECT OF CONSENTS.

                 Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. Subject to the following paragraph, any such Holder or subsequent Holder may revoke the consent as to such Holder's Note or portion of such Note by written notice to the Trustee or the Company received before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

                 The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be at least 30 days prior to the first solicitation of such consent. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

                 After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses
  (1) through (7) of Section 9.02, in which case, the amendment, supplement or waiver shall bind only each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note; PROVIDED that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of and interest and Additional Interest on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

                 SECTION 9.06. NOTATION ON OR EXCHANGE OF NOTES.

                 If an amendment, supplement or waiver changes the terms of a Note, the Trustee may, at the written direction of the Company, require the Holder of the Note to deliver it to the Trustee. The Trustee at the written direction of the Company may place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Any such notation or exchange shall be made at the sole cost and expense of the Company. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

                 SECTION 9.07. TRUSTEE TO SIGN AMENDMENTS, ETC.

                 The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article Nine; PROVIDED that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive, if requested, an indemnity reasonably satisfactory to it and to receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officers' Certificate each stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture. Such Opinion of Counsel shall not be an expense of the Trustee.

                                   ARTICLE TEN
                                  SUBORDINATION

                 SECTION 10.01. NOTES SUBORDINATED TO SENIOR DEBT OF THE
                                COMPANY.

                 The Company covenants and agrees and the Trustee and each Holder of the Notes, by its acceptance thereof, likewise covenants and agrees, that all Notes shall be issued subject to the provisions of this Article Ten; and the Trustee and each person holding any Note, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees that the payment of all Obligations on the Notes by the

  Company shall, to the extent and in the manner herein set forth, be subordinated and junior in right of payment to the prior payment in full in cash or Cash Equivalents of all Obligations on the Senior Debt (other than Obligations under the Credit Agreement, which must be paid in full in cash); that the subordination is for the benefit of, and shall be enforceable directly by, the holders of Senior Debt, and that each holder of Senior Debt whether now outstanding or hereinafter created, incurred, assumed or guaranteed shall be deemed to have acquired Senior Debt in reliance upon the covenants and provisions contained in this Indenture and the Notes.

                 SECTION 10.02. NO PAYMENT ON NOTES IN CERTAIN CIRCUMSTANCES.

        (a) If any default occurs and is continuing in the payment when due, whether at maturity, upon any redemption, by declaration or otherwise, of any principal of, interest or Additional Interest on, unpaid drawings for letters of credit issued in respect of, or regularly accruing fees with respect to, any Senior Debt (a "PAYMENT DEFAULT"), no payment of any kind or character shall be made by or on behalf of the Company or any other Person on its behalf with respect to any Obligations on the Notes or to acquire any of the Notes for cash or property or otherwise. In addition, if any event of default other than a Payment Default (a "NON-PAYMENT DEFAULT") occurs and is continuing with respect to any Designated Senior Debt, as such event of default is defined in the instrument creating or evidencing such Designated Senior Debt, permitting the holders of such Designated Senior Debt then outstanding to accelerate the maturity thereof and if the Representative for the respective issue of Designated Senior Debt gives written notice of the Non-payment Default to the Trustee (a "DEFAULT NOTICE"), then, unless and until all Non-payment Defaults have been cured or waived or have ceased to exist or the Trustee receives notice from the Representative for the respective issue of Designated Senior Debt terminating the Blockage Period (as defined below), during the 179 days after the delivery of such Default Notice (the "BLOCKAGE PERIOD"), neither the Company nor any other Person on its behalf shall (x) make any payment of any kind or character with respect to any Obligations on the Notes or (y) acquire any of the Notes for cash or property or otherwise. For all purposes of this
  Section 10.02(a), in no event will a Blockage Period extend beyond 179 days from the date the payment on the Notes was due and only one such Blockage Period may be commenced within any 360 consecutive days. No Non-payment Default which existed or was continuing on the date of the commencement of any Blockage Period with respect to the Designated Senior Debt shall be, or be made, the basis for commencement of a second Blockage Period by the Representative of such Designated Senior Debt whether or not within a period of 360 consecutive days, unless such Non-payment Default shall have been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action or any breach of any financial covenants for a period commencing after the date of commencement of such Blockage Period, that in either case, would give rise to a Non-payment Default pursuant to any provisions under which a Non-payment Default previously existed or was continuing shall constitute a new Non-payment Default for this purpose).


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



                 (b) In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee or any Holder when such payment is prohibited by Section 10.02(a), such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Debt (PRO RATA to such holders on the basis of the respective amount of Senior Debt held by such holders) or their respective Representatives, as their respective interests may appear. The Trustee shall be entitled to rely on information regarding amounts then due and owing on the Senior Debt, if any, received from the holders of Senior Debt (or their Representatives) or, if such information is not received from such holders or their Representatives, from the Company and only amounts included in the information provided to the Trustee shall be paid to the holders of Senior Debt.

                 Nothing contained in this Article Ten shall limit the right of the Trustee or the Holders of Notes to take any action to accelerate the maturity of the Notes pursuant to Section 6.02 or to pursue any rights or remedies hereunder; PROVIDED that all Senior Debt thereafter due or declared to be due shall first be paid in full in cash or Cash Equivalents (other than Obligations under the Credit Agreement which must be paid in full in Cash) before the Holders are entitled to receive any payment of any kind or character with respect to the Obligations on the Notes.

                 SECTION 10.03. PAYMENT OVER OF PROCEEDS UPON DISSOLUTION, ETC.

                 (a) Upon any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property, securities or otherwise, to creditors upon any total or partial liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors or marshaling of assets of the Company, or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, whether voluntary or involuntary, all Obligations with respect to all Senior Debt shall first be paid in full, in cash or Cash Equivalents (other than Obligations under the Credit Agreement which must be paid in full in cash), before any payment or distribution of any kind or character is made on account of any Obligations on the Notes, or for the acquisition of any of the Notes for cash or property or otherwise; and until all such Obligations with respect to all Senior Debt are paid in full in cash or Cash Equivalents (other than Obligations under the Credit Agreement which must be paid in full in cash), any distribution to which the Holders of the Notes would be entitled but for the subordination provisions will be made to the holders of Senior Debt as their interests may appear. Upon any such dissolution, winding-up, liquidation, reorganization, bankruptcy, insolvency, receivership or similar proceeding or assignment for the benefit of creditors or marshaling of assets, any payment or distribution of assets of the Company of any kind or character, whether in cash, property, securities or otherwise, to which the Holders of the Notes or the Trustee under this Indenture would be entitled, except for the provisions hereof, shall be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, or by the Holders of the Notes or by the Trustee under this Indenture if received by them, directly to the holders of Senior Debt (PRO RATA to such holders on the basis of the respective amounts of Senior Debt held by such holders) or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Debt may have been issued, as their respective interests may appear, for application to the payment of Senior Debt remaining unpaid until all such Senior Debt has been paid in full in cash or Cash Equivalents (other than Obligations under the Credit Agreement which must be paid in full in cash) after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of Senior Debt.

                 (b) To the extent any payment of Senior Debt (whether by or on behalf of the Company, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then, if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar person, the Senior Debt or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

                 (c) In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, shall be received by the Trustee or any Holder when such payment or distribution is prohibited by Section 10.03(a), such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Debt (PRO RATA to such holders on the basis of the respective amount of Senior Debt held by such holders) or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Debt may have been issued, as their respective interests may appear, for application to the payment of Senior Debt remaining unpaid until all such Senior Debt has been paid in full in cash or Cash Equivalents (other than Obligations under the Credit Agreement which must be paid in full in cash), after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Senior Debt.

                 SECTION 10.04. PAYMENTS MAY BE PAID PRIOR TO DISSOLUTION.

                 Nothing contained in this Article Ten or elsewhere in this Indenture shall prevent (i) the Company, except under the conditions described in Sections 10.02 and 10.03, from making payments at any time for the purpose of making payments of principal of and interest and Additional Interest on the Notes, or from depositing with the Trustee any moneys for such payments, or
  (ii) in the absence of actual knowledge of the Trustee that a given payment would be prohibited by Section 10.02 or 10.03, the application by the Trustee of any moneys deposited with it for the purpose of making such payments of principal of and interest and Additional Interest on the Notes to the Holders entitled thereto unless at least one Business Day prior to the date upon which such payment would otherwise become due and payable, the Trustee shall have received the written notice provided for in Section 10.02(a) or in Section 10.07 (PROVIDED that, notwithstanding the foregoing, such application shall otherwise be subject to the provisions of the first sentence of Section 10.02(a) and Section 10.03). The Company shall give prompt written notice to the Trustee of any dissolution, winding-up, liquidation or reorganization of the Company.

                 SECTION 10.05. SUBROGATION.

                 After the payment in full in cash or Cash Equivalents (other than Obligations under the Credit Agreement which must be paid in full in cash) of all Senior Debt and until the Notes are paid in full, the Holders of the Notes shall be subrogated to the rights of the holders of Senior Debt to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Debt; and, for the purposes of such subrogation, no such payments or distributions to the holders of the Senior Debt by or on behalf of the Company by virtue of this Article Ten which otherwise would have been made to the Holders shall, as between the Company and the Holders of the Notes, be deemed to be a payment by the Company to or on account of the Notes, it being understood that the provisions of this Article Ten are and are intended solely for the purpose of defining the relative rights of the Holders of the Notes, on the one hand, and the holders of the Senior Debt, on the other hand.

                 If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Article Ten shall have been applied, pursuant to the provisions of this Article Ten, to the payment of amounts payable under the Senior Debt, then the Holders shall be entitled to receive from the holders of such Senior Debt any payments or distributions received by such holders of Senior Debt in excess of the amount sufficient to pay all amounts payable under or in respect of the Senior Debt in full in cash or Cash Equivalents (other than Obligations under the Credit Agreement which must be paid in full in cash).

                 SECTION 10.06. OBLIGATIONS OF THE COMPANY UNCONDITIONAL

                 Nothing contained in this Article Ten or elsewhere in this Indenture or in the Notes is intended to or shall impair, as among the Company, its creditors other than the holders of Senior Debt, and the Holders of the Notes, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Notes the principal of and any interest and Additional Interest on the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders of the Notes and creditors of the Company other than the holders of the Senior Debt, nor shall anything herein or therein prevent the Holder of any Note or the Trustee on its behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

                 SECTION 10.07. NOTICE TO TRUSTEE.

                 The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Notes pursuant to the provisions of this Article Ten, but the failure to give such notice shall not affect the subordination of the Notes to the Senior Debt as provided in this Article 10. Regardless of anything to the contrary contained in this Article Ten or elsewhere in this Indenture, the Trustee shall not be charged with knowledge of the existence of any default or event of default with respect to any Senior Debt or of any other facts which would prohibit the making of any payment to or by the Trustee unless and until the Trustee shall have received notice in writing from the Company, or from a holder of Senior Debt or a Representative therefor, and, prior to the receipt of any such written notice, the Trustee shall be entitled to assume (in the absence of actual knowledge to the contrary) that no such facts exist.

                 In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any person as a holder of Senior Debt (other than Indebtedness under the Credit Agreement) to participate in any payment or distribution pursuant to this Article Ten, the Trustee may request such person to furnish evidence to the reasonable satisfaction of the Trustee as to the amounts of Senior Debt (other than Indebtedness under the Credit Agreement) held by such person, the extent to which such person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such person under this Article Ten and, if such evidence is not furnished, the Trustee may defer any payment to such person pending judicial determination as to the right of such person to receive such payment.

                 SECTION 10.08. RELIANCE ON JUDICIAL ORDER OR CERTIFICATE OF
                                LIQUIDATING AGENT.

                 Upon any payment or distribution of assets of the Company referred to in this Article Ten, the Trustee, subject to the provisions of Article Seven hereof, and the Holders of the Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which bankruptcy, dissolution, winding-up, liquidation or reorganization proceedings are pending, or upon certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, delivered to the Trustee or the Holders of the Notes, for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Ten.

                 SECTION 10.09. TRUSTEE'S RELATION TO SENIOR DEBT.

                 The Trustee and any agent of the Company or the Trustee shall be entitled to all the rights set forth in this Article Ten with respect to any Senior Debt which may at any time be held by it in its individual or any other capacity to the same extent as any other holder of Senior Debt and nothing in this Indenture shall deprive the Trustee or any such agent of any of its rights as such holder.

                 With respect to the holders of Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article Ten, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders or the Company or any other person money or assets to which any holders of Senior Debt shall be entitled by virtue of this Article Ten, except if such payment is made as a result of willful misconduct or gross negligence of the Trustee.

                 Whenever a distribution is to be made or a notice given to holders or owners of Senior Debt, the distribution may be made and the notice given to their Representatives, if any.

                 In the event that the Trustee or any Holder receives any payment of any Obligations with respect to the Notes at a time when the Trustee or such Holder, as applicable, has actual knowledge that such payment is prohibited by Article 10 hereof, such payment shall be held by the Trustee or such Holder, in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to, the holders of Senior Debt as their interests may appear or their Representative under the indenture or other agreement (if any) pursuant to which Senior Debt may have been issued, as their respective interests may appear, for application to the payment of all Obligations with respect to Senior Debt remaining unpaid to the extent necessary to pay such Obligations in full in cash in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

                 SECTION 10.10. SUBORDINATION RIGHTS NOT IMPAIRED BY ACTS OR
                                OMISSIONS OF THE COMPANY OR HOLDERS OF SENIOR DEBT.

                 No right of any present or future holders of any Senior Debt to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

                 Without in any way limiting the generality of this Section 10.10, the holders of Senior Debt may, at any time and from time to time, without the consent of or notice to the Trustee, without incurring responsibility to the Trustee or the Holders of the Notes and without impairing or releasing the subordination provided in this Article Ten or the obligations hereunder of the Holders of the Notes to the holders of the Senior Debt, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Debt, or otherwise amend or supplement in any manner Senior Debt, or any instrument evidencing the same or any agreement under which Senior Debt is outstanding; (ii) sell, exchange, release, foreclose against or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt; (iii) release any Person liable in any manner for the payment or collection of Senior Debt; and (iv) exercise or refrain from exercising any rights against the Company, any Subsidiary thereof and any other Person.

                 SECTION 10.11. NOTEHOLDERS AUTHORIZE TRUSTEE TO EFFECTUATE
                                SUBORDINATION OF NOTES.

                 Each Holder of Notes by its acceptance of them authorizes and expressly directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate, as between the holders of Senior Debt and the Holders of Notes, the subordination provided in this Article Ten, and appoints the Trustee its attorney-in-fact for such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or otherwise), the filing of a claim for the unpaid balance of its or his Notes and accrued interest and Additional Interest in the form required in those proceedings.

                 If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of the Senior Debt or their Representative are or is hereby authorized to have the right to file and are or is hereby authorized to file an appropriate claim for and on behalf of the Holders of said Notes. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Senior Debt or their Representative to authorize or consent to or accept or adopt on behalf of any Holders any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee or the holders of Senior Debt or their Representative to vote in respect of the claim of any Holder in any such proceeding.

                 SECTION 10.12. THIS ARTICLE TEN NOT TO PREVENT EVENTS OF
                                DEFAULT.

                 The failure to make a payment on account of principal of or interest or Additional Interest on the Notes by reason of any provision of this Article Ten will not be construed as preventing the occurrence of a Default or an Event of Default under Section 6.01.

                 Nothing contained in this Article Ten shall limit the right of the Trustee or the Holders of Notes to take any action to accelerate the maturity of the Notes pursuant to Article Six or to pursue any rights or remedies hereunder or under applicable law, subject to the rights, if any, under this Article Ten of the holders, from time to time, of Senior Debt.

                 SECTION 10.13. TRUSTEE'S COMPENSATION NOT PREJUDICED.

                 Nothing in this Article Ten will apply to amounts due to the Trustee, in its capacity as such, pursuant to other sections in this Indenture.

                                 ARTICLE ELEVEN
                                   GUARANTEES

                 SECTION 11.01. UNCONDITIONAL GUARANTEE.

                 Subject to this Article 11, each Guarantor hereby unconditionally, jointly and severally, guarantees (such guarantee to be referred to herein as the "GUARANTEE") to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, the Notes or the obligations of the Company hereunder or thereunder, that: (i) the principal of and interest and Additional Interest on the Notes will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration or otherwise and interest on the overdue principal, if any, and interest on any interest and Additional Interest, to the extent lawful, of the Notes and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Notes or of any such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration or otherwise, subject, however, in the case of clauses (i) and
  (ii) above, to the limitations set forth in Section 11.05. Each Guarantor hereby agrees that its Obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstances which might otherwise constitute a legal or equitable discharge or defense of a guarantor, subject to the provisions of this Article 11. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Guarantee will not be discharged except by complete performance of the obligations contained in the Notes, this Indenture and in this Guarantee. If any Holder or the Trustee is required by any court or otherwise to return to the Company, any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or any Guarantor, any amount paid by the Company or any Guarantor to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect as to such amount only. Each Guarantor further agrees that, as between each Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article Six for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article Six, such Obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of this Guarantee.

                 SECTION 11.02. SUBORDINATION OF GUARANTEE.

                 Each Guarantor agrees, and each Holder by accepting a Guarantee agrees, that all Obligations owed under and in respect of such Guarantees are subordinated in right of payment, to the extent and in the manner provided in this Article Eleven, to the prior indefeasible payment in full in cash or Cash Equivalents (other than Obligations under the Credit Agreement, which must be paid in full in cash), of all Guarantor Senior Debt of such Guarantor on the same basis as the Notes are junior and subordinated to the Senior Debt of the Company, and that the subordination of the Guarantees pursuant to this Article Eleven is for the benefit of, and shall be enforceable directly by, all holders of all Guarantor Senior Debt of such Guarantor, whether outstanding on the Issue Date or issued thereafter, and that each holder of Guarantor Senior Debt shall be deemed to have acquired Guarantor Senior Debt in reliance upon the covenants and provisions contained in this Indenture and the Notes.

                 SECTION 11.03. SEVERABILITY.

                 In case any provision of this Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                 SECTION 11.04. RELEASE OF A GUARANTOR.

                 (a) Upon the direct or indirect sale or disposition of all of the Capital Stock, or all or substantially all of the assets, of a Guarantor by the Company or one or more Restricted Subsidiaries of the Company in a transaction constituting an Asset Sale (including, without limitation, a foreclosure pursuant to the Credit Agreement), the Net Cash Proceeds of which are applied in accordance with Section 4.16 and the Guarantor is released from all of its obligations under the Credit Agreement, or upon the consolidation or merger of a Guarantor with or into any Person in compliance with Article Five (in each case, other than to the Company or a Wholly Owned Restricted

  Subsidiary), or if any Guarantor is dissolved or liquidated in accordance with this Indenture, or if a Guarantor is designated an Unrestricted Subsidiary, such Guarantor and each Subsidiary of such Guarantor that is also a Guarantor shall be automatically and unconditionally released from all obligations under this Article Eleven without any further action required on the part of the Trustee or any Holder or any other person; PROVIDED, HOWEVER, that each such Guarantor is sold or disposed of in accordance with this Indenture. Any Guarantor not so released or the entity surviving such Guarantor, as applicable, shall remain or be liable under its Guarantee as provided in this Article Eleven.

                 (b) The Trustee shall deliver an appropriate instrument evidencing the release of a Guarantor upon receipt of a request by the Company or such Guarantor accompanied by an Officers' Certificate and an Opinion of Counsel certifying as to the compliance with this Section 11.04, PROVIDED the legal counsel delivering such Opinion of Counsel may rely as to matters of fact on one or more Officers' Certificates.

                 The Trustee shall execute any documents reasonably requested by the Company or a Guarantor in order to evidence the release of such Guarantor from its obligations under its Guarantee endorsed on the Notes and under this Article Eleven.

                 SECTION 11.05. LIMITATION OF GUARANTOR'S LIABILITY.

                 Each Guarantor and by its acceptance hereof each Holder hereby confirms that it is the intention of all such parties that the guarantee by such Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law. To effectuate the foregoing intention, the Holders and such Guarantor hereby irrevocably agree that the Obligations of such Guarantor under its Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to Section 11.07, result in the Obligations of such Guarantor under its Guarantee not constituting such fraudulent transfer or conveyance.

                 SECTION 11.06. GUARANTORS MAY CONSOLIDATE, ETC., ON CERTAIN
                                TERMS.

                 (a) Nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor that is a Wholly Owned Restricted Subsidiary of the Company or shall prevent any sale or conveyance of the assets of a Guarantor to the Company or another Guarantor that is a Wholly Owned Restricted Subsidiary of the Company. Upon any such consolidation, merger, sale or conveyance, the Guarantee given by such Guarantor shall be released.

                 (b) Except as set forth in Article Four hereof, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into a corporation or corporations other than the Company or another Guarantor (whether or not affiliated with the Guarantor), or successive consolidations or mergers in which a Guarantor or its successor or successors shall be a party or parties, or shall prevent any sale or conveyance of all or substantially all of the assets of a Guarantor to a corporation other than the Company or another Guarantor (whether or not affiliated with the Guarantor); PROVIDED, HOWEVER, that, subject to Sections 11.04 and 11.06(a), either (x) the transaction is an Asset Sale consummated in accordance with Section 4.16, or (y) (i) the entity formed by or surviving any such consolidation or merger (if other than such Guarantor) or to which such sale, lease, conveyance or other disposition shall have been made is a corporation organized and existing under the laws of the United States, any State thereof or the District of Columbia, (ii) immediately after such transaction, and giving effect thereto, no Default or Event of Default shall have occurred as a result of such transaction and be continuing and (iii) each Guarantor hereby covenants and agrees that, upon any such consolidation, merger, sale or conveyance, the Guarantee of such Guarantor set forth in this Article Eleven, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by such Guarantor, shall be expressly assumed (in the event that the Guarantor is not the surviving corporation in such transaction), by supplemental indenture satisfactory in form to the Trustee, executed and delivered to the Trustee, together with an Officers' Certificate of the Company and an Opinion of Counsel stating that the transaction and such supplemental indenture comply with this Indenture, by the corporation formed by such consolidation, or into which the Guarantor shall have merged, or by the corporation that shall have acquired such property. In the case of any such consolidation, merger, sale or conveyance that is not an Asset Sale consummated in accordance with Section 4.16, upon the assumption by the successor corporation, by supplemental indenture executed and delivered to the Trustee and satisfactory in form to the Trustee of the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor corporation shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor.

                 SECTION 11.07. CONTRIBUTION.

                 In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, INTER SE, that in the event any payment or distribution is made by any Guarantor (a "FUNDING GUARANTOR") under this Guarantee, such Funding Guarantor shall be entitled, subject to Section 11.05 hereof, to a contribution from all other Guarantors in a PRO RATA amount based on the net assets of each Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Company's obligations with respect to the Notes or any other Guarantor's Obligations with respect to this Guarantee.

                 SECTION 11.08. WAIVER OF SUBROGATION.

                 Each Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Company or other Guarantors that arise from the existence, payment, performance or enforcement of such Guarantor's Obligations under this Guarantee and this Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder of Notes against the Company or other Guarantors, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company or other Guarantors, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and the Notes shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Holders of the Notes and holders of the Guarantor Senior Debt, and shall forthwith be paid to the Trustee to be credited and applied in accordance with the terms of this Indenture. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 11.08 is knowingly made in contemplation of such benefits.

                 SECTION 11.09. EXECUTION OF GUARANTEE.

                 To evidence their Guarantee to the Noteholders specified in
  Section 11.01, the Guarantors hereby agree to execute the Guarantee in substantially the form of EXHIBIT A recited to be endorsed on each Note ordered to be authenticated and delivered by the Trustee. Each Guarantor hereby agrees that its Guarantee set forth in Section 11.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee. Each such Guarantee shall be signed on behalf of each Guarantor by two Officers, or an Officer and an Assistant Secretary or one Officer shall sign and one Officer or an Assistant Secretary (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to such Guarantee prior to the authentication of the Note on which it is endorsed, and the delivery of such Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of such Guarantee on behalf of such Guarantor. Such signatures upon the Guarantee may be by manual or facsimile signature of such officers and may be imprinted or otherwise reproduced on the Guarantee, and in case any such officer who shall have signed the Guarantee shall cease to be such officer before the Note on which such Guarantee is endorsed shall have been authenticated and delivered by the Trustee or disposed of by the Company, such Note nevertheless may be authenticated and delivered or disposed of as though the person who signed the Guarantee had not ceased to be such officer of the Guarantor.



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



                 SECTION 11.10. NO PAYMENT ON GUARANTEES IN CERTAIN
                                CIRCUMSTANCES.

                 (a) If any default occurs and is continuing in the payment when due, whether at maturity, upon any redemption, by declaration or otherwise, of any principal of, interest on, unpaid drawings for letters of credit issued in respect of, or regularly accruing fees with respect to, any Guarantor Senior Debt or Senior Debt guaranteed by any Guarantor (a "GUARANTOR PAYMENT DEFAULT"), no payment of any kind or character shall be made by or on behalf of the Guarantor or any other Person on its behalf with respect to any Obligations on the Notes or any of the obligations of such Guarantor on its Guarantee or to acquire any of the Notes for cash or property or otherwise. In addition, if any event of default other than a Guarantor Payment Default (a "GUARANTOR NON-PAYMENT DEFAULT") occurs and is continuing with respect to any Designated Senior Debt guaranteed by a Guarantor (which guarantee constitutes Guarantor Senior Debt of such Guarantor), as such event of default is defined in the instrument creating or evidencing such Designated Senior Debt, permitting the holders of such Designated Senior Debt then outstanding to accelerate the maturity thereof and if the Representative for the respective issue of Designated Senior Debt gives written notice of the Guarantor Non-payment Default to the Trustee (a "GUARANTOR DEFAULT NOTICE"), then, unless and until all Guarantor Non-payment Defaults have been cured or waived or have ceased to exist or the Trustee receives notice from the Representative for the respective issue of Designated Senior Debt terminating the Guarantor Blockage Period (as defined below), during the 179 days after the delivery of such Guarantor Default Notice (the "GUARANTOR BLOCKAGE PERIOD"), neither the Guarantor nor any other Person on its behalf shall (x) make any payment of any kind or character with respect to any Obligations on the Notes or under its Guarantee or (y) acquire any of the Notes for cash or property or otherwise. For all purposes of this Section 11.10(a), in no event will a Guarantor Blockage Period extend beyond 179 days from the date the payment on the Notes was due and only one such Guarantor Blockage Period may be commenced within any 360 consecutive days. No Guarantor Non-payment Default which existed or was continuing on the date of the commencement of any Guarantor Blockage Period with respect to the Designated Senior Debt shall be, or be made, the basis for commencement of a second Guarantor Blockage Period by the Representative of such Designated Senior Debt whether or not within a period of 360 consecutive days, unless such Non-payment Default shall have been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action or any breach of any financial covenants for a period commencing after the date of commencement of such Guarantor Blockage Period that, in either case, would give rise to a Guarantor Non-payment Default pursuant to any provisions under which a Guarantor Non-payment Default previously existed or was continuing shall constitute a new Guarantor Non-payment Default for this purpose).

                 (b) In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee or any Holder when such payment is prohibited by Section 11.10(a), such payment shall be held in trust for the benefit of, shall be paid over or delivered to, the holders of Guarantor Senior Debt (PRO RATA to such holders on the basis of the respective amount of Guarantor Senior Debt held by such holders) or their respective Representatives, as their respective interests may appear. The Trustee shall be entitled to rely on information regarding amounts then due and owing on the Guarantor Senior Debt, if any, received from the holders of Guarantor Senior Debt (or their Representatives) or, if such information is not received from such holders or their Representatives, from such Guarantor and only amounts included in the information provided to the Trustee shall be paid to the holders of Guarantor Senior Debt.

                 Nothing contained in this Article Eleven shall limit the right of the Trustee or the Holders of Notes to take any action to accelerate the maturity of the Notes pursuant to Section 6.02 or to pursue any rights or remedies hereunder; provided that all Guarantor Senior Debt thereafter due or declared to be due shall first be paid in full in cash or Cash Equivalents (other than Obligations under the Credit Agreement which must be paid in full in cash) before the Holders are entitled to receive any payment of any kind or character with respect to the Obligations on the Notes or on account of any Guarantor's Guarantee.

                 SECTION 11.11. PAYMENT OVER OF PROCEEDS UPON DISSOLUTION, ETC.

                 (a) Upon any payment or distribution of assets of any Guarantor of any kind or character, whether in cash, property, securities or otherwise, to creditors upon any total or partial liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors or marshaling of assets of such Guarantor, or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to any Guarantor or its property, whether voluntary or involuntary, all Obligations with respect to all Guarantor Senior Debt shall first be paid in full, in cash or Cash Equivalents (other than Obligations under the Credit Agreement which must be paid in full in cash), before any payment or distribution of any kind or character is made on account of any Obligations on the Notes or any of the Obligations of such Guarantor on its Guarantee, or for the acquisition of any of the Notes for cash or property or otherwise; and until all such Obligations with respect to all Guarantor Senior Debt are paid in full in cash or Cash Equivalents (other than Obligations under the Credit Agreement which must be paid in full in cash), any distribution to which the Holders of the Notes would be entitled but for the subordination provisions will be made to the holders of Guarantor Senior Debt as their interests may appear. Upon any such dissolution, winding-up, liquidation, reorganization, bankruptcy, insolvency, receivership or similar proceeding or assignment for the benefit of creditors or marshaling of assets, any payment or distribution of assets of any Guarantor of any kind or character, whether in cash, property, securities or otherwise, to which the Holders of the Notes or the Trustee under this Indenture would be entitled, except for the provisions hereof, shall be paid by such Guarantor or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, or by the Holders of the Notes or by the Trustee under this Indenture if received by them, directly to the holders of Guarantor Senior Debt (PRO RATA to such holders on the basis of the respective amounts of Guarantor Senior Debt held by such holders) or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Guarantor Senior Debt may have been issued, as their respective interests may appear, for application to the payment of Guarantor Senior Debt remaining unpaid until all such Guarantor Senior Debt has been paid in full in cash or Cash Equivalents (other than Obligations under the Credit Agreement which must be paid in full in cash) after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of Guarantor Senior Debt.

                 (b) To the extent any payment of Guarantor Senior Debt (whether by or on behalf of such Guarantor, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then, if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar person, the Guarantor Senior Debt or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

                 (c) In the event that, notwithstanding the foregoing, any payment or distribution of assets of a Guarantor of any kind or character, whether in cash, property or securities, shall be received by the Trustee or any Holder when such payment or distribution is prohibited by Section 11.11(a), such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Guarantor Senior Debt (PRO RATA to such holders on the basis of the respective amount of Guarantor Senior Debt held by such holders) or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Guarantor Senior Debt may have been issued, as their respective interests may appear, for application to the payment of Guarantor Senior Debt remaining unpaid until all such Guarantor Senior Debt has been paid in full in cash or Cash Equivalents (other than Obligations under the Credit Agreement which must be paid in full in cash), after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Guarantor Senior Debt.

                 SECTION 11.12. PAYMENTS MAY BE PAID PRIOR TO DISSOLUTION.

                 Nothing contained in this Article Eleven or elsewhere in this Indenture shall prevent (i) any Guarantor, except under the conditions described in Sections 10.02, 10.03, 11.10 and 11.11, from making payments at any time for the purpose of making payments of principal of and interest and Additional Interest on the Notes, or from depositing with the Trustee any moneys for such payments, or (ii) in the absence of actual knowledge by the Trustee that a given payment would be prohibited by Section 10.02, 10.03,
  11.10 or 11.11, the application by the Trustee of any moneys deposited with it for the purpose of making such payments of principal of and interest and Additional Interest on the Notes to the Holders entitled thereto unless at least one Business Day prior to the date upon which such payment would otherwise become due and payable, the Trustee shall have received the written notice provided for in Section

  10.02(a), 10.07, 11.10(a) or in Section 11.15 (provided that, notwithstanding the foregoing, such application shall otherwise be subject to the provisions of the first sentence of Section 10.02(a), 11.10(a) and Section 11.11). Each Guarantor shall give prompt written notice to the Trustee of any dissolution, winding-up, liquidation or reorganization of any Guarantor.

                 SECTION 11.13. SUBROGATION.

                 After the payment in full in cash or Cash Equivalents (other than Obligations under the Credit Agreement which must be paid in full in cash) of all Guarantor Senior Debt and until the Notes are paid in full, the Holders shall be subrogated to the rights of the holders of Guarantor Senior Debt to receive payments or distributions of cash, property or securities of such Guarantor applicable to the Guarantor Senior Debt of such Guarantor; and, for the purposes of such subrogation, no such payments or distributions to the holders of the Guarantor Senior Debt by or on behalf of such Guarantor by virtue of this Article Eleven which otherwise would have been made to the Holders shall, as between the Guarantors and the Holders of the Notes, be deemed to be a payment by such Guarantor to or on account of the Notes, it being understood that the provisions of this Article Eleven are and are intended solely for the purpose of defining the relative rights of the Holders of the Notes, on the one hand, and the holders of the Guarantor Senior Debt, on the other hand.

                 If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Article Eleven shall have been applied, pursuant to the provisions of this Article Eleven, to the payment of amounts payable under the Guarantor Senior Debt, then the Holders shall be entitled to receive from the holders of such Guarantor Senior Debt any payments or distributions received by such holders of Guarantor Senior Debt in excess of the amount sufficient to pay all amounts payable under or in respect of the Guarantor Senior Debt in full in cash or Cash Equivalents (other than Obligations under the Credit Agreement which must be paid in full in cash).

                 SECTION 11.14. OBLIGATIONS OF EACH GUARANTOR UNCONDITIONAL.

                 Nothing contained in this Article Eleven or elsewhere in this Indenture or in the Notes or the Guarantees is intended to or shall impair, as among any Guarantor, its creditors, other than the holders of Guarantor Senior Debt and the Holders of the Notes, the obligation of such Guarantor, which is absolute and unconditional, to pay to the Holders of the Notes the principal of and any interest and Additional Interest on the Notes as and when the same shall become due and payable in accordance with the terms of the Guarantees, or is intended to or shall affect the relative rights of the Holders of the Notes and creditors of any Guarantor other than the holders of Guarantor Senior Debt, nor shall anything herein or therein prevent the Holder of any Note or the Trustee on its behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, in respect of cash, property or securities of any Guarantor received upon the exercise of any such remedy.

                 SECTION 11.15. NOTICE TO TRUSTEE.

                 The Company or any Guarantor shall give prompt written notice to the Trustee of any fact known to the Company or any such Guarantor which would prohibit the making of any payment to or by the Trustee in respect of the Guarantees pursuant to the provisions of this Article Eleven, but the failure to give such notice shall not affect the subordination of the Guarantees to the Guarantor Senior Debt as provided in this Article 11. Regardless of anything to the contrary contained in this Article Eleven or elsewhere in this Indenture, the Trustee shall not be charged with knowledge of the existence of any default or event of default with respect to any Guarantor Senior Debt or of any other facts which would prohibit the making of any payment to or by the Trustee unless and until the Trustee shall have received notice in writing from the Company or a Guarantor, or from a holder of Guarantor Senior Debt or a Representative therefor, and, prior to the receipt of any such written notice, the Trustee shall be entitled to assume (in the absence of actual knowledge to the contrary) that no such facts exist.

                 In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any person as a holder of Guarantor Senior Debt (other than Indebtedness under the Credit Agreement) to participate in any payment or distribution pursuant to this Article Eleven, the Trustee may request such person to furnish evidence to the reasonable satisfaction of the Trustee as to the amounts of Guarantor Senior Debt (other than Indebtedness under the Credit Agreement) held by such person, the extent to which such person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such person under this Article Eleven, and if such evidence is not furnished the Trustee may defer any payment to such person pending judicial determination as to the right of such person to receive such payment.

                 SECTION 11.16. RELIANCE ON JUDICIAL ORDER OR CERTIFICATE OF
                                LIQUIDATING AGENT.

                 Upon any payment or distribution of assets of any Guarantor referred to in this Article Eleven, the Trustee, subject to the provisions of Article Seven hereof, and the Holders of the Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which bankruptcy, dissolution, winding-up, liquidation or reorganization proceedings are pending, or upon certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, delivered to the Trustee or the holders of the Notes, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Guarantor Senior Debt and other Indebtedness of such Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Eleven.

                 SECTION 11.17. TRUSTEE'S RELATION TO GUARANTOR SENIOR DEBT.

                 The Trustee and any agent of any Guarantor or the Trustee shall be entitled to all the rights set forth in this Article Eleven with respect to any Guarantor Senior Debt which may at any time be held by it in its individual or any other capacity to the same extent as any other holder of Guarantor Senior Debt and nothing in this Indenture shall deprive the Trustee or any such agent of any of its rights as such holder.

                 With respect to the holders of Guarantor Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article Eleven, and no implied covenants or obligations with respect to the holders of Guarantor Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Guarantor Senior Debt and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders or any such Guarantor or any other person money or assets to which any holders of Guarantor Senior Debt shall be entitled by virtue of this Article, except if such payment is made as a result of willful misconduct or gross negligence of the Trustee.

                 Whenever a distribution is to be made or a notice given to holders or owners of Guarantor Senior Debt, the distribution may be made and the notice given to their Representatives, if any.

                 In the event that the Trustee or any Holder receives any payment of any Obligations with respect to the Notes at a time when the Trustee or such Holder, as applicable, has actual knowledge that such payment is prohibited by Article 11 hereof, such payment shall be held by the Trustee or such Holder, in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to, the holders of Guarantor Senior Debt as their interests may appear or their Representative under the indenture or other agreement (if any) pursuant to which Guarantor Senior Debt may have been issued, as their respective interests may appear, for application to the payment of all Obligations with respect to Guarantor Senior Debt remaining unpaid to the extent necessary to pay such Obligations in full in cash in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Guarantor Senior Debt.

                 SECTION 11.18. SUBORDINATION RIGHTS NOT IMPAIRED BY ACTS OR
                                OMISSIONS OF A GUARANTOR OR HOLDERS OF GUARANTOR SENIOR DEBT.

                 No right of any present or future holders of any Guarantor Senior Debt to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Guarantor or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by such Guarantor with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

                 Without in any way limiting the generality of this Section 11.18, the holders of Guarantor Senior Debt may, at any time and from time to time, without the consent of or notice to the Trustee, without incurring responsibility to the Trustee or the Holders and without impairing or releasing the subordination provided in this Article Eleven or the obligations hereunder of the Holders to the holders of the Guarantor Senior Debt, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Guarantor Senior Debt, or otherwise amend or supplement in any manner Guarantor Senior Debt, or any instrument evidencing the same or any agreement under which Guarantor Senior Debt is outstanding; (ii) sell, exchange, release, foreclose against or otherwise deal with any property pledged, mortgaged or otherwise securing Guarantor Senior Debt; (iii) release any person liable in any manner for the payment or collection of Guarantor Senior Debt; and (iv) exercise or refrain from exercising any rights against such Guarantor, any Subsidiary thereof and any other person.

                 SECTION 11.19. NOTEHOLDERS AUTHORIZE TRUSTEE TO EFFECTUATE
                                SUBORDINATION OF GUARANTEES.

                 Each Holder by its acceptance of them authorizes and expressly directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate, as between the holders of Guarantor Senior Debt and the Holders, the subordination provided in this Article Eleven, and appoints the Trustee its attorney-in-fact for such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of any Guarantor (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or otherwise), the filing of a claim for the unpaid balance of its or his Notes and accrued interest in the form required in those proceedings.

                 If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of the Guarantor Senior Debt or their Representative are or is hereby authorized to have the right to file and are or is hereby authorized to file an appropriate claim for and on behalf of the Holders of said Notes. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Guarantor Senior Debt or their Representative to authorize or consent to or accept or adopt on behalf of any Holders any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee or the holders of Guarantor Senior Debt or their Representative to vote in respect of the claim of any Holder in any such proceeding.

                 SECTION 11.20. THIS ARTICLE ELEVEN NOT TO PREVENT EVENTS OF
                                DEFAULT.

                 The failure to make a payment on account of principal of or interest or Additional Interest on the Notes by reason of any provision of this Article Eleven will not be construed as preventing the occurrence of an Event of Default.

                 SECTION 11.21. TRUSTEE'S COMPENSATION NOT PREJUDICED.

                 Nothing in this Article Eleven will apply to amounts due to the Trustee, in its capacity as such, pursuant to other sections in this Indenture.

                                 ARTICLE TWELVE
                                  MISCELLANEOUS

                 SECTION 12.01. TIA CONTROLS.

                 If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

                 SECTION 12.02. NOTICES.

                 Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by private courier service guaranteeing next day delivery, by telex, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:


                 if to the Company or the Guarantors, if any:

                 NationsRent, Inc.
                 450 East Las Olas Boulevard
                 Fort Lauderdale, Florida 33301
                 Attention: Gene J. Ostrow
                 Telecopy:   (305) 954-6585

                 with a copy to:

                 Akerman, Senterfitt & Eidson
                 One S.E. 3rd Avenue
                 28th Floor
                 Miami, Florida  33131
                 Attention:  Steven K. Roddenbury, Esq.
                 Telecopy: (305) 374-5095
                 if to the Trustee:

                 The Bank of New York
                 101 Barclay Street
                 Floor 21 West
                 New York, New York  10286
                 Attention:  Corporate Trust Trustee Administration
                 Telecopy:  (212) 815-5195

                 Each of the Company, the Guarantors and the Trustee by written notice to each other such Person may designate additional or different addresses for notices to such Person. Any notice or communication to the Company, the Guarantors, if any, or the Trustee shall be deemed to have been given or made as of the date so delivered if personally delivered or delivered by private courier service guaranteeing next day delivery; when receipt is acknowledged, if faxed; and five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

                 Any notice or communication mailed to a Holder shall be mailed to such Holder by first class mail or other equivalent means at such Holder's address as it appears on the registration books of the Registrar and shall be sufficiently given to such Holder if so mailed within the time prescribed.

                 Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

                 SECTION 12.03. COMMUNICATIONS BY HOLDERS WITH OTHERS HOLDERS.

                 Holders may communicate pursuant to TIA ss. 312(b) with other HolderS with respect to their rights under this Indenture or the Notes. The Company, the Guarantors, if any, the Trustee, the Registrar and any other Person shall have the protection of TIA ss. 312(c).

                 SECTION 12.04. CERTIFICATE AND OPINION AS TO CONDITIONS
                                PRECEDENT.

                 Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee upon request:

                 (1) an Officers' Certificate, in form and substance reasonably satisfactory to the Trustee, stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with;

                 (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                 (3) where applicable, a certificate or opinion by an independent certified public accountant reasonably satisfactory to the Trustee that complies with TIA ss. 314(c).

                 SECTION 12.05. STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

                 Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture, other than the Officers' Certificate required by Section 4.06, shall include:

                 (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

                 (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                 (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is reasonably necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                 (4) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with.

                 SECTION 12.06. RULES BY TRUSTEE, PAYING AGENT, REGISTRAR.

                 The Trustee may make reasonable rules in accordance with the Trustee's customary practices for action by or at a meeting of Holders. The Paying Agent or Registrar may make reasonable rules for its functions.

                 SECTION 12.07. LEGAL HOLIDAYS.

                 A "LEGAL HOLIDAY" used with respect to a particular place of payment is a Saturday, a Sunday or a day on which banking institutions in New York, New York, or the city in which the principal corporate trust office of the Trustee is located, or at such place of payment are not required to be open. If a payment date is a Legal Holiday at such place, payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

                 SECTION 12.08. GOVERNING LAW.

                 THIS INDENTURE, THE NOTES AND THE GUARANTEES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE.

                 SECTION 12.09. NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

                 This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

                 SECTION 12.10. NO RECOURSE AGAINST OTHERS.

                 A director, officer, employee, stockholder or incorporator, as such, of the Company, the Guarantors, if any, or of the Trustee shall not have any liability for any obligations of the Company under the Notes or this Indenture. Each Holder by accepting a Note waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes. This provision does not affect any possible claims under federal securities laws.

                 SECTION 12.11. SUCCESSORS.

                 All agreements of the Company and the Guarantors in this Indenture, the Notes and the Guarantees shall bind their successors. All agreements of the Trustee in this Indenture shall bind its successors.

                 SECTION 12.12. DUPLICATE ORIGINALS.

                 All parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement.

                 SECTION 12.13. SEVERABILITY.

                 In case any one or more of the provisions in this Indenture or in the Notes or in the Guarantees shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

                                   SIGNATURES

                      IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.



                                              NATIONSRENT, INC.



                                              By: /s/ Thomas C. Richardson
                                                  -----------------------------
                                                  Name: Thomas C. Richardson
                                                  Title: Vice President


          GUARANTORS

     A-ACTION RENTAL, INC. (doing business as A-ACTION RENTAL & SALES, INC.)
     A TO Z RENTS IT, INC.
     A TO Z RENTS IT, INC. #2
     ACME RENTAL, INC.
     CENTRAL ALABAMA RENTAL CENTER, INC.
     GABRIEL TRAILER MANUFACTURING COMPANY, INC.
     GOLD COAST AERIAL LIFT, INC.
     HIGH REACH COMPANY, INC.
     NATIONSRENT OF ALABAMA, INC.
     NATIONSRENT OF CALIFORNIA, INC.
     NATIONSRENT OF FLORIDA, INC.
     NATIONSRENT OF GEORGIA, INC.
     NATIONSRENT OF INDIANA, INC.
     NATIONSRENT OF KENTUCKY, INC.
     NATIONSRENT OF LOUISIANA, INC.
     NATIONSRENT OF MICHIGAN, INC.
     NATIONSRENT OF NEW HAMPSHIRE, INC.
     NATIONSRENT OF OHIO, INC.
     NATIONSRENT OF TENNESSEE, INC.
     NATIONSRENT OF TEXAS, INC.
     NATIONSRENT OF WEST VIRGINIA, INC.
     NRI/LEC MERGER CORP., INC.
     RAYMOND EQUIPMENT CO. INC. (doing business as JOBS RENTAL)
     SAM'S EQUIPMENT RENTAL, INC. (a subsidiary of Gabriel Trailer Manufacturing Company, Inc.)
     SOUTHEAST RENTAL & LEASING, INC.
     TENNESSEE TOOL AND SUPPLY, INC.

     THE BODE-FINN COMPANY
     THE J. KELLY CO., INC.
     TITAN RENTALS, INC.

     Each by its authorized officer:



     /s/ Thomas C. Richardson
     --------------------------------------
     Name: Thomas C. Richardson
     Title: Vice President
            of the Guarantors listed above



     THE BANK OF NEW YORK, as Trustee



     /s/ Remo J. Reale
     ------------------------------------
     Name: Remo J. Reale
     Title: Assistant Vice President

                                                                    EXHIBIT A(1)

                             [FORM OF INITIAL NOTE]

   THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (2) AGREES THAT IT WILL NOT WITHIN ONE YEAR AFTER THE ORIGINAL ISSUANCE OF THE SECURITY RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR THAT (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT), PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE FOR THIS SECURITY), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN ONE YEAR AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY, IF THE PROPOSED TRANSFEREE IS AN ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.



                                      A.1-1

                                                             CUSIP No.:



                                NationsRent, Inc.



                   10 3/8% SENIOR SUBORDINATED NOTE DUE 2008


No.                                                             $

NATIONSRENT, Inc., a Delaware corporation (the "Company," which term includes any successor entity), for value received promises to pay to or registered assigns, the principal sum of Dollars, on December 15, 2008.



                                Interest Payment Dates: June 15 and December 15



                                           Record Dates:  June 1 and December 1

Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.



                                      A.1-2

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.



                                         NATIONSRENT, INC.

                                         By:
                                             ----------------------------------
                                             Name:
                                             Title:



                                         By:
                                             ----------------------------------
                                             Name:
                                             Title:



Dated:  [        ], 1998


Certificate of Authentication
This is one of the 10 3/8% Senior
Subordinated Notes due 2008
referred to in the within-mentioned Indenture.


                                            THE BANK OF NEW YORK, as
                                              Trustee

                                         By:
                                             ----------------------------------
                                                   Authorized Signatory




                                      A.1-3

(REVERSE OF SECURITY)
                                       10 3/8% Senior Subordinated Note due 2008

                  1. INTEREST. NATIONSRENT, INC., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at the rate per annum shown above. Interest on the Notes (as defined in the Indenture described below) will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from December 11, 1998. The Company will pay interest and Additional Interest, if any, semi-annually in arrears on each Interest Payment Date, commencing June 15, 1998. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

                  The Company shall pay interest on overdue principal and on overdue installments of interest and Additional Interest, if any, from time to time on demand at the rate borne by the Notes and on overdue installments of interest and Additional Interest, if any, (without regard to any applicable grace periods) to the extent lawful.

                  2. METHOD OF PAYMENT. The Company shall pay interest and Additional Interest, if any, on the Notes (except defaulted interest and defaulted Additional Interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Notes are canceled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal and interest and Additional Interest, if any, in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal and interest and Additional Interest, if any, by its check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

                  3. PAYING AGENT AND REGISTRAR. Initially, The Bank of New York (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders.

                  4. INDENTURE. The Company issued the Notes under an Indenture, dated as of December 11, 1998, as amended from time to time (the "Indenture"), by and among the Company, the Guarantors (as defined therein) and the Trustee (as defined therein). Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. This Note is one of a duly authorized issue of Initial Notes of the Company designated as its 103/8% Senior Subordinated Notes due 2008 (the "Initial Notes"). The Notes include the Initial Notes, the Private Exchange Notes and the Unrestricted Notes issued in exchange for the Initial Notes pursuant to the Registration Rights Agreement or, with respect to Initial Notes issued under the Indenture subsequent to the Issue Date, a registration rights agreement substantially identical to the Registration Rights Agreement.



                                      A.1-4

The Initial Notes and the Unrestricted Notes are treated as a single class of securities under the Indenture. The terms of the Notes include those stated in this Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code ss.ss. 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and said Act for a statement of them. The Notes are general unsecured obligations of the Company limited in aggregate principal amount to $225,000,000. Under Article Eleven of the Indenture the payment on each Note is guaranteed on a senior subordinated basis by the Guarantors. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture.

                  5. SUBORDINATION. The Notes are subordinated in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full in cash or Cash Equivalents of all Senior Debt of the Company (other than Obligations under the Credit Agreement, which must be paid in full in cash), whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed. The Guarantees in respect of the Notes are subordinated in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full in cash or Cash Equivalents of all Guarantor Senior Debt of each Guarantor (other than Obligations under the Credit Agreement, which must be paid in full in cash), whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed. Each Holder by its acceptance hereof agrees to be bound by such provisions and authorizes and expressly directs the Trustee, on its behalf, to take such action as may be necessary or appropriate to effectuate the subordination provided for in the Indenture and appoints the Trustee its attorney-in-fact for such purposes.

                  6. REDEMPTION PROVISIONS. Except as provided below, the Notes may not be redeemed prior to December 15, 2003.

                  (a) OPTIONAL REDEMPTION. On or after such date, the Notes may be redeemed at the option of the Company, at any time as a whole, or from time to time in part, on not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of principal amount), plus accrued and unpaid interest (if any) and Additional Interest (if any) to the date of redemption (subject to the rights of holders of record on the relevant record date to receive interest and Additional Interest due on the relevant interest payment date), if redeemed during the 12-month period commencing December 15:

                                                                REDEMPTION
                                                                   PRICE
                                                                -----------
2003...............................................              105.188%
2004...............................................              103.458%
2005...............................................              101.729%
2006 and thereafter................................              100.000%




                                     A.1-5

                  (b) Notwithstanding the foregoing, at any time on or prior to December 15, 2001, the Company may, at its option, redeem, in part and from time to time, with the net cash proceeds of one or more Public Equity Offerings or Private Equity Offerings, up to 35% of the sum of (i) the initial aggregate principal amount of the Notes originally issued on the date hereof and (ii) the respective initial aggregate principal amount of the Notes issued under the Indenture after the Issue Date, at a redemption price equal to 110.375% of the principal amount thereof plus accrued and unpaid interest and Additional Interest, if any, thereon to the redemption date; PROVIDED that at least 65% of the sum of (i) the initial aggregate principal amount of the Notes issued in the Offering and (ii) the respective initial aggregate principal amount of the Notes issued under the Indenture after the Issue Date, remains outstanding immediately after the occurrence of any such redemption (excluding Notes held by the Company and its Subsidiaries) and that any such redemption occurs within 90 days following the closing of any such Public Equity Offering or Private Equity Offering, as the case may be.

                  7. NOTICE OF REDEMPTION. Notice of redemption shall be mailed by first-class mail at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the Redemption Date, interest and Additional Interest, if any, will cease to accrue on Notes or portions thereof called for redemption as long as the Company has deposited with the paying agent funds in satisfaction of the applicable redemption price pursuant to the Indenture.

                  Except as set forth in the Indenture, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then, unless the Company defaults in the payment of such Redemption Price plus accrued interest and Additional Interest, if any, the Notes called for redemption will cease to bear interest and Additional Interest from and after such Redemption Date and the only right of the Holders of such Notes will be to receive payment of the Redemption Price plus accrued interest and Additional Interest, if any.

                  8. OFFERS TO PURCHASE. Section 4.15 of the Indenture provides that, upon a Change of Control if the Company does not redeem the Notes, each holder will have the right, subject to certain conditions set forth in the Indenture, to require the Company to repurchase such holder's Notes at a price equal to 101% of the principal amount thereof plus accrued interest and Additional Interest, if any, to the date of repurchase. Section 4.16 of the Indenture provides that, after certain Asset Sales, and subject to further limitations contained therein, the Company will make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in the Indenture.


                                      A.1-6

                  9. DENOMINATIONS; TRANSFER; EXCHANGE. The Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Notes or portions thereof selected for redemption.

                  10. PERSONS DEEMED OWNERS. The registered Holder of a Note shall be treated as the owner of it for all purposes.

                  11. UNCLAIMED MONEY. If money for the payment of principal or interest or Additional Interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company. After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

                  12. DISCHARGE PRIOR TO REDEMPTION OR MATURITY. If the Company at any time deposits with the Trustee U.S. Legal Tender or U.S. Government Obligations sufficient to pay the principal of, premium, if any, and interest and Additional Interest on the Notes to redemption or maturity and complies with the other provisions of the Indenture relating thereto, the Company will be discharged from certain provisions of the Indenture and the Notes (including certain covenants, but excluding its obligation to pay the principal of and interest and Additional Interest on the Notes).

                  13. AMENDMENT; SUPPLEMENT; WAIVER. Subject to certain exceptions, the Indenture, the Notes or the Guarantee, if any, may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default or Event of Default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes, or comply with Article Five of the Indenture or make any other change that does not adversely affect in any material respect the rights of any Holder of a Note.

                  14. RESTRICTIVE COVENANTS. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, incur additional Indebtedness or Liens, make payments in respect of its Capital Stock or certain Indebtedness, enter into transactions with Affiliates, create dividend or other payment restrictions affecting Subsidiaries, incur additional Senior Subordinated Debt, merge or consolidate with any other Person, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets or adopt a plan of liquidation and sell


                                      A.1-7

Capital Stock of a Restricted Subsidiary. Such limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

                  15. SUCCESSORS. When a successor assumes, in accordance with the Indenture, all the obligations of its predecessor under the Notes and the Indenture, the predecessor will be released from those obligations.

                  16. DEFAULTS AND REMEDIES. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Notes then outstanding may declare all the Notes to be due and payable in the manner, at the time and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity reasonably satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal or interest or Additional Interest) if it determines that withholding notice is in their interest.

                  17. TRUSTEE DEALINGS WITH COMPANY. The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

                  18. NO RECOURSE AGAINST OTHERS. No stockholder, director, officer, employee or incorporator, as such, of the Company shall have any liability for any obligation of the Company under the Notes or the Indenture. Each Holder of a Note by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

                  19. AUTHENTICATION. This Note shall not be valid until the Trustee or Authenticating Agent manually signs the certificate of authentication on this Note.

                  20. GOVERNING LAW. The laws of the State of New York shall govern this Note and the Indenture, without regard to principles of conflict of laws.

                  21. ABBREVIATIONS AND DEFINED TERMS. Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).


                                      A.1-8

                  22. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

                  23.  REGISTRATION RIGHTS.

                  Pursuant to the Registration Rights Agreement, the Company will be obligated to consummate an exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Note for the Company's 103/8% Senior Subordinated Notes due 2008 which have been registered under the Securities Act, in like principal amount and having terms identical in all material respects as this Note (other than as relates to registration rights and transfer restrictions). The Holders shall be entitled to receive certain additional interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Right Agreement.

                  The Company will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture, which has the text of this
Note in larger type. Requests may be made to: NationsRent, Inc., 450 East Las Olas Boulevard, Miami, Florida 33133, Attn: Gene J. Ostrow.


                                      A.1-9

                      FORM OF SENIOR SUBORDINATED GUARANTEE

                  Each of the undersigned (each a "Guarantor") has jointly and severally unconditionally guaranteed on a senior subordinated basis (such guarantee by each guarantor being referred to herein as the "Guarantee") (i) the due and punctual payment of the principal of and interest and Additional Interest on the Notes, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal and interest and Additional Interest, if any, on the Notes, to the extent lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms set forth in Article Eleven of the Indenture and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

                  The obligations of each Guarantor to the Holders and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth and are expressly subordinated and subject in right of payment to the prior payment in full in cash or Cash Equivalents of all Guarantor Senior Debt of such Guarantor (other than Obligations under the Credit Agreement, which must be paid in full in cash), to the extent and in the manner provided, in Article Eleven of the Indenture, and reference is hereby made to such Indenture for the precise terms of the Guarantee therein made.

                  No past, present or future stockholder, officer, director, employee or incorporator, as such, of any of the Guarantors shall have any liability under the Guarantee by reason of such person's status as stockholder, officer, director, employee or incorporator. Each holder of a Note by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Guarantees.



                                      A.1-10

                  The Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Notes upon which the Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized signatures.

                  [                   ]




















By:
   ------------------------------
   Name:
   Title:




                                     A.1-11

 ...................................................  ASSIGNMENT FORM  If you the
Holder want to assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to:



                  (Print or type name, address and zip code and social security or tax ID number of assignee)

and irrevocably appoint, __________________, agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:  .............................    Signed:  ______________________________
                                                 (Sign exactly as your name
                                                 appears on the other side of
                                                 this Note)

Signature Guarantee: ....................................................

In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date of the declaration by the SEC of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act") covering resales of this Note (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) _____________ ___, 1999, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and that this Note is being transferred:
                              [Check One]

(1)               to the Company or a subsidiary thereof; or

(2) pursuant to and in compliance with Rule 144A under the Securities Act; or

(3) to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee); or

(4) outside the United states to a "foreign person" in compliance with Rule 904 of Regulation S under the Securities Act; or



                                     A.1-12

(5) pursuant to the exemption from registration provided by Rule 144 under the Securities Act; or

(6) pursuant to an effective registration statement under the Securities Act; or

(7) pursuant to another available exemption from the registration requirements of the Securities Act.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; PROVIDED that if box (2), (3), (4), (5) or (7) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Notes, in its sole discretion, such legal opinions, certifications (including an investment letter in the case of box (3) or (4)) and other information as the Trustee or the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

         If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.16 of the Indenture shall have been satisfied.


Date:                                     Signed:
                                                 ------------------------------
                                                 (Sign exactly as your name
                                                 appears on the other side of
                                                 this Note)

Signature Guarantee:



TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED



                                     A.1-13

                  The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


Date:      .............................    Signed:



                                                  NOTICE:  To be executed by
                                                           an executive officer






                                     A.1-14

                      [OPTION OF HOLDER TO ELECT PURCHASE]





                  If you want to elect to have this Note purchased by the Company pursuant to Section 4.15 or Section 4.16 of the Indenture, check the appropriate box:


                           Section 4.15 [     ]





                           Section 4.16 [     ]








If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.15 or Section 4.16 of the Indenture, state the amount you elect to have purchased:


$...................................


Dated:

                                                  NOTICE: The signature on this
                                                  assignment must correspond
                                                  with the name as it appears
                                                  upon the face of the within
                                                  Note in every particular
                                                  without alteration or
                                                  enlargement or any change
                                                  whatsoever and be guaranteed
                                                  by an eligible Guarantor
                                                  Institution with membership in
                                                  the Medallion guaranty program
                                                  or similar association.


Signature Guarantee:




                                     A.1-15

                                                                   EXHIBIT A(2)

                             [FORM OF EXCHANGE NOTE]
                                   CUSIP No.:
                                NATIONSRENT, INC.
                    10 3/8% SENIOR SUBORDINATED NOTE DUE 2008

No.________________                                            $______________

                           NATIONSRENT, INC., a Delaware corporation (the
"Company," which term includes any successor entity), for value received promises to pay TO OR registered assigns, the principal sum of Dollars, on December 15, 2008.

                  Interest Payment Dates: June 15 and December 15

                  Record Dates: June 1 and December 1

                  Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.




                                      A.2-1

                  IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.


                                            NATIONSRENT, INC.



                                            By:
                                            -----------------------------------
                                            Name:
                                            Title:



                                            By:
                                            -----------------------------------
                                            Name:
                                            Title:


                                            Certificate of Authentication


                                            This is one of the 10 3/8% Senior
                                            Subordinated Notes due 2008 referred
                                            to in the within-mentioned
                                            Indenture.



                                            THE BANK OF NEW YORK,
                                            as Trustee

                                            By:
                                            -----------------------------------
                                                   Authorized Signatory




                                      A.2-2

(REVERSE OF SECURITY)

                    10 3/8% Senior Subordinated Note due 2008

     1. INTEREST. NationsRent, Inc., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at the rate per annum shown above. Interest on the Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from December 11, 1998. The Company will pay interest and Additional Interest, if any, semi-annually in arrears on each Interest Payment Date, commencing June 15, 1998. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

             The Company shall pay interest on overdue principal and on overdue installments of interest and Additional Interest, if any, from time to time on demand at the rate borne by the Notes and on overdue installments of interest and Additional Interest, if any (without regard to any applicable grace periods) to the extent lawful.

             2. METHOD OF PAYMENT. The Company shall pay interest and Additional Interest, if any, on the Notes (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Notes are canceled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal and interest and Additional Interest, if any, in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal and interest and Additional Interest, if any, by its check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

             3. PAYING AGENT AND REGISTRAR. Initially, The Bank of New York (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders.

             4. INDENTURE. The Company issued the Notes under an Indenture, dated as of December 11, 1998, as amended from time to time (the "Indenture"), by and among the Company, the Guarantors (as defined therein) and the Trustee (as defined therein). Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. This Note is one of a duly authorized issue of Unrestricted Notes of the Company designated as its 10 3/8% Senior Subordinated Notes due 2008 (the "Unrestricted Notes"). The Notes include the Initial Notes, the Private Exchange Notes and the Unrestricted Notes issued in exchange for the Initial Notes pursuant to the Registration Rights Agreement or, with respect to Initial Notes issued under the Indenture subsequent to the Issue Date, a registration rights agreement substantially identical to the Registration Rights Agreement. The Initial Notes and the Unrestricted Notes are treated as a single class of securities under the Indenture. The terms of the Notes include those stated in this Indenture and those made part of the Indenture by reference to the Trust Indenture Act of



                                      A.2-3

1939 (15 U.S. Code Sections 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and said Act for a statement of them. The Notes are general unsecured obligations of the Company limited in aggregate principal amount to $225,000,000. Under Article Eleven of the Indenture the payment on each Note is guaranteed on a senior subordinated basis by the Guarantors. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture.

             5. SUBORDINATION. The Notes are subordinated in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full in cash or Cash Equivalents of all Senior Debt of the Company (other than Obligations under the Credit Agreement, which must be paid in full in cash), whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed. The Guarantees in respect of the Notes are subordinated in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full in cash or Cash Equivalents of all Guarantor Senior Debt of each Guarantor (other than Obligations under the Credit Agreement, which must be paid in full in cash), whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed. Each Holder by its acceptance hereof agrees to be bound by such provisions and authorizes and expressly directs the Trustee, on its behalf, to take such action as may be necessary or appropriate to effectuate the subordination provided for in the Indenture and appoints the Trustee its attorney-in-fact for such purposes.

             6. REDEMPTION PROVISIONS. Except as provided below, the Notes may not be redeemed prior to December 15, 2003.

             (a) OPTIONAL REDEMPTION. On or after such date, the Notes may be redeemed at the option of the Company, at any time as a whole, or from time to time in part, on not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of principal amount), plus accrued and unpaid interest (if any) and Additional Interest (if any) to the date of redemption (subject to the rights of holders of record on the relevant record date to receive interest and Additional Interest due on the date of redemption), if redeemed during the 12-month period commencing December 15:


                                                                   REDEMPTION
                                                                      PRICE
                                                                   -----------
2003...........................................................      105.188%
2004...........................................................      103.458%
2005...........................................................      101.729%
2006 and thereafter............................................      100.000%




                                      A.2-4

                  (b) Notwithstanding the foregoing, at any time prior to December 15, 2001, the Company may, at its option, redeem, in part and from time to time, with the net cash proceeds of one or more Public Equity Offerings or Private Equity Offerings, up to 35% of the sum of (i) the initial aggregate principal amount of the Notes originally issued and (ii) the respective initial aggregate principal amount of the Notes under the Indenture after the Issue Date at a redemption price equal to 110.375% of the principal amount thereof plus accrued and unpaid interest and Additional Interest, if any, thereon to the redemption date; PROVIDED that at least 65% of the sum of (i) the initial aggregate principal amount of the Notes issued in the Offering and (ii) the respective initial aggregate principal amount of the Notes under the Indenture after the Issue Date remains outstanding immediately after the occurrence of any such redemption (excluding Notes held by the Company and its Subsidiaries) and that any such redemption occurs within 90 days following the closing of any such Public Equity Offering or Private Equity Offering, as the case may be.

                  7. NOTICE OF REDEMPTION. Notice of redemption shall be mailed by first-class mail at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the Redemption Date, interest and Additional Interest, if any, will cease to accrue on Notes or portions thereof called for redemption as long as the Company has deposited with the paying agent funds in satisfaction of the applicable redemption price pursuant to the Indenture.

                  Except as set forth in the Indenture, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then, unless the Company defaults in the payment of such Redemption Price plus accrued interest and Additional Interest, if any, the Notes called for redemption will cease to bear interest and Additional Interest from and after such Redemption Date and the only right of the Holders of such Notes will be to receive payment of the Redemption Price plus accrued interest and Additional Interest, if any.

                  8. OFFERS TO PURCHASE. Section 4.15 of the Indenture provides that, upon a Change of Control if the Company does not redeem the Notes, each holder will have the right, subject to certain conditions set forth in the Indenture, to require the Company to repurchase such holder's Notes at a price equal to 101% of the principal amount thereof plus accrued interest and Additional Interest, if any, to the date of repurchase. Section 4.16 of the Indenture provides that, after certain Asset Sales, and subject to further limitations contained therein, the Company will make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in the Indenture.



                                      A.2-5

                  9. DENOMINATIONS; TRANSFER; EXCHANGE. The Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Notes or portions thereof selected for redemption.

                  10. PERSONS DEEMED OWNERS. The registered Holder of a Note shall be treated as the owner of it for all purposes.

                  11. UNCLAIMED MONEY. If money for the payment of principal or interest or Additional Interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company. After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

                  12. DISCHARGE PRIOR TO REDEMPTION OR MATURITY. If the Company at any time deposits with the Trustee U.S. Legal Tender or U.S. Government Obligations sufficient to pay the principal of, premium, if any, and interest and Additional Interest on the Notes to redemption or maturity and complies with the other provisions of the Indenture relating thereto, the Company will be discharged from certain provisions of the Indenture and the Notes (including certain covenants, but excluding its obligation to pay the principal of and interest and Additional Interest on the Notes).

                  13. AMENDMENT; SUPPLEMENT; WAIVER. Subject to certain exceptions, the Indenture, the Notes or the Guarantee, if any, may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default or Event of Default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes, or comply with Article Five of the Indenture or make any other change that does not adversely affect in any material respect the rights of any Holder of a Note.

                  14. RESTRICTIVE COVENANTS. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, incur additional Indebtedness or Liens, make payments in respect of its Capital Stock or certain Indebtedness, enter into transactions with Affiliates, create dividend or other payment restrictions affecting Subsidiaries, incur additional Senior Subordinated Debt, merge or consolidate with any other Person, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets or adopt a plan of liquidation and sell



                                      A.2-6

Capital Stock of a Restricted Subsidiary. Such limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

                  15. SUCCESSORS. When a successor assumes, in accordance with the Indenture, all the obligations of its predecessor under the Notes and the Indenture, the predecessor will be released from those obligations.

                  16. DEFAULTS AND REMEDIES. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Notes then outstanding may declare all the Notes to be due and payable in the manner, at the time and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity reasonably satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal or interest or Additional Interest) if it determines that withholding notice is in their interest.

                  17. TRUSTEE DEALINGS WITH COMPANY. The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

                  18. NO RECOURSE AGAINST OTHERS. No stockholder, director, officer, employee or incorporator, as such, of the Company shall have any liability for any obligation of the Company under the Notes or the Indenture. Each Holder of a Note by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

                  19. AUTHENTICATION. This Note shall not be valid until the Trustee or Authenticating Agent manually signs the certificate of authentication on this Note.

                  20. GOVERNING LAW. The laws of the State of New York shall govern this Note and the Indenture, without regard to principles of conflict of laws.

                  21. ABBREVIATIONS AND DEFINED TERMS. Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).



                                      A.2-7

                  22. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

                  23. INDENTURE. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

                  The Company will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture, which has the text of this
Note in larger type. Requests may be made to: NationsRent, Inc., 450 East Las Olas Boulevard, Fort Lauderdale, Florida 33301 Attn: Pamela K.M. Beall





                                      A.2-8

                      FORM OF SENIOR SUBORDINATED GUARANTEE


                  Each of the undersigned (each a "Guarantor") has jointly and severally unconditionally guaranteed on a senior subordinated basis (such guarantee by each guarantor being referred to herein as the "Guarantee") (i) the due and punctual payment of the principal of and interest and Additional Interest on the Notes, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal and interest and Additional Interest, if any, on the Notes, to the extent lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms set forth in Article Eleven of the Indenture and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.


                  The obligations of each Guarantor to the Holders and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth and are expressly subordinated and subject in right of payment to the prior payment in full in cash or Cash Equivalents of all Guarantor Senior Debt of such Guarantor (other than Obligations under the Credit Agreement, which must be paid in full in cash) to the extent and in the manner provided, in Article Eleven of the Indenture, and reference is hereby made to such Indenture for the precise terms of the Guarantee therein made.


                  No past, present or future stockholder, officer, director, employee or incorporator, as such, of any of the Guarantors shall have any liability under the Guarantee by reason of such person's status as stockholder, officer, director, employee or incorporator. Each holder of a Note by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Guarantees.




                                      A.2-9

                  The Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Notes upon which the Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized signatories.



                                             [                 ]


                                             By:
                                                -------------------------------
                                                Name:
                                                Title:







                                     A.2-10

                                 ASSIGNMENT FORM


                  If you the Holder want to assign this Note, fill in the form below and have your signature guaranteed:


  I or we assign and transfer this Note to:


                  (Print or type name, address and zip code and social security or tax ID number of assignee)



  and irrevocably appoint, , agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.


  Date:    .............................    Signed:



                                                   (Sign exactly as your name
                                                   appears on the other side of
                                                   this Note)

Signature Guarantee: ........................................................


 .............................................................................




                                     A.2-11

                      [OPTION OF HOLDER TO ELECT PURCHASE]

                      If you want to elect to have this Note purchased by the Company pursuant to Section 4.15 or Section 4.16 of the Indenture, check the appropriate box:

                           Section 4.15 [     ]

                           Section 4.16 [     ]


                  If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.15 or Section 4.16 of the Indenture, state the amount you elect to have purchased:

$...................................



Dated:

                                                  NOTICE: The signature on this
                                                  assignment must correspond
                                                  with the name as it appears
                                                  upon the face of the within
                                                  Note in every particular
                                                  without alteration or
                                                  enlargement or any change
                                                  whatsoever and be guaranteed
                                                  by an eligible Guarantor
                                                  Institution with membership in
                                                  the Medallion guaranty
                                                  signature or other similar
                                                  program.


Signature Guarantee: ..........................................................



                                     A.2-12

                                                                      EXHIBIT B

                         FORM OF LEGEND FOR GLOBAL NOTES

         Any Global Note authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Security) in substantially the following form:

         THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                                                                      EXHIBIT C

                            Form of Certificate To Be
                          Delivered in Connection with
                    TRANSFERS TO NON-QIB ACCREDITED INVESTOR


                                                           --------------, ----


The Bank of New York
101 Barclay Street
Floor 21 West
New York, NY  10286
Attention: Corporate Trust Trustee Administration

         Re:      NationsRent, Inc. (the "Company")
                  10 3/8% Senior Subordinated
                  NOTES DUE 2008 (THE "NOTES")

Ladies and Gentlemen:

                  In connection with our proposed purchase of $_______ aggregate principal amount of the Notes, we confirm that:

                  1. We have received a copy of the Offering Memorandum (the "Offering Memorandum"), dated ______________ __, 1998, relating to the Notes and such other information as we deem necessary in order to make our investment decision. We acknowledge that we have read and agreed to the matters stated on pages (i)-(iii) of the Offering Memorandum and in the section entitled "Transfer Restrictions" of the Offering Memorandum, including the restrictions on duplication and circulation of the Offering Memorandum.

                  2. We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Indenture dated as of __________ __, 1998 relating to the Notes (the "Indenture") and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

                  3. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes may not be offered or sold within the United States or to, or for the account or benefit of, U.S. Persons except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell or otherwise transfer any Notes we will do so only (i) to the Company or any subsidiary thereof, (ii) inside the

United States in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined in Rule 144A under the Securities
Act), (iii) inside the United States to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you a signed letter containing certain representatives and agreements relating to the restrictions on transfer of the Notes, substantially in the form of this letter, (iv) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (v) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), or (vi) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein.

                  4. We are not acquiring the Notes for or on behalf of, and will not transfer the Notes to, any pension or welfare plan (as defined in Section 3 of the Employee Retirement Income Security Act of 1974), except as permitted in the section entitled "Transfer Restrictions" of the Offering Memorandum.

                  5. We understand that, on any proposed resale of any Notes, we will be required to furnish to you and the Company such certification, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

                  6. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or their investment, as the case may be.

                  7. We are acquiring the Notes purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

                  You, the Company and the Initial Purchasers (as defined in the Offering Memorandum) are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.


                                           Very truly yours,


                                           [Name of Transferee]


                                           By:
                                               --------------------------------
                                                    Authorized Signature



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



                                                                      EXHIBIT D


                       Form of Certificate to be Delivered
                          in Connection With Transfers
                            Pursuant to Regulation S


                                                          --------------, ----


The Bank of New York
101 Barclay Street
Floor 21 West
New York, NY  10286

Attention:  Corporate Trust Trustee Administration

Re:      NationRent, Inc. (the "Company")
         10 3/8% Senior Subordinated Notes
         DUE 2008 (THE "NOTES")

Ladies and Gentlemen:

                  In connection with our proposed sale of $___________ aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

                  1. the offer of the Notes was not made to a person in the United States;

                  2. either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or
(b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

                  3. no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

                  4. the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

                  5. we have advised the transferee of the transfer restrictions applicable to the Notes.

                  You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.


                                             Very truly yours,


                                             [Name of Transferor]


                                             By:
                                                 ------------------------------
                                                      Authorized Signature




                                       D-2